Exhibit 10.7
EXPORT PREPAYMENT FINANCE AGREEMENT
DATED AS OF JULY 13, 2007
AMONG
ANGÉLICA AGROENERGIA LTDA.
as the Borrower
ADECO AGROPECUÁRIA BRASIL LTDA., ADECO BRASIL PARTICIPAÇÕES
LTDA., ALFENAS CAFÉ LTDA. AND USINA MONTE ALEGRE S.A.
as the Guarantors
RABOBANK CURAÇAO N.V.
as the Paying Agent, the Collection Account Agent and the Lead Arranger
BANCO RABOBANK INTERNATIONAL BRASIL S.A.
as the Administrative Agent and the Collateral Agent
and
THE BANKS AND FINANCIAL INSTITUTIONS NAMED HEREIN
as the Banks

Clause

1. Definitions	5
2. The Loans	18
2.1 Commitments; The Loans	18
2.2 Notice of Drawdown; Funding by Banks	19
2.3 Notes; Bank’s Records	21
2.4 Interest on the Loans	21
2.5 Alternative Interest Rate for LIBO Rate	21
2.6 Late Payment	22
2.7 [Reserved]	22
2.8 Scheduled Repayment	22
2.9 Prepayment	23
2.10 Method and Application of Payment	24
2.11 Illegality	25
2.12 Increased Costs	25
2.13 Indemnity	26
2.14 Sharing of Payments, Etc.	26
3. Representations and Warranties	27
4. Conditions of Loans	32
4.1 Documents	32
4.2 Other Conditions	35
5. Affirmative Covenants	37
6. Negative Covenants	46
7. Guaranty	48
7.1 Guaranty	48
7.2 Guaranty Absolute	48
7.3 Effectiveness, Enforcement	49
7.4 Waivers	50
7.5 Subordination	50
7.6 No Marshalling	51
8. Events of Default	52
9. Taxes	56
9.1 Taxes	56
9.2 Other Taxes	56
10. The Agents; The Lead Arranger	57
10.1 Appointment; Limitation of Liability	57
10.2 Delegation of Duties	58
10.3 Notice of Default	58
10.4 Reliance of Agent, etc.	58
10.5 Agent as a Bank; Agents in Individual Capacity	59
10.6 Bank Credit Decision	59
10.7 Indemnification	59
10.8 Successor	60
10.9 Lead Arranger	60

11. Miscellaneous	60
11.1 Assignments/Participations by Banks	60
11.2 Parties-in-Interest; Borrower Assignment	62
11.3 Fees and Expenses	63
11.4 Right of Set-Off	63
11.5 Survival of Covenants	63
11.6 Notices	64
11.7 New York Law Contract	65
11.8 Consent to Jurisdiction	65
11.9 Captions	67
11.10 Separate Counterparts	67
11.11 Severability	67
11.12 Consents, Amendments and Waivers	67
11.13 U.S. Dollar Loan Currency	68
11.14 Indemnification	68
11.15 Waiver of Jury Trial	70
11.16 Survival	71
11.17 Neutral Interpretation	71
11.18 Usury	71
11.19 Acknowledgements	71
11.20 US Patriot Act Notice	71
11.21 Confidentiality	72

Annexes

A Form of Promissory Note	82
B Form of Notice of Drawdown	85
C Form of Assignment and Acceptance	87
D-l Form of Certificate of Officer	91
D-2 Form of Certificate of Officer	93
E Form of Assignment and Security Agreement	95
F Form of Collection Account Pledge Agreement	111
G Form of CPR	118
H Form of Mortgage	126
I Form of Equipment Fiduciary Lien Agreement	135
J Form of Compliance Certificate	147

EXPORT PREPAYMENT FINANCE AGREEMENT
EXPORT PREPAYMENT FINANCE AGREEMENT dated as of July 13, 2007 (the “Execution Date”) and executed by and among Angélica Agroenergia Ltda., a company existing under the laws of Federative Republic of Brazil, with its registered offices at Estrada Angélica, BR 267, Km 14, s/n°, Zona Rural, Fazenda Kurupay, CEP 79.785-000, Angélica, MS Brazil, enrolled with CNPJ under No. 07.903.169/0001-09 (the “Borrower”); Adeco Agropecuária Brasil Ltda., a company existing under the laws of Federative Republic of Brazil, with its registered offices at SHIS, Ql 23, Bloco B, Sala 201, Lago Sul, CEP 71.660-000, Brasilia, DF, Brazil, enrolled with CNPJ under No. 07.035.004/0001-54 (“Adeco Agropecuária”); Adeco Brasil Participações Ltda., a company existing under the laws of Federative Republic of Brazil, with its registered offices at Rua lguatemi, 192, 13° andar, Cj. 131, CEP 01451-010, São Paulo, SP, Brazil, enrolled with CNPJ under No. 07.835.579/0001-51 (“Adeco Participações”); Alfenas Café Ltda., a company existing under the laws of Federative Republic of Brazil, with its registered offices at Fazenda Monte Alegre, S/N°, Zona Rural, CEP 37115-000; Monte Belo, MG, Brazil, enrolled with CNPJ under No. 01.893.896/0001-48 (“Alfenas Café”); Usina Monte Alegre S.A., a company existing under the laws of Federative Republic of Brazil, with its registered offices at Fazenda Monte Alegre, S/N°, Zona Rural, CEP 37115-000, Monte Belo, MG, Brazil, enrolled with CNPJ under No. 22.587.687/000l-46 (“Usina Monte Alegre” and together with Adeco Agropecuária, Adeco Participações and Alfenas Café, the “Guarantors” or, individually, a “Guarantor”); Banco Rabobank International Brasil S.A., a financial institution organized and existing under the laws of the Federative Republic of Brazil, with offices at Av. das Nações Unidas No. 12.995, 7° andar, São Paulo, SP, Brazil, in the capacity of Administrative Agent for the Banks (the “Administrative Agent”) and in the capacity of Collateral Agent for the Banks (the “Collateral Agent”); Rabobank Curaçao N.V., a financial institution organized and existing under the laws of the Netherlands Antilles, with offices at Zeelandia Office Park, Kaya W.F.G. Mensing 14, Willemstad, Curaçao, Netherlands Antilles, in the capacity of Paying Agent hereunder (the “Paying Agent”), in the capacity of Collection Account Agent for the Banks (the “Collection Account Agent”) and in the capacity of Lead Arranger (the “Lead Arranger”); and the banks listed on the signature pages hereof and each bank that becomes a “Bank” after the Execution Date pursuant to Section 11.1 hereof (individually, a “Bank” and, collectively, the “Banks”).
WHEREAS:
A.	The Borrower desires to obtain financing in the aggregate principal amount of up to US$50,000,000 which the Borrower will repay through the proceeds of exports of certain products;

B.	The Guarantors are willing to guaranty the obligations of the Borrower to the Banks and the Agents in respect of the loans made hereunder and to make certain representations, warranties and covenants to (x) the Banks for purposes of inducing them to make the loans to the Borrower, and (y) the Banks, the Agents and the Lead Arranger for purposes of inducing them to enter into the Credit Documents to which they are party; and

C.	On the basis of the terms and conditions specified in this Agreement, the Banks are willing to make the loan arrangements described herein.
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.	DEFINITIONS. Unless otherwise defined above, capitalized terms used in this Agreement shall have the following meanings assigned to them (such meanings to be equally applicable to both the singular and plural of the terms defined unless otherwise indicated):

Adeco Agropecuária – See Preamble.

Adeco Participações – See Preamble.

Administrative Agent – See Preamble.

Affiliate means any Person directly or indirectly controlling, controlled by, or under common control with, any other Person. For this purpose, “control” of any Person means ownership of ten (10%) percent or more of the issued and outstanding voting securities of the Person or the ability, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Agent means the Administrative Agent, the Collateral Agent, the Collection Account Agent and/or the Paying Agent or any one of them individually, as applicable.

Agent Indemnified Party has the meaning ascribed to it in Section 10.7.

Aggregate Principal Amount means the sum of the principal amount of all Loans outstanding at any given time, which shall not exceed US$50,000,000 (fifty million U.S. Dollars).

Alfenas Café – See Preamble.

Agreement means this Export Prepayment Finance Agreement, its Annexes, Exhibits and Schedules, as such may be amended, varied, supplemented or otherwise modified from time to time.

Applicable Margin means two point sixty-five (2.65%) percent per annum.

A Rated Person means a corporation, partnership, trust, unincorporated organization, joint stock company or other legal entity or organization having combined capital, surplus and undivided profits of not less than US$100,000,000 and having a senior unsecured rating of “Baa1” or better by Moody’s Investors Service, Inc. or its equivalent from Standard & Poor’s Rating Services.

Assigned Export Contracts means each Export Contract for which a Contract Consent has been obtained from the relevant Importer in accordance with the terms of the Assignment and Security Agreement.

Assignment and Acceptance means an assignment and acceptance entered into by a Bank and an assignee, and accepted by the Administrative Agent, substantially in the form and content of Annex C hereto.

Assignment and Security Agreement means the Assignment and Security Agreement of even date herewith and substantially in the form and content of Annex E hereto, pursuant to which the Borrower grants to the Collateral Agent for the benefit of the Banks a first priority security interest in all of its right, title and interest in the Assigned Export Contracts and certain related rights, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

Availability Period means the period from the Execution Date to and including the date that is six (6) months thereafter.

Bank or Banks - See Preamble.

Bank Debt means with respect to any Person, for any period, (a) all indebtedness of such Person in respect of borrowed money with any financial institution including, but not limited to, obligations in connection with acceptance facilities and letter of credit facilities, (b) all payment obligations of such Person evidenced by bonds, debentures, cédulas de produto rural, notes or other similar securities, (c) all direct or indirect guarantees of such Person in respect of, and all obligations (contingent or otherwise) of such Person to any financial institution for, borrowed money or for the deferred purchase price of property or services, (d) all obligations of such Person as lessee under leases which shall have been or ought to be, in accordance with GAAP, recorded as capital leases, (e) all bank indebtedness of another Person secured by a Lien on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof, (f) net liabilities arising under derivative transactions, repurchase agreements or hedging transactions and (g) the face amount of any instruments or credits of such Person that such Person has discounted with a financial institution, in each case outstanding for such period.

BNDES On-lending Financing means a certain financing in an amount up to R$151,000,000 (one hundred and fifty-one million Reais) to be extended to the Borrower under the rules of the Repasse de Recursos do BNDES Finem – Operação Indireta for purposes of financing capital expenditures for the implementation of the Project.

BNDES On-lending Financing Documents means the documents in connection with the BNDES On-lending Financing.

Borrower - See Preamble.

Brazil means the Federative Republic of Brazil.

Break Funding Costs has the meaning ascribed to it in Section 2.13.

Business Day means a day, other than a Saturday or Sunday, on which commercial banks and other financial institutions are not required or authorized to close in (a) New York,

New York, United States of America, (b) Curaçao, Netherlands Antilles, (c) São Paulo, São Paulo, Brazil, and (d) London, United Kingdom.

Calculation Period means (a) the period commencing on June 1, 2009 and ending on October 31, 2009, and then (b) each succeeding period commencing on June 1 of the relevant year and ending on October 31 of such year, provided that whenever the last day of any Calculation Period would otherwise occur on a day other than a Business Day, the last day of such Calculation Period shall occur on the next preceding Business Day.

Capital Stock means any and all shares, quotas, interests, participations or other equivalents (however designated) of capital stock of a legal entity, any and all equivalent ownership interests in a Person (other than a legal entity) and any and all warrants or options to purchase any of the foregoing.

Cash means the aggregate of all lawful currency immediately available, including, without limitation, paper currency and coins, negotiable money orders and checks, bank account balances, marketable securities, trade and other receivables of a Person.

Change of Control means that the Controlling Entities, collectively and irrespective of each relevant Controlling Entity (direct or indirect) ownership interest in the Borrower, shall cease to (i) own beneficially and control (either directly or indirectly) at least fifty-one percent (51%) of the Borrower’s issued and outstanding Capital Stock having the right to vote or other equity interests (or securities convertible into equity interests) in the Borrower having the right to vote, or (ii) have the power (whether by ownership of Capital Stock, contract or otherwise) to control the management or policies of the Borrower.

Collateral means all the collateral mortgaged, assigned, fiduciary encumbered (fiduciariamente alienada), pledged or purported to be mortgaged, assigned, pledged and/or encumbered pursuant to the Security Agreements.

Collateral Agent – See Preamble.

Collection Account means the Borrower’s account no. 72028 at Rabobank Curaçao N.V.

Collection Account Agent – See Preamble.

Collection Account Pledge Agreement means the Collection Account Pledge Agreement of even date herewith, and substantially in the form and content of Annex F hereto, among the Collection Account Agent, the Administrative Agent and the Borrower, governed by and construed in accordance with, the laws of the Netherlands Antilles, pursuant to which the Borrower grants the Collection Account Agent for the benefit of the Banks a first priority security interest in all of its right, title and interest in the Collection Account, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

Commitment means, with respect to any Bank, such Bank’s commitment to make Loans pursuant to Section 2.1. The amount of each Bank’s Commitment is the amount set forth opposite such Bank’s name in Schedule 1 hereof.

Confidential Information has the meaning ascribed to it in Section 11.21.

Consecana means Conselho dos Produtores de Cana-de-açucar, Açúcar e Álcool – Consecana for the Borrower’s location or for any other location acceptable to the Administrative Agent in its sole discretion.

Contract Consent means the notices and acknowledgments in the forms of the exhibits to the Assignment and Security Agreement required to be served on the Importers, as the case may be, in accordance with the terms hereof and thereof.

Controlling Entities means, collectively, Pampas Humedas, HBK Master, Ospraie Portfolio and Ospraie Special Opportunity.

CPRs means the Cédulas de Produto Rural (a) issued by the Borrower to the Collateral Agent for the benefit of the Banks according to the terms of Brazilian Law No. 8,929/1994 and substantially in the form and content of Annex G hereto, (b) covering sugar cane, (c) guaranteed per aval by the Guarantors, (d) providing for the rural pledge of the relevant sugar cane set forth thereunder, (e) providing for (i) the delivery of sugar cane in accordance with the repayment schedule of the Loans set forth hereunder, (ii) maturity dates in the month of April of the years 2009, 2010, 2011, 2012 and 2013, and (iii) the amounts indicated in Section 4.2(i) hereof; with each such Cédula de Produto Rural being in form and substance acceptable to the Collateral Agent, in its sole discretion, and duly registered with the proper registries of real estate in each relevant jurisdiction in Brazil.

Credit Documents means this Agreement, the Notes, and the Security Agreements.

CVM means the Comissão de Valores Mobiliários – CVM, the Brazilian Securities and Exchange Commission.

Debt Service means, for any Calculation Period, the amounts of principal on the Loans due and payable by the Borrower during such Calculation Period.

Debt Service Coverage Ratio means, as to any Person and for any period, (a) EBITDA of such Person divided by (b) Net Interest Expense plus Dividends plus the payments of long-term Bank Debt of such Person made during such period.

Default means an Event of Default or any other event or condition that, but for the requirement that time elapse, notice be given, or a determination be made hereunder, or any combination thereof, would constitute an Event of Default.

Dividend means, with respect to any Person, the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of such Person; the purchase, redemption, or other retirement of any shares of any class of Capital Stock of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders as such; any other distribution on or in respect of any shares of any class of Capital Stock of such Person, including, without limitation, payments of interest thereon or of interests on net equity (juros sobre capital próprio), and any and all interest on such Person’s own capital; or any other remuneration of any type of any shareholder of such Person.

Dollars, U.S. Dollars and the designation US$ each means the lawful currency of the United States of America.

Drawdown means the crediting by the Banks to the Administrative Agent and the subsequent crediting by the Administrative Agent of the principal amount of the Loan in accordance with the instructions set out in the relevant Notice of Drawdown.

Drawdown Date means the date of each Drawdown.

EBITDA means, as to any Person and for any period, without duplication, (a) net sales, minus (b) cost of goods sold, net of depreciation and amortization of goodwill, minus (c) administrative and sales expenses, minus (or plus, in case of revenues) the difference between (d) other operational income and operational expense, all as determined in accordance with GAAP.

Engineering Report has the meaning ascribed to it in Section 5(q).

Environmental Laws means any and all national, state, provincial or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority relating to or imposing liability or standards of conduct concerning pollution or protection of human health or the environment, as now or may at any time hereafter be in effect, including, without limitation, the Equator Principles, the IFC Safeguard Policies and the World Bank and the International Finance Corporation Specific Guidelines.

Equator Principles means the “Equator Principles” described as a “financial industry benchmark for determining, assessing and managing social & environmental risk in project financing” adopted June 4, 2003, revised July 2006 and signed by certain banks and financial institutions.

Equipment Fiduciary Lien Agreement (alienação fiduciária de equipamentos em garantia) means the agreement governed by and construed in accordance with Brazilian law, pursuant to which the Borrower or any of the Guarantors will transfer the fiduciary ownership (propriedade fiduciária) of certain equipments to the Collateral Agent for the benefit of the Banks, calculated at their market value as per independent appraisal acceptable to the Collateral Agent and the Required Banks, substantially in the form and content of Annex I hereto, as amended, supplemented or otherwise modified from time to time.

ESALQ shall mean the College of Agriculture of the University of São Paulo (Brazil), which elaborates price indexes through the weighted average of the price of the products for the Center for Advanced Studies on Applied Economics (CEPEA) (www.cepea.esalq.usp.br).

Event of Default has the meaning ascribed to it in Section 8.

Execution Date - See Preamble.

Export Contract means (a) any export contract in form and substance acceptable to the Collateral Agent, acting in accordance with the consent of all the Banks, (such acceptance not to be unreasonably withheld) and requiring the Borrower to sell and deliver and the Importer to purchase a fixed or minimum quantity of Goods (subject to standard commercial tolerances) on the prescribed delivery dates or periods acceptable to the Collateral Agent, (b) the contracts listed on Schedule I to the Assignment and Security Agreement for the export of Goods by the Borrower to the Importers, as such Schedule shall be updated from time to time with additional contracts in order to comply with the Borrower’ obligations under this Agreement, and (c) each Off-take Contract.

Export Performance Contract means each sale and purchase contract between the Borrower and an exporter acceptable to the Collateral Agent (in form and substance satisfactory to it), setting forth the Borrower’s irrevocable and unconditional obligation to purchase export performance of goods with an aggregate market value of at least US$2,500,000 (two million five hundred thousand U.S. Dollars) during each of July 2009; August 2009; September 2009 and October 2009.

Export Receivables means all valid and enforceable accounts receivable, not overdue and not dishonored, payable outside of Brazil by an Importer in free and immediately available Dollars and arising from the sale of Goods (or goods under each Off-take Contract) by the Borrower to the relevant Importer pursuant to the Assigned Export Contracts, net of any credit, rebates, offsets, holdbacks, disputes, counterclaims or other adjustments.

Final Maturity Date means October 31, 2013.

Fixed Price Export Contract means an Export Contract for the purchase and sale of a specific amount of Goods for a pre-determined price.

GAAP means generally accepted accounting principles and applicable legal requirements with respect to accounting matters in Brazil, consistently applied during a relevant period.

Goods means sugar and/or alcohol.

Governing Documents of any Person means the charter and by-laws, articles of incorporation or other organizational or governing documents of such Person (but excluding shareholders agreements relating to such Person).

Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, regulatory or administrative authority of or pertaining to government (whether such authority is recognized as a de jure government or is a de facto government).

Governmental Approval means any consent, license, approval, order, authorization, exemption, registration, filing, opinion or declaration from or with, notice to, or any other action by or in respect of, as the case may be, any Governmental Authority.

Group means, collectively, the Borrower, the Guarantors and each of their relevant Subsidiaries now existing or created at anytime after the date hereof.

Guarantee Obligation means, as to any Person (the “guaranteeing person”) any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and in a arm’s length basis.

Guaranteed Obligations has the meaning ascribed to it in Section 7.1.

Guarantors - See Preamble.

Hazardous Materials means any hazardous or toxic substance, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws, including without limitation, asbestos, petroleum or petroleum products.

HBK Master means HBK Master Fund LP, a limited partnership organized and existing under the laws of Cayman Islands, with its registered offices at M&C Corporate Services, Ltd., Ugland House, South Church Street, P.O. Box 309, Georgetown, Grand Cayman, c/o HBK Master Fund LP, 300 Crescent Court, Suite 700, Dallas, TX 75201.

IFC Safeguard Policies means the Safeguard Policies on social and environmental sustainability adopted by the International Finance Corporation in 1998 and updated in October 2003.

Importer means any purchaser of Goods from the Borrower or any off-taker under an Off-take Contract which (a) is not located in Brazil, (b) is not an Affiliate or a Subsidiary of the Borrower, (c) is not located in any country on the list of sanctioned countries maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, and (d) to which the Administrative Agent and the Required Banks shall have given its prior written consent (such consent not to be unreasonably withheld).

Indebtedness means, as to any Person, without duplication, (a) all indebtedness of such Person in respect of (i) borrowed money including, but not limited to, obligations in connection with acceptance facilities and letter of credit facilities and (ii) the deferred purchase price of property or services, (b) all payment obligations of such Person evidenced by bonds, debentures, cédulas de produto rural, notes or other similar securities, (c) all direct or indirect guarantees of such Person in respect of, and all obligations (contingent or otherwise) of such Person to any other Person for, borrowed money or for the deferred purchase price of property or services, (d) all obligations of such Person as lessee under leases which shall have been or ought to be, in accordance with GAAP, recorded as capital leases, (e) all indebtedness of another Person secured by a Lien on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof, (f) net liabilities arising under derivative transactions, repurchase agreements or hedging transactions, and (g) all Guarantee Obligations with respect to the foregoing.

Indemnified Costs has the meaning ascribed to it in Section 10.7.

Indemnified Parties has the meaning ascribed to it in Section 11.14(a).

Installation License (Licença de Instalação) means the authorization to set up the Project’s operation in accordance with the specifications in the Project’s approved environmental assessments, plans, programs and designs, including the Preliminary License and other measures of environmental control and conditions in accordance with the Brazilian applicable law and regulations.

Insurance Policies means the insurance policies held by the Borrower covering losses related to the portion of the Collateral that is subject to the Equipment Fiduciary Lien Agreement(s) (alienação fiduciária de equipamentos em garantia).

Interest Coverage Ratio means, for any Person and any period, (a) EBITDA of such Person divided by (b) Net Interest Expense of such Person.

Interest Expense means, with respect to any Person or Persons, for any period, total interest expense of such Person(s) accrued and/or paid in such period with respect to all outstanding Indebtedness of such Person(s), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, and net costs under hedging agreements to the extent such net costs are allocable to such period in accordance with GAAP but excluding exchange variances.

Interest Period means, for each Loan, (a) the period commencing on the first Drawdown Date thereof and ending on (but not including) January 31, 2008, then (b) the succeeding period commencing on the last day of the preceding Interest Period and ending on (but not including) July 31, 2008, then (c) the succeeding period commencing on the last day of the preceding Interest Period and ending on (but not including) January 31, 2009, then (d) the succeeding period commencing on the last day of the preceding Interest Period and ending on (but not including) the first Principal Repayment Date, and then (e) each succeeding period starting on the last day of the preceding Interest Period and ending on (but not including) each Principal Repayment Date, provided that: (i) an Interest Period that would otherwise end after a Principal Repayment Date for such Loan shall end on such Principal Repayment Date therefor; (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period, subject to (i) above, shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on, subject to (i) above, the last Business Day of the appropriate subsequent calendar month.

Interest Payment Date means the last day of each Interest Period.

Interest Rate Determination Date means the day that is two (2) London Banking Days prior to the first day of the relevant Interest Period.

Judgment Currency has the meaning ascribed to it in Section 11.13.

Judgment Currency Conversion Date has the meaning ascribed to it in Section 11.13.

Lead Arranger – See Preamble.

Lending Office means for each Bank at any particular time, the office through which it is then acting for the purposes of this Agreement.

Liabilities has the meaning ascribed to it in Section 11.14(a).

LIBO Rate means, with respect to the Loans, for any Interest Period, the rate per annum (rounded upward, if necessary, to the nearest one eighth of a percentage point), as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to such Interest Period as shown on the display page designated as Dow Jones Market Service (formerly known as Telerate) Page 3750 (or such other page as may replace that page) as of 11:00 a.m. London time on the Interest Rate Determination Date; provided, however, if the rate described above does not appear on such page on any applicable Interest Rate Determination Date, the LIBO Rate shall be the rate (rounded upward as described above, if necessary) for deposits in Dollars for a period substantially equal to the relevant Interest Period on the Reuters Page “LIBO” (or such other page as may replace the LIBO Page on Reuters for the purpose of displaying such rates) as of 11:00 a.m. (London time) on the Interest Rate Determination Date. If both the Dow Jones Market Service and Reuters are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to the relevant Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time on the Interest Rate Determination Date as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to the relevant Interest Period offered by major banks in New York City at approximately 11:00 a.m., New York City time, on the Interest Rate Determination Date. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBO Rate for the relevant period cannot be determined.

Lien means any lien, mortgage, assignment, pledge, hypothecation, fiduciary lien, deposit arrangement, title retention, trust, encumbrance, security interest or other charge, or any other type of preferential arrangement (including vinculação de receitas or any similar arrangement), priority or other security agreement having the practical effect of constituting a security interest, upon or with respect to any property or asset, including, without limitation, any agreement to give any of the foregoing.

Liquidity Ratio means (a) Total Current Assets of a Person, divided by (b) such Person’s Total Current Liabilities.

Loan or Loans has the meaning ascribed to them in Section 2.1(a).

London Banking Day means any day, other than a Saturday or Sunday, on which banks are not required or authorized to close in New York City, New York, USA, and/or London, England.

Market Value means (a) for purposes of a Volume Export Contract, in the case of sugar, the relevant quantity of goods being valued multiplied by the NYBOT’s quotation at the time of calculation for the Futures Contract on Sugar nº 11 (World), and in the case of alcohol (anidro or hidratado), the relevant amount of goods being valued multiplied by the underlying quotation released by ESALQ at the time of calculation, (b) for Goods being valued under a Fixed Price Export Contract, the relevant quantity of Goods being valued multiplied by the price therefor determined pursuant to the relevant Fixed Price Export Contract, and (c) for purposes of a CPR or a certain quantity of sugar cane, the relevant quantity of sugar cane being valued multiplied by the underlying quotation released by Consecana at the time of calculation.

Material Adverse Effect means (a) a material adverse effect on the business, operations, property, or financial condition or prospects of the Borrower or the Guarantors, taken as a whole, (b) a material adverse effect on the validity or enforceability of any Credit Document, or the rights or remedies of any Agent or Bank thereunder, (c) a material adverse effect on the ability of the Borrower or any Guarantor to perform its obligations under any Credit Document or any BNDES On-lending Financing Document to which it is a party, or (d) a material adverse effect on the ability of the Borrower or any Guarantor to perform its obligations under any document in connection with the Project to which it is a party.

Mortgage means the first ranking mortgage(s) on prime quality land(s) underlying the Project and owned by the Borrower and/or the Guarantors and/or any third parties acceptable to the Collateral Agent at its sole and exclusive discretion, calculated at its (their) market value as per an independent appraisal acceptable to the Collateral Agent and the Required Banks, in the form of Annex H hereto.

Net Bank Debt means the Bank Debt minus Cash of a Person.

Net Bank Debt/EBITDA Ratio means the Net Bank Debt divided by the EBITDA of a Person.

Net Interest Expense means, with respect to any Person or Persons, for any period, (i) such Person’s Interest Expense minus (ii) such Person’s interest income accrued and/or received excluding exchange variances.

Note means each promissory note substantially in the form and content of Annex A hereto, governed by and construed in accordance with the laws of Brazil, duly executed by the Borrower and the Guarantors (as per Aval) and issued to the appropriate Bank in accordance with the terms hereof.

Notice of Drawdown has the meaning ascribed to it in Section 2.2(a).

NYBOT means the New York Board of Trade.

Obligations mean any and all present and future obligations of the Borrower under this Agreement, each Note and the other Credit Documents.

Obligation Currency has the meaning ascribed to it in Section 11.13.

Off-take Contract means each sale and purchase contract between the Borrower and an off-taker that (i) is an Affiliate of an exporter party to an Export Performance Contract, and (ii) is acceptable to the Collateral Agent (in form and substance satisfactory to it), setting forth the Borrower’s irrevocable and unconditional obligation to sale and such off-taker’s irrevocable and unconditional obligation to purchase goods with an aggregate market value of at least US$2,500,000 (two million five hundred thousand U.S. Dollars) during each of July 2009; August 2009; September 2009 and October 2009.

Ospraie Portfolio means The Ospraie Portfolio Ltd., a limited liability company organized and existing under the laws of Cayman Islands, with its registered offices at M&C Corporate Services, Ltd., Ugland House, South Church Street, P.O. Box 309, Georgetown, Grand Cayman, c/o Ospraie Management, LLC, 320 Park Avenue, 27th floor, New York, NY 10022.

Ospraie Special Opportunity means Ospraie Special Opportunity Master Holding Ltd., a limited liability company organized and existing under the laws of Cayman Islands,

with its registered offices at M&C Corporate Services, Ltd., Ugland House, South Church Street, P.O. Box 309, Georgetown, Grand Cayman, c/o Ospraie Management, LLC, 320 Park Avenue, 27th floor, New York, NY 10022.

Other Taxes has the meaning ascribed to it in Section 9.2.

Pampas Humedas means Pampas Humedas LLC, a limited liability company organized and existing under the laws of Delaware, USA, with its registered offices at c/o Soros Fund Management, 888 7th Avenue, New York, NY 10106.

Patriot Act means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, United States Public Law 107-56.

Paying Agent – See Preamble.

Person means any individual, corporation, partnership, trust, unincorporated organization, joint stock company or other legal entity or organization and any Governmental Authority.

Preliminary License (Licença Prévia) means the Project’s preliminary license, which shall (a) be granted during the preliminary stage of planning the Project, (b) approve the Project’s location and conception, (c) attest the Project’s environmental feasibility, (d) set forth the basic and conditioning requirements to be met during the subsequent stages of the Project’s implementation, and (e) comply with applicable Brazilian law and regulations.

Prepayment Fee means, in respect of any prepayment of a Loan, an amount equivalent to (a) 1.00% (one percent) flat of the principal amount being prepaid, if such prepayment is made on or before the first anniversary of this Agreement; (b) 0.75% (zero point seventy-five percent) flat of the principal amount being prepaid, if such prepayment is made after the first anniversary of this Agreement but on or before its fourth anniversary; (c) 0.50% (zero point fifty percent) flat of the principal amount being prepaid, if such prepayment is made after the fourth anniversary of this Agreement but on or before its sixth anniversary; and (d) 0.25% (zero point twenty-five percent) flat of the principal amount being prepaid, if such prepayment is made after the sixth anniversary of this Agreement but before the Final Maturity Date.

Principal Repayment Dates means each of July 31, 2009; August 31, 2009; September 30, 2009; October 31, 2009; July 31, 2010; August 31, 2010; September 30, 2010; October 31, 2010; July 31, 2011; August 31, 2011; September 30, 2011; October 31, 2011; July 31, 2012; August 31, 2012; September 30, 2012; October 31, 2012; July 31, 2013; August 31, 2013; September 30, 2013; and October 31, 2013. In the event that a Principal Repayment Date shall be a day that is not a Business Day, then the Principal Repayment Date shall be the next succeeding day that is a Business Day, provided, however, that, if such extension would cause the Principal Repayment Date to occur in the next following calendar month, the Principal Repayment Date shall occur on the next preceding Business Day.

Proceedings has the meaning ascribed to it in Section 11.14(a).

Process Agent has the meaning ascribed to it in Section 11.8(b).

Project means the Borrower’s construction and development of a sugar and alcohol facility/mill and a 47,000 ha sugar cane plantation in the Municipality of Angélica in the State of Mato Grosso do Sul, Brazil, with a crushing capacity of 3.6 million tons of sugar cane per annum.

Reais, Brazilian Reais and the designation R$ each means the lawful currency of Brazil.

Required Banks means at any time Banks the sum of whose Loans outstanding hereunder exceeds 66.7% of the sum of all Loans outstanding hereunder, or if no such Loans are then outstanding hereunder, Banks whose Commitments exceed 66.7% of the sum of all Commitments.

Responsible Officer of any Person means any Person who is duly authorized to represent and to obligate that Person in accordance with its Governing Documents.

Representative has the meaning ascribed to it in Section 11.21.

ROF means the Registro de Operação Financeira, an electronic registration identified by a number obtained by or on behalf of the Borrower, prior to disbursement of the Loan, through the Central Bank of Brazil Information System - SISBACEN, authorizing the Borrower to (a) enter into the relevant foreign exchange contract for the inflow of funds into Brazil; (b) export products; and (c) after the disbursement of the Loan, make the relevant registration of the payment schedule, to allow the Borrower to make payments in U.S. Dollars (i) with respect to interest, fees and expenses expressed therein, by applying the proceeds of its exports of Goods (or goods under each Off-take Contract) or by remitting payments in cash from Brazil, as the case may be, and (ii) with respect to principal thereof, by applying the proceeds of its exports of Goods (or goods under each Off-take Contract).

Security Agreements means the Assignment and Security Agreement, the Collection Account Pledge Agreement, the Mortgage, the CPRs, the Assigned Export Contracts, the Equipment Fiduciary Lien Agreement(s) (alienação fiduciária de equipamentos em garantia) and any other document granting a security interest in favor of the Collateral Agent (or any other Agent) for the benefit of the Banks as security for the Loans or any other Obligations, as each of the foregoing may from time to time be amended, modified, supplemented, renewed or restated.

Subordinated Debt means, as to any Person, its unsecured Indebtedness that is expressly subordinated and made junior to the payment and performance of such Person’s obligations to the Banks under the Credit Documents, as evidenced by written subordination provisions in form and substance satisfactory to the Administrative Agent.

Subsidiary means, as to any Person, a corporation, partnership or other entity of which Capital Stock or other ownership interests having ordinary voting power (other than

Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or similar governing body) or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

SWIFT means an electronic and/or other type of message sent and/or received under the Society for Worldwide Interbank Financial Telecommunication system.

Taxes has the meaning ascribed to it in Section 9.1(a).

Total Current Assets means, with respect to any Person, all assets of such Person that are properly classified as current assets in accordance with GAAP.

Total Current Liabilities means, with respect to any Person, all liabilities of such Person maturing on demand or within one (1) year from the date as of which Total Current Liabilities are to be determined, and such other liabilities that are properly classified as current liabilities in accordance with GAAP.

Usina Monte Alegre – See Preamble.

Volume Export Contract means an Export Contract for the purchase and sale of a specific amount of Goods where the price has not been pre-determined.

2.	THE LOANS.
2.1	Commitments; The Loans.
(a)	Each Bank agrees, severally and not jointly, subject to the terms and conditions and relying upon the representations and warranties hereinafter set forth in this Agreement, to make loans, in Dollars, to the Borrower in multiple advances (individually, a “Loan” and collectively, the “Loans”) provided that: (i) the relevant Drawdown Date is within the Availability Period and (ii) each advance is in the aggregate amount of at least US$5,000,000 (five million U.S. Dollars) and an integral multiple of US$1,000,000 (one million U.S. Dollars), except for the last advance which shall be in the aggregate unused amount of the Banks’ Commitment; provided further that:
(A)	prior to the issue of the Preliminary License, the Borrower may request Loans up to US$12,500,000 (twelve million five hundred thousand U.S. Dollars);

(B)	upon the issue of the Preliminary License and delivery of a certified true copy thereof to the Administrative Agent, the Borrower may request additional Loans up to US$17,500,000 (seventeen million and five hundred thousand U.S. Dollars), provided that the Aggregate Principal Amount after disbursement of such Loans does not exceed US$30,000,000 (thirty million U.S. Dollars);

(C)	upon the issue of the Installation License and delivery of a certified true copy thereof to the Administrative Agent, the Borrower may request Loans for the then outstanding balance of US$20,000,000 (twenty million U.S. Dollars); and

(D)	the aggregate principal amount of the Loans shall not exceed US$50,000,000 (fifty million U.S. Dollars) nor be in excess of such Bank’s Commitment.
Amounts paid, repaid or prepaid in respect of the Loans shall not be re-borrowed.

(b)	The Commitments, unless sooner terminated pursuant to the other terms of this Agreement, shall be automatically terminated at the Administrative Agent’s close of business on the last day of the Availability Period. The Commitments once terminated may not be reinstated.
2.2	Notice of Drawdown; Funding by Banks.
(a)	The Borrower shall draw the Loans by giving a notice in the form of Annex B hereto (a “Notice of Drawdown”) to the Administrative Agent during the Availability Period, which notice must identify the relevant Drawdown Date, which Drawdown Date must be at least two (2) Business Days thereafter but in no event after the end of the Availability Period. The receipt of the Notice of Drawdown by the Administrative Agent shall obligate the Borrower to borrow the aggregate principal amount specified in such Notice of Drawdown up to the Aggregate Principal Amount. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 11:00 a.m. New York time on such day) (i) advise the Banks by fax or SWIFT of its receipt of the Notice of Drawdown, and of the proposed Drawdown Date and the amount of each Bank’s advance to be made, and (ii) confirm to the Banks the Borrower’s satisfaction, to the best of the Administrative Agent’s knowledge, of all the applicable conditions of the Loans set forth in Sections 4.1. and 4.2 hereof, provided, however, that the Administrative Agent shall not be responsible to confirm to the Banks the Borrower’s satisfaction of any of the conditions of the Loans set forth in Section 4.2 (a) through (d) hereof.

(b)	Each advance shall be made by each Bank in accordance with its applicable Commitment; provided, however, that the failure of any Bank to make any advance shall not in itself relieve any other Bank of its obligation to make its advance (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any advance required to be made by such other Bank). If a Default or an Event of Default has occurred and is continuing on any Drawdown Date then the Banks shall not be obligated to disburse the Loans that were to be disbursed on that date, and the Commitments shall automatically terminate, without any action on the part of the Banks.

(c)	Each Bank shall deposit the portion of the Loan to be made by it hereunder on the proposed Drawdown Date by wire transfer to such account of the Administrative Agent as the Administrative Agent may designate in writing to the Banks on the Business Day that is the proposed Drawdown Date, in federal funds or such other immediately available funds as may then be customary for the settlement of international transactions in Dollars not later than 11:00 a.m., New York time, provided, however, that no Default or Event of Default has occurred and is continuing. The Administrative Agent shall by its close of business on such date, New York time, credit the amounts so received in accordance with item (d) below, or, if the borrowing shall not occur on such date because any condition precedent herein specified shall not have been met or because a Default or an Event of Default has occurred and is continuing, return the amounts so received to the respective Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the proposed Drawdown Date for its portion of the Loan that such Bank does not intend to make available to the Administrative Agent such Bank’s portion of its Loan, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the proposed Drawdown Date and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank on demand. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the cost to the Administrative Agent of acquiring overnight federal funds and (ii) if recovered from the Borrower, the then applicable LIBO Rate for the Interest Period in effect plus the Applicable Margin.

(d)	The Borrower and each of the Banks acknowledges that each Loan to be made available to the Borrower by each Bank in accordance with this

Section shall be treated as a “Recebimento Antecipado de Exportação” in accordance with the regulations issued by the Central Bank of Brazil.
2.3	Notes; Bank’s Records. All the Loans made by each Bank shall be evidenced by a single Note duly executed on behalf of the Borrower and guaranteed by the Guarantors, dated the relevant Drawdown Date, with the blanks appropriately filled, and payable to the order of such Bank in an amount equal to one hundred twenty percent (120%) of the aggregate principal amount of such Bank’s Commitment. As additional evidence of the indebtedness, each Bank shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Bank resulting from the Loans made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder, and such records shall be conclusive absent manifest error.

2.4	Interest on the Loans.
(a)	The Borrower shall pay the Paying Agent for the account of the Banks interest on the unpaid principal amount of each Loan made by each Bank, at a rate per annum equal to the relevant LIBO Rate (as in effect from time to time) plus the Applicable Margin as notified in writing to the Borrower and the Banks by the Administrative Agent. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of clearly demonstrable error.

(b)	Interest shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed, counted from the relevant Drawdown Date, and shall be payable in arrears on the relevant Interest Payment Date. In the event interest due hereunder is not paid on an Interest Payment Date with the proceeds of the Collection Account as provided in Section 2.8 below, then the Borrower shall pay such interest directly to the Paying Agent for the benefit of the Banks.
2.5	Alternative Interest Rate for LIBO Rate. In the event, and on each occasion, that on an Interest Rate Determination Date the Administrative Agent shall have determined or shall have been notified by a Bank acting in good faith (a) that the LIBO Rate cannot be determined, or (b) that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining its Loan during such Interest Period, the Administrative Agent shall, in a timely manner, give written or telecopy notice of such determination or notice to the Borrower and the Banks. In the event of any such determination or notification, until the Administrative Agent shall have advised the Borrower and the Banks that the circumstances giving rise to such determination or notice no longer exist, the Administrative Agent (on behalf of and after consultation with the Banks) shall then negotiate in good faith with the Borrower with a view to agreeing an alternative basis for calculating the interest payable on and/or for maintaining and/or for funding the Loans in that Interest Period. Any alternative basis agreed in writing by the Administrative Agent (on behalf of the Banks and with the consent of the Banks) within twenty-five (25) days of the Administrative Agent’s notification of the event in question shall take effect in accordance with its terms. If an alternative basis is not so agreed, and provided the Loans are outstanding, the unpaid principal amount of the Loans shall become due and payable on the date which is five (5) Business Days following the last day of such twenty-five (25) day period together with all interest thereon. Each Bank’s Loan shall during that Interest Period bear interest at the rate per annum equal to the Applicable Margin plus the cost to it (expressed as a rate per annum) of funding its Loan during that Interest Period or during the whole period until the Final Maturity Date, at such Bank’s request, by whatever means it determines in good faith to be appropriate. Each Bank shall certify (in reasonable detail) that cost to the Borrower and the Administrative Agent no later than five (5) Business Days after the end of that twenty-five (25) day period. Each determination by the Administrative Agent and the Banks shall be conclusive absent manifest error.

2.6	Late Payment. If any amount due hereunder with respect to any Loan, including principal, interest, fees, premiums, expenses or any other amount, is not paid when due (whether at maturity, by acceleration or otherwise), then interest shall accrue (and compound monthly) on such overdue amount at the interest rate then applicable to the outstanding principal amount of such Loan, plus the greater of (i) two percent (2%) per annum (to the extent permitted by applicable law), and (ii) the maximum overdue rate per annum permitted by the Central Bank of Brazil, for each day counted from the due date thereof until full and effective payment (after as well as before judgment). Interest accruing on overdue amounts pursuant to this Section shall be payable on demand.

2.7	[Reserved].

2.8	Scheduled Repayment.
(a)	Subject to Section 2.9, the Borrower shall repay the principal amount of each Loan made during the Availability Period in twenty (20) equal installments of US$2,500,000 (two million five hundred thousand U.S. Dollars) on each of the Principal Repayment Dates; provided, however, that the final installment shall be paid no later than the Final Maturity Date.

(b)	The primary mechanism for the repayment of the principal of the Loans shall be through the export of Goods (or goods under each Off-take Contract) by the Borrower to the Importers pursuant to the Assigned Export Contracts and the payment by the Importers in respect of the Export Receivables resulting therefrom directly to the Collection Account. The proceeds of such payments made to the Collection Account shall be applied against the principal amount of the Loans and interest due thereon as set forth in paragraphs (c) and (d) below.

(c)	During each Calculation Period the Collection Account Agent shall hold all funds received into the Collection Account from or on behalf of the Borrower or any Importer for application on the forthcoming Principal Repayment Dates falling within such Calculation Period until the Collection Account contains an amount equal to the principal amount due to the Banks on the Principal Repayment Dates falling within such Calculation Period, and, provided that no Default has occurred and is continuing and that the Borrower is and will be in compliance with its obligations under Section 5(l) both before and immediately after such release, all additional amounts received in the Collection Account during the relevant Calculation Period shall be released by the Collection Account Agent to the Borrower in accordance with its written instructions, but always through a foreign account held by a Brazilian bank authorized to operate in the Brazilian foreign exchange market.

(d)	Provided no Default has occurred and is continuing, on each Principal Repayment Date, the Collection Account Agent shall transfer the funds collected into and still held in the Collection Account to the Paying Agent in accordance with Section 2.10 hereof for payment of the principal due in respect of the Loans with respect to that Principal Repayment Date.

(e)	If at any time a Default has occurred and is continuing, then all amounts received in the Collection Account shall be held therein subject to the rights as provided in the Collection Account Pledge Agreement.

(f)	In the event that any installment of principal or any other amount in respect of the Loans or any other Obligation is not paid when due, or if any portion of principal due on any Principal Payment Date remains unpaid, the Borrower shall immediately pay such amount to the Paying Agent for the benefit of the Banks and the Banks may demand payment thereof under the Notes.

(g)	To the extent not previously paid, all unpaid Loans and any other Obligation shall be paid in full in cash by the Borrower on the Final Maturity Date.
2.9	Prepayment. The Borrower shall be entitled to prepay, in whole or in part, the principal amount of the outstanding Loans to the Paying Agent for the account of each Bank, provided that all of the following conditions shall have been satisfied: (i) the prepayment shall be paid to the Banks ratably according to the respective principal amounts of the Loans then owing to them; (ii) the principal amount prepaid shall be paid together with accrued interest on the relevant amounts of the Loans then being prepaid to the date of such prepayment, the applicable Prepayment Fee (except as provided below) plus any Break Funding Costs due pursuant to Section 2.13(iv) hereof (except as provided below); (iii) the Borrower shall have received all necessary approvals for such payment from all relevant Governmental Authorities; (iv) the prepayment shall be in the aggregate amount of at least US$2,500,000 (two million five hundred thousand U.S. Dollars) and an integral multiple of US$500,000 (five hundred thousand U.S. Dollars); and (v) the Borrower shall have given to each of the Banks and to the Administrative Agent not less than five (5) Business Days’ prior written notice of its intention to prepay the Loans, which notice shall be irrevocable and shall specify the amount being prepaid and the prepayment date. Notwithstanding item (ii) above, if the Borrower prepays a Loan or any portion thereof within thirty (30) days before its relevant Principal Repayment Date, no Prepayment Fee and no Break Funding Costs shall be due and paid by the Borrower with respect to such Loan or portion thereof. Any prepayment made in accordance with the foregoing shall be applied against scheduled repayments in accordance with Section 2.10.

2.10	Method and Application of Payment. All payments and prepayments of principal and all payments of interest, fees and other amounts payable hereunder (including payments made through the mechanism provided in Section 2.8(b)) shall be made by the Borrower to the Paying Agent for the account of the Banks at the office of JP Morgan Chase to Account Number 400-212420, SWIFT address CHASUS33, Reference: Angélica Agroenergia, Attention: Niels Vaneker, or at such other place as the Administrative Agent or the Paying Agent may from time to time specify in writing, with each such payment to be made in immediately available Dollars, on or before 11:00 a.m. (New York time) on the due date thereof, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any Taxes or other payments. Payments received after this time shall be deemed to have been received by the Paying Agent on the following Business Day. Whenever payment of any obligation shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and, in the case of payment, such extension of time shall in such case be included in the computation of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be applied by the Paying Agent, on the same day of its receipt (to the extent reasonably possible), pro rata according to each Bank’s respective interest of the then aggregate principal amount of the Loans owing to the Banks, as so notified by the Administrative Agent to the Paying Agent. Until the Borrower has discharged the Obligations in full, all amounts received by the Paying Agent from the Borrower or for its account shall be applied by the Paying Agent in the following way, as so notified by the Administrative Agent: (a) first, in discharge of any fees, expenses or other right of indemnification (with respect to increased costs, taxes or otherwise) due and payable under any Credit Document; (b) second, in discharge of any interest (including capitalized interest) accrued and unpaid, in the order determined by the Administrative Agent; (c) third, in repayment of the Loans, in the order determined by the Administrative Agent; (d) fourth, in discharge of any other Obligations; and (e) fifth, any surplus shall be paid as the Borrower may direct in writing or to the Person otherwise entitled; provided that in case of a Default or Event of Default, the Paying Agent shall retain any such surplus until further disposition in accordance with the terms hereof.

2.11	Illegality. Notwithstanding any other provisions herein, if at any time any Bank shall have determined in good faith (which determination shall be final and conclusive) that compliance by such Bank with any applicable law or governmental regulation, guideline or order or interpretation thereof or change therein by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority shall make it unlawful for such Bank to make or maintain its Loan, then, and in any such event, such Bank shall immediately so notify the Borrower and the Administrative Agent thereof. If such change in circumstances occurs prior to the disbursement of such Bank’s Loan during the Availability Period, then such Bank’s Commitment and all its other obligations hereunder shall terminate without any liability or indemnification in favor of the Borrower. If such change in circumstances occurs while any Loan is outstanding, the outstanding amount of the Loan, together with accrued interest thereon and all other amounts payable to such Bank under this Agreement shall be prepaid by the Borrower immediately or, if it is permitted by the relevant law, at the end of the then current Interest Period.

2.12	Increased Costs.
(a)	If, after the Execution Date, any law, rule, regulation, order or directive, whether or not having the force of law, or any interpretation thereof by any Person charged with the interpretation or administration thereof (i) subjects any Bank to any tax, duty, mandatory contribution or other charge or payment of any kind whatsoever with respect to any of the Credit Documents, or to any extraordinary tax, or changes the basis of taxation of any payments to such Bank hereunder or under any such Note (except any change in the rate of tax on the overall income of the Bank imposed by the jurisdiction in which the principal office of the Bank is located), or (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank, or shall impose on such Bank any other condition affecting any of the Credit Documents, and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining its Loan or any portion thereof, or to reduce the amount of any payment received or receivable by such Bank, or to impose on such Bank an obligation to make any payment to any fiscal, monetary, regulatory or other authority calculated on or by reference to any amount received or receivable by it under any of the Credit Documents, by an amount deemed by such Bank to be material, then the Borrower shall pay to such Bank, promptly upon demand in accordance with Section 2.12 (b) below, such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount received or receivable.

(b)	Each Bank shall notify the Administrative Agent of any event that will entitle such Bank to such additional amount or amounts pursuant to this Section 2.12 as promptly as practicable after becoming aware of such event. Each such notification shall present in reasonable detail the calculation and determination of any such amount. The Administrative Agent shall notify the Borrower thereof no later than five (5) Business Days after receiving such notification from such Bank. Within five (5) Business Days of receipt of such notification, the Borrower shall pay such additional amount or amounts to the Administrative Agent, for the benefit of each relevant Bank.
2.13	Indemnity. The Borrower shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the Drawdown Date set forth in any Notice of Drawdown the applicable conditions set forth in Section 4 hereof, (ii) any failure by the Borrower to borrow any Loans hereunder on the Drawdown Date after the Notice of Drawdown has been given pursuant to Section 2.2 hereof, (iii) failure by the Borrower to make any prepayment after notice thereof has been given pursuant to Section 2.9, or (iv) except in the case of a prepayment in accordance with the last sentence of Section 2.9, any payment of any portion of a Loan on a date other than the relevant Principal Repayment Date thereof, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof (“Break Funding Costs”). A certificate of any Bank setting forth in reasonable detail (including the method of computation) any amount or amounts which such Bank is entitled to receive pursuant to this Section and evidencing a loss suffered by such Bank of such amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error.

2.14	Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loan owing to it (other than pursuant to Sections 2.11, 2.12, 2.13, 9, 11.3 or 11.14), in excess of its ratable share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Loans owing to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each Bank shall repay to the purchasing Bank the purchase price therefor (to the extent of such recovery) together with an amount equal to such Bank’s ratable share (according to the proportion of (i) the amount of such Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights to payment (including the right of set off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. If a Bank obtains a payment of the kind described herein as a result of a judgment in or settlement of an action or proceeding maintained by that Bank in any court, that Bank shall not be required to share the amount so obtained with any other Bank which (x) had a legal right to, but did not, join in that action or proceeding and (y) was notified in writing of such action or proceeding by the relevant Bank prior to the start thereof.
3.	REPRESENTATIONS AND WARRANTIES. To induce the Banks to make their respective Loans to the Borrower and to induce each of the Banks, each of the Agents and the Lead Arranger to enter into this Agreement and each of the other Credit Documents to which it is a Party, each of the Borrower and the Guarantors, jointly and severally, represents and warrants to the Administrative Agent, each Bank, the Lead Arranger and each of the other Agents severally that:
(a)	Corporate Existence. It is a legal entity duly organized, validly existing and in good standing under the laws of Brazil and has all requisite corporate power and authority and all necessary material licenses, authorizations, consents, approvals and permits to own its properties and assets and to conduct the business in which it is currently engaged, and is duly qualified and licensed as a foreign corporation in good standing in each jurisdiction where such qualification is required.

(b)	No Breach. The execution, delivery and performance of this Agreement, each Note and the other Credit Documents by each of the Borrower and the Guarantors will not (i) conflict with or result in a breach of, or require any consent under, its Governing Documents or any statutory or legal obligation binding on it (other than consents which have been obtained prior to the Execution Date and remain in full force and effect), (ii) to the best of its knowledge, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to it, (iii) result in a breach of or constitute a default under any indenture or financing or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties are bound or affected, or (iv) result in, or require, the creation or imposition of any Lien upon or with respect to any of its properties or assets, other than pursuant to the Credit Documents. It is in compliance with all applicable laws and regulations and the terms of all material licenses held by it or applicable to it, and is not in default under any agreement to which it is a party.

(c)	Authority; Binding Effect. It has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement, each Note and the other Credit Documents to which it is a party; the execution, delivery and performance by it of this Agreement, each Note and the other Credit Documents to which it is a party, and, in the case of the Borrower, the borrowings hereunder, have been duly authorized by all necessary corporate action on its part; and this Agreement and the other Credit Documents (other than each Note) to which it is a party have been duly executed and delivered by it and constitutes, and each Note when executed and delivered will constitute, its legal, valid and binding obligations, enforceable against it in accordance with their respective terms.

(d)	Use of Proceeds. The proceeds of the Loans shall be, and the proceeds of any Loans previously drawn by the Borrower have been, used by the Borrower solely to finance capital expenditures and advances to suppliers in connection with the implementation of the Project for the purpose of subsequently exporting the Goods (or goods under each Off-take Contract) to the Importers and, prior to the issue of the Installation License, the Borrower has not used and will not use the proceeds of any Loan to finance, carry out or perform any civil engineering or other work in connection with the construction and/or start-up of the Project, including, without limitation, its foundations, structural set-up and equipment installation.

(e)	Tax Returns and Payments . All income and other tax returns of it and its Subsidiaries required by law to be filed have been duly filed, and all taxes, assessments and other governmental charges (other than those which can be paid without penalty) upon it or upon any of its properties, or upon its Subsidiaries or any of its or their properties, shown thereon have been paid to the extent that such taxes, assessments and other governmental charges have become due and payable and are not being contested in good faith, except where the failure to make such filings or pay such taxes, assessments and other governmental charges would not have a Material Adverse Effect. The charges, accruals and reserves on its books and those of its Subsidiaries in respect of taxes are adequate in all material respects and, to the knowledge of its officers, no additional assessments exist for any year for any such company which materially exceed such reserves. There are no tax Liens filed against any of its properties.

(f)	Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, now pending or (to the best of its knowledge, after due inquiry) threatened against or affecting it or any of its Subsidiaries, either (i) with respect to or arising out of this Agreement, the other Credit Documents, the Project or the transactions relating hereto or thereto, or (ii) which, if adversely determined, could have a Material Adverse Effect, except for the proceedings listed in Schedule 4 hereof.

(g)	Absence of Defaults. No Default has occurred and is continuing.

(h)	Governmental Approvals. No Governmental Approval (except for the ROF and those others that have already been obtained and are in full force and effect) or other act by or in respect of, any Governmental Authority, or consent or authorization of, approval by or notice to any other Person is required or is necessary (i) in connection with the execution, delivery and performance of this Agreement, each Note and the other Credit Documents, (ii) for the validity and enforceability against it of this Agreement, each Note and the other Credit

Documents, and (iii) for the availability and transfer of Dollars required to make payments under this Agreement and each Note, except for any authorization by the Central Bank of Brazil which may be required in order to permit the Borrower apply the proceeds of its exports of Goods in repayment of the Loans or convert Reais into foreign currency and remit such funds abroad (A) to comply with any extraordinary cash payment obligations under this Agreement and each Note (including the making of payments hereunder not specifically covered by the ROF or the making of payments hereunder that are specifically covered by the ROF on a date that is earlier than their respective scheduled dates), whether by acceleration or otherwise or after the 120th day from the original scheduled payment date provided in such ROF or (B) to prepay the Loans, in whole or in part.

(i)	Financial Condition. Its financial statements dated as of December 31, 2006, including the related schedules and notes, fairly present its financial condition as of the dates and the results of their relevant operations for the periods stated therein and have been prepared in accordance with GAAP, consistently applied throughout the periods involved. On the date on which such financial statements were prepared, neither the Borrower nor the Guarantors had any liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein nor any unrealized or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against. Since December 31, 2006, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect on the Borrower or the Guarantors. Neither the Borrower nor any of the Guarantors has any material contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in its financial statements, including the related notes thereto, or which have not been disclosed to the Banks prior to the Execution Date.

(j)	Ranking. The obligations evidenced by each of the Credit Documents are its direct and unconditional obligations, and rank (i) in the case of the Borrower, (A) at least pari passu in priority of payment and in all other respects with all its other secured obligations, whether now existing or hereafter outstanding, and (B) senior in priority of payment and in all other respects to all its unsecured obligations, whether now existing or hereafter outstanding and (ii) in the case of each Guarantor, at least pari passu in priority of payment and in all other respects with all its other unsecured obligations, whether now existing or hereafter outstanding.

(k)	Proper Form. This Agreement and the other Credit Documents (other than each Note) are, and each Note when executed will be, in proper legal form under the laws of Brazil for the enforcement thereof in Brazil; and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement, each Note and the other Credit Documents it is not necessary that this Agreement, each Note or any other Credit Document other than the Mortgage, the Equipment

Fiduciary Lien Agreement(s) (alienação fiduciária de equipamentos em garantia), the CPRs and the Assignment and Security Agreement, as provided herein and therein, be filed, registered or recorded with, or executed or notarized before, any court or other authority in Brazil or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, each Note, the other Credit Document and any other document relating to the matters covered by this Agreement, each Note and the other Credit Documents, other than as provided herein and therein and, provided that in order to ensure the admission of the Credit Documents before the public agencies and courts in Brazil, the signatures of the legal representatives of the parties thereto that have not executed such Credit Documents in Brazil must be notarized by a notary public licensed as such under the laws of the place of signing and the signature of such notary public must be authenticated by a consular official of Brazil, and each such Credit Document that was not executed in Portuguese must be translated by a public sworn translator and registered in Brazil with the competent Cartório de Registro de Títulos e Documentos.

(l)	Choice of Law . In any action or proceeding involving it that arises out of or is related to this Agreement, each Note or the other Credit Documents in any court of Brazil, the Banks would be entitled to the recognition and enforcement of the choice of law provisions contained herein and therein.

(m)	Civil Law; No Immunity. It is subject to civil and commercial law with respect to its obligations under the Credit Documents and the execution, delivery and performance of the Credit Documents to which it is a party constitute private and commercial activities rather than public or governmental acts. Neither it nor any of its property has any immunity (sovereign or otherwise) from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction.

(n)	Solvency. After giving effect to the execution and delivery of this Agreement and the making of the Loans under this Agreement: (i) it will not (x) be “insolvent,” as defined or used in any “Applicable Law” (as such term is defined below), or (y) be unable to pay its debts generally as such debts become due; and (ii) its obligations under this Agreement and with respect to the Loans will not be rendered avoidable under any Applicable Law. “Applicable Law” means any Brazilian bankruptcy law and any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

(o)	Environmental Matters. The Borrower’s, each Guarantor’s and their respective Subsidiaries’ properties do not contain, and have not previously contained, Hazardous Materials in amounts or concentrations that constitute or constituted a material violation of, or reasonably could give rise to material liability under, Environmental Laws, and those properties and all operations at such properties are in compliance and at all times have been in compliance in all material respects with all Environmental Laws, and there is no contamination at, under or about the properties which could interfere materially with the continued operation of such properties or impair materially the fair market value thereof. Neither the Borrower nor any Guarantor has assumed any liability of any Person under any Environmental Laws.

(p)	Assets. It has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purposes. It owns or is licensed or otherwise has the right to use all of the patents, contractual franchises, licenses, authorizations and other rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person.

(q)	Completeness and Accuracy of Information. There is nothing of which it is aware, individually or in aggregate, which would be reasonably likely to have a Material Adverse Effect which has not been disclosed to the Banks and the Administrative Agent in writing in connection with or pursuant to the terms of this Agreement. All information supplied by it to the Banks and the Administrative Agent relating to it was true and accurate in all material respects as of the date supplied, and did not as of such date, and does not as of the date hereof, in each case viewed individually and in aggregate, omit to state any material information necessary to make the information therein contained, in light of the circumstances under which such information was supplied, not misleading.

(r)	Investment Company Act; Regulatory Limitations. It is not (i) an “investment company,” as defined in the Investment Company Act of 1940, as amended, or (ii) subject to any statute or regulation that prohibits or restricts the incurrence of obligations under this Agreement or any of the other Credit Documents, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

(s)	Insurance. It has in full force and effect insurance coverage with insurance companies believed by it to be financially sound and reputable and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning and/or operating properties similar to those owned and/or operated by the Borrower and/or the Guarantors, including, without limitation, the Insurance Policies (which shall provide for insurance coverage for any theft, fire, accidents and similar adverse events involving and/or in any way affecting, the Collateral and the Project).

(t)	Security Interests. On and after the date of execution and delivery thereof, the Security Agreements create (or will create, as the case may be), as security for the obligations purported to be secured thereby, subject to the provisions hereof and thereof, valid and enforceable first priority perfected security interests in and Liens on all of the Collateral subject to such agreements, in favor of the Collateral

Agent (or any other Agent) for the benefit of the Banks. The Borrower has good title to all of its Collateral free and clear of all Liens except as created under the Security Agreements. No filings or recordings are required in order to perfect the security interests created under the Security Agreements except for filings or recordings listed in such agreements, all of which shall have been made on or prior to the first Drawdown Date except as otherwise expressly provided in such agreements.

(u)	Withholding Taxes. There is no income, stamp or other tax, duty, impost, deduction or other charge imposed (whether by withholding or otherwise) by Brazil (including any political subdivision thereof) or any Brazilian Governmental Authority on or by virtue of the execution or delivery of this Agreement, each Note, any other Credit Document or any other document required to be delivered hereunder or thereunder.

(v)	Subsidiaries. Schedule 2 contains a complete and correct list of all of the direct and indirect Subsidiaries of the Borrower and each Guarantor and all of the direct and indirect holders of the Capital Stock of the Borrower and each Guarantor, and in each case the nature of the ownership interest and the percentage of ownership held thereby.
4.	CONDITIONS OF LOANS.
4.1	Documents. The obligation of the Banks to disburse each Loan is subject to the receipt by the Administrative Agent (or written waiver thereof), in form and substance satisfactory to it, of each of the following documents:
(a)	Credit Documents. Each of the Credit Documents and each of the documents to be executed and delivered under each of the Credit Documents, duly executed and delivered by all parties thereto (except for the Assigned Export Contracts that will be executed and delivered in accordance with the provisions hereof);

(b)	Corporate Documents and Authorizations. Copies of (i) the Governing Documents of the Borrower and each Guarantor, certified as of the Execution Date as a complete and correct copy thereof by a Responsible Officer of each thereof, and (ii) the resolutions of the Boards of Directors (or similar governing body) of the Borrower and each Guarantor, authorizing the execution, delivery and performance of the Credit Documents to which they are party and the transactions contemplated thereunder;

(c)	Officer’s Certificate. (i) a certificate of the Borrower, substantially in the form and content of Annex D-1, dated the Execution Date and executed by a Responsible Officer thereof and (ii) a certificate of each Guarantor, substantially in the form and content of Annex D-2, dated the Execution Date and executed by a Responsible Officer thereof, and in the case of both (i) and (ii), certifying (A) as to the incumbency and signatures of the officers thereof authorized to execute any document in connection with the transactions contemplated by each of the Credit Documents, (B) that the resolutions of its Board of Directors (or similar governing body) authorizing the execution, delivery and performance of the Credit Documents and the borrowings and guarantees, as the case may be, contemplated hereunder, have not been amended, modified, revoked or rescinded as of the date of such certificate and (C) as to its compliance with all covenants under each of the Credit Documents, and that all the representations and warranties contained herein and in the other Credit Documents are true and correct as of such date;

(d)	Governmental and Third Party Approvals. Copies of all Governmental Approvals required for the making and/or maintenance of the Loans and the performance of all obligations and transactions contemplated by the Credit Documents, including without limitation the ROF and any other authorization by the Central Bank of Brazil, and copies of all approvals and consents of all other Persons necessary for the making or maintenance of the Loans, if any, except for (i) the registration of the payment schedule of the Loans with the Central Bank of Brazil, (ii) any authorization by the Central Bank of Brazil not yet obtained but which may be required in order for the Borrower to convert Reais into foreign currency and remit such funds abroad to comply with any extraordinary cash payment obligation hereunder, and (ii) the issuing and filing by the Borrower of the relevant export and import declarations with SISCOMEX, which will be performed upon each shipment of the Goods (or goods under each Off-take Contract) to the Importers;

(e)	Appointment of Process Agent. Satisfactory written evidence that the Process Agent has accepted its irrevocable appointment as the agent for the receipt of any and all legal process for the Borrower and each of the Guarantors pursuant to Section 11.8 hereof and pursuant to the Assignment and Security Agreement;

(f)	Insurance Policy. Evidence that the Insurance Policies are in full force and effect and have been duly endorsed in favor of the Collateral Agent, for the benefit of the Banks, as the sole loss payee thereunder;

(g)	Legal Opinion. Legal opinions from (i) Allen & Overy LLP, special New York counsel to the Administrative Agent and the Banks, related to the validity and enforceability of this Agreement and the Assignment and Security Agreement, in form and substance satisfactory to the Administrative Agent and the Banks; (ii) Allen & Overy LLP, special Netherlands Antilles counsel to the Administrative Agent and the Banks, related to the validity and enforceability of the Collection Account Pledge Agreement, in form and substance satisfactory to the Administrative Agent and the Banks; (iii) Souza, Cescon Avedissian, Barrieu e Flesch

Advogados, special Brazilian counsel to the Administrative Agent and the Banks, related to the validity and enforceability of all Security Agreements construed under and governed by the laws of Brazil, in form and substance satisfactory to the Administrative Agent and the Banks; and (iv) Pinheiro Neto Advogados, special Brazilian counsel to the Borrower and each of the Guarantors, in form and substance satisfactory to the Administrative Agent and the Banks, as to, inter alia, the matters set forth in Sections 3(a)-(c) hereof;

(h)	Capitalization. Adeco Participações, in its capacity of shareholder of the Borrower, shall have capitalized the Borrower with the amount in Reais equivalent on the relevant first Drawdown Date to US$33,000,000 (thirty-three million U.S. Dollars) (such Reais amount to be converted into Dollars at the exchange rate set forth in SISBACEN data system, at PTAX 800, Option 5, currency 220, purchase);

(i)	CPRs. Evidence that (i) originals of five (5) CPRs were duly executed and delivered by the Borrower to the Collateral Agent, in an aggregate amount in Reais equivalent to, at least US$13,000,000 (thirteen million U.S. Dollars) per calendar year until the Final Maturity Date, and (ii) such CPRs (x) have been duly registered with the competent Cartório de Registro de Imóveis in Brazil, and (y) cover sugar cane in amounts sufficient to comply with the requirements of Section 5(l)(ii) hereof. For the avoidance of doubt, the planted area of sugar cane to be covered under each CPR delivered pursuant to this Agreement shall be calculated in accordance with the following formula: (Reais equivalent amount for each such CPR) divided by (the Consecana quotation of sugar cane at the then relevant time of calculation) divided by (the average productivity of the area set forth in each such CPR);

(j)	Export Performance Contracts and Off-take Contracts. Evidence that certified true copies of the Export Performance Contracts and the corresponding Off-take Contracts (and each relevant Contract Consent in connection therewith) have been delivered to the Collateral Agent; and

(k)	Other Documents. Such other documents as the Administrative Agent on behalf of the Banks may reasonably request, in its sole discretion.

4.2	Other Conditions. The obligation of the Banks to make each of their respective Loans (or any portion thereof) is also subject to the satisfaction (as determined by the Administrative Agent in its sole discretion but acting reasonably) of the following conditions precedent, and the disbursement by the Banks of each Loan shall constitute a representation by the Borrower and each of the Guarantors that each of the following conditions shall have been satisfied on and as of the relevant Drawdown Date:
(a)	Representations and Warranties. The representations and warranties contained in Section 3 of this Agreement or otherwise made by the Borrower and the Guarantors in connection with the transactions contemplated by this Agreement shall be true and correct as of the relevant Drawdown Date (both before and after giving effect to the Loans) with the same effect as if made at and as of such time;

(b)	No Prohibition. No applicable law, regulation, directive, communication or action has been imposed, issued or taken by any Person (including but not limited to any Governmental Authority) that would have a Material Adverse Effect or that prohibits or prevents the usage of the Loans as set forth in Section 3(d) hereof;

(c)	No Material Adverse Effect. There has been no Material Adverse Effect, nor in the judgment of the Administrative Agent has there been any material adverse change or development involving a prospective material adverse change in (i) United States, Brazilian, Latin American or international financial, banking, political or economic conditions, (ii) the political, social, economic or financial condition of Brazil, (iii) the currency exchange rates or controls imposed by any Brazilian Governmental Authority applicable to Dollars, (iv) any legislation, rules, or regulations affecting financial transactions of the same nature as the one reflected by the Credit Documents, or (v) the loan syndication or capital markets with respect to Brazilian and/or Latin American issuers, and the Administrative Agent shall not have received any notice from the Borrower, any Guarantor or any Bank that there has been a Material Adverse Effect or any such material adverse change or development;

(d)	No Default. The Borrower and the Guarantors shall have performed and complied with all terms and conditions required to be performed or complied with by them herein prior to or at the time of the relevant Drawdown, and at the time of the relevant Drawdown, both before and after giving effect thereto, there shall exist no Default;

(e)	Security Interest. The Collateral Agent (or in the case of the Collection Account Pledge Agreement, the Collection Account Agent) under each of the Security Agreements shall have a first priority perfected security interest in all of the Collateral pledged under such Security Agreements. As soon as practical after the Execution Date (but in no event later than forty-five (45) days after the Execution Date, unless otherwise provided herein or in any of the other Credit Documents), the Borrower shall have caused (i) the appropriate UCC Financing Statement naming the Borrower as debtor to be duly filed with the Recorder of Deeds of the District of Columbia in accordance with the terms and conditions of the Assignment and Security Agreement; (ii) the due registration of the Equipment Fiduciary Lien Agreement(s) (alienação fiduciária de equipamentos em garantia) in Brazil with the competent Cartório de Registro de Títulos e Documentos, (iii) the due registration of the Mortgage in Brazil with the competent Cartório de Registro de Imóveis, (iv) the due registration of the CPRs in Brazil with the competent Cartório de Registro de Imóveis, and (v) the due registration of the Assignment and Security Agreement (which shall (A) have the signatures of the legal representatives of the parties thereto that have not executed such agreement in Brazil duly notarized by a notary public licensed as such under the laws of the place of signing and the signature of such notary public authenticated by a consular official of Brazil, and (B) be translated into Portuguese by a public sworn translator) in Brazil with the competent Cartório de Registro de Títulos e Documentos; provided that the Administrative Agent shall receive evidence that all the applicable registrations and filings have been initiated before the first Drawdown Date;

(f)	Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Administrative Agent and each Bank, and the Administrative Agent and each Bank shall have received all information and such original documents or certified or other copies thereof as the Administrative Agent and each Bank may reasonably request;

(g)	Required Fees and Expenses. The Borrower shall have paid all fees then due and payable to the Agents, the Lead Arranger and the Banks in the amounts and at such times as set forth herein and in separate letter agreements between the Borrower, the Agents, the Lead Arranger and the Banks, including (i) out of pocket and attorney’s fees and expenses pre-approved in writing by the Borrower and (ii) a participation fee to each Bank in an amount equal to (A) 0.3% of such Bank’s Commitment, in the case of each Bank whose Commitment is greater than or equal to US$10,000,000 (ten million U.S. Dollars) and (B) 0.15% of such Bank’s Commitment, in the case of each Bank whose Commitment is less than US$10,000,000 (ten million U.S. Dollars); and

(h)	Note. The Borrower and the Guarantors (as per Aval) shall have executed and delivered to each Bank a Note evidencing the relevant Loan to be made by such Bank.

5.	AFFIRMATIVE COVENANTS. The Borrower and each of the Guarantors, jointly and severally, covenant and agree that so long as any Obligation is outstanding:
(a)	Financial Statements. The Borrower and the Guarantors will deliver to the Administrative Agent in sufficient quantities for distribution to each Bank:
(i)	As soon as available, and in any event no later than one hundred and twenty (120) days after the end of each fiscal year, the Borrower’s and each of the Guarantors’ audited unconsolidated balance sheet, as of the end of their fiscal year, and the related statement of earnings, shareholders’ equity and changes in financial condition prepared in accordance with GAAP, in each case setting forth in comparative form the figures for the previous fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized international standing selected by the Borrower and the Guarantors and reasonably satisfactory to the Administrative Agent which report shall state that (A) such financial statements present fairly the financial position of the Borrower and the Guarantors and their Subsidiaries (if applicable) as at the dates indicated and the results of their operations and their changes in financial condition for the periods indicated in conformity with GAAP, applied on a basis consistent with prior years (except for inconsistencies required by changes in GAAP), (B) the Borrower is in compliance with the covenants set forth in Section 5(n)(i) below (as evidenced by such financial statements), setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with such covenants, and (C) the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

(ii)	As soon as available, and in any event not later than ninety (90) days after the end of each fiscal semester, the Borrower’s and each of the Guarantors’ unconsolidated balance sheet as of the end of such fiscal semester, and the related statement of earnings, shareholders’ equity and changes in financial condition prepared in accordance with GAAP, duly certified by the chief financial officer of the Borrower and each of the Guarantors as having been prepared in accordance with GAAP and accompanied by a certificate signed by a Responsible Officer reciting that such officer is familiar with this Agreement and the business and operations of the Group and that, to the best of such officer’s knowledge, no Default has occurred during such period;

(iii)	As soon as available, and in any event no later than one hundred and twenty (120) days after the end of each fiscal year, the Group’s audited consolidated balance sheet, as of the end of the fiscal year of its members, and the related statement of earnings, shareholders’ equity and changes in financial condition prepared in accordance with GAAP, in each case setting forth in comparative form the figures for the previous fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized international standing selected by the members of the Group and reasonably satisfactory to the Administrative Agent which report shall state that (A) such financial statements present fairly the financial position of the members of the Group and their Subsidiaries (if applicable) as at the dates indicated and the results of their operations and their changes in financial condition for the periods indicated in conformity with GAAP, applied on a basis consistent with prior years (except for inconsistencies required by changes in GAAP), (B) the Group is in compliance with the covenants set forth in Section 5(n)(ii) below (as evidenced by such financial statements), setting forth in reasonable detail the calculations required to establish whether the Group was in compliance with such covenants, and (C) the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

(iv)	As soon as available, and in any event not later than ninety (90) days after the end of each fiscal semester, the Group’s consolidated balance sheet as of the end of such fiscal semester, and the related statement of earnings, shareholders’ equity and changes in financial condition prepared in accordance with GAAP, duly certified by the chief financial officer of the Borrower and each of the Guarantors as having been prepared in accordance with GAAP and accompanied by a certificate signed by a Responsible Officer reciting that such officer is familiar with this Agreement and the business and operations of the Group and that, to the best of such officer’s knowledge, no Default has occurred during such period; and

(v)	If the reports of the independent certified public accountants of each of the Borrower and the Guarantors do not state the matters set forth in item (B) of each of clauses (i) and (iii) above, then the Borrower will deliver to the Administrative Agent in sufficient quantities for distribution to each Bank, simultaneously with each delivery of the financial statements referred to in clauses (i) and (iii) above, a certificate substantially in the form of Annex J hereto, signed by the chief financial officer of the Borrower certifying to its and the Group’s compliance with the covenants set forth in Section 5(n) below (as evidenced by such financial statements), which certificate must set forth in reasonable detail the calculations required to establish whether the Borrower and the Group were in compliance with such covenants.
(b)	Additional Information. It will (i) promptly after it knows or has reason to know that any Default has occurred, deliver to the Administrative Agent and the Banks a certificate from a Person or a Responsible Officer thereof (as the case may be) notifying the Administrative Agent and the Banks as to the occurrence of such Default, describing the same in reasonable detail and describing the actions that it proposes to take with respect thereto, (ii) immediately after the commencement thereof, deliver to the Administrative Agent and the Banks notice in writing of all actions, suits and proceedings before any court or Governmental Authority which, if determined adversely to it, would have a Material Adverse Effect, and (iii) provide such other information respecting its respective business, properties, condition or operations, financial or otherwise, or that of its Subsidiaries, if any, as the Administrative Agent or the Banks may reasonably request, provided that (A) such other information is not of a confidential nature, and (B) the disclosure of such other information to the Administrative Agent or the Banks does not breach the relevant applicable law.

(c)	Inspection. It will permit any officers or employees of each of the Banks and of the Administrative Agent, as well as any third parties designated by them (at their own costs and expenses), to visit and inspect the Collateral, or any of its properties and the Borrower’s and the Guarantors’ respective Subsidiaries and to discuss matters pertinent to an evaluation of the credit of the Borrower or the Guarantors or relating to compliance with this Agreement with the principal officers of the Borrower or the Guarantors, and to the fullest extent permitted by law and appropriate regulatory authority (and not expressly restricted under any binding agreement on the Borrower or the Guarantors), to review all books of record and account and any available reports or statements relevant thereto, all as often as they may reasonably request and during regular business hours, after reasonable prior notice, except at any time at which a Default shall have occurred and be continuing, when due notice shall not be required. Without limitation, the Borrower will engage an independent inspection and/or appraisal company reasonably acceptable to the Administrative Agent to verify on a semi-annual basis the development of the sugar cane crops covered by the CPRs and to report such results to the Administrative Agent and, if any discrepancies are reported, to conduct such further inspections and/or appraisals as may be required by the Administrative Agent. The Borrower shall pay, and indemnify the Banks and the Agents against, any and all out-of-pocket costs and expenses in respect to the semi-annual inspections referred to herein, as well as any other fees related to the appraisal of assets of the Collateral.

(d)	Corporate Existence, Taxes and Maintenance of Properties. It will and will cause each of its Subsidiaries to:
(i)	do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, franchises and licenses, except where the failure to preserve such existence, rights, franchises or licenses could not reasonably have, individually or in the aggregate, a Material Adverse Effect;

(ii)	promptly pay, discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges lawfully levied or imposed upon its property or any part thereof before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any property or any part thereof. The Borrower and each Guarantor may in good faith contest any such taxes, assessments, charges or claims, and in the event of such contest may permit the same to remain unpaid, so long as enforcement of such contested item is effectively stayed during the period of such contest and the Borrower or the relevant Guarantor, as the case may be, has established adequate reserves therefor in accordance with GAAP; and

(iii)	maintain, preserve and keep its properties which are necessary to it for the conduct of its business in good repair and working order (ordinary wear and tear excepted) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.
(e)	Compliance with Laws. It will and will cause each of its Subsidiaries to, comply with any and all regulations, rules, laws and orders applicable to it, including, without limitation, any and all regulations, rules, laws and orders pertaining to social security, retirement and pension matters, except where any such noncompliance, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

(f)	Environmental Laws. It will and will cause each of its Subsidiaries to comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with and maintain, any and all licenses, including the Preliminary License, the Installation License and such other environmental licenses to install and operate the Project, approvals, registrations or permits required by applicable Environmental Laws.

(g)	Books and Records. It will and will cause each of its Subsidiaries to keep proper books of record and account in which full, true and correct entries in conformity with GAAP and the requirements of applicable law shall be made of all dealings and transactions in relation to its business.

(h)	Insurance. It will and will cause each of its Subsidiaries to maintain insurance coverage by financially sound and reputable insurers in such forms and amounts, with such deductibles and against such risks, as are customary for business entities of established reputation engaged in the same or a similar business and owning and operating similar properties. The Borrower will ensure that the Insurance Policies are at all times in full force and effect.

(i)	Material Contracts. It will and will cause each of its Subsidiaries to fully perform its obligations under, and maintain in full force and effect during its stated term, each existing and future agreement or instrument to which it is a party or by which it is bound, except where the failure to so perform or so maintain in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

(j)	Ranking. It will and will cause each of its Subsidiaries to ensure that the obligations to the Banks evidenced by each of the Credit Documents are its direct and unconditional obligations, and rank (i) in the case of the Borrower, (A) at least pari passu in priority of payment and in all other respects with all its other secured obligations, whether now existing or hereafter outstanding, and (B) senior in priority of payment and in all other respects with all its unsecured obligations, whether now existing or hereafter outstanding and (ii) in the case of each Guarantor, at least pari passu in priority of payment and in all other respects with all its other unsecured obligations, whether now existing or hereafter outstanding.

(k)	Security Interest. The Borrower will perform any and all reasonable acts and execute any and all reasonable documents (including the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the statutes, rules or regulations of any applicable foreign, federal, state or local jurisdictions, from time to time, in order to grant and maintain in favor of the Collateral Agent or the Collection Account Agent, as the case may be, for the benefit of the Banks, first priority security interests in each item of the Collateral perfected to the extent contemplated by the Security Agreements.

Within forty-five (45) days after the Execution Date, unless otherwise provided herein or in any of the other Credit Documents, the Borrower shall complete the due registration of (i) the Mortgage and CPRs in Brazil with the competent Cartório de Registro de Imóveis, (ii) the Equipment Fiduciary Lien Agreement(s) (alienação fiduciária de equipamentos em garantia) in Brazil with the competent Cartório de Registro de Títulos e Documentos, and (iii) the Assignment and Security Agreement (which shall (A) have the signatures of the legal representatives of the parties thereto that have not executed such agreement in Brazil duly notarized by a notary public licensed as such under the laws of the place of signing and the signature of such notary public authenticated by a consular official of Brazil, and (B) be translated into Portuguese by a public sworn translator) in Brazil with the competent Cartório de Registro de Títulos e Documentos.

The Borrower shall deliver to the Administrative Agent evidence that the registrations required in the preceding two paragraphs above have been completed in good order and that it has granted in favor of the Collateral Agent, for the benefit of the Banks, first priority security interests in each item of Collateral.

Promptly upon request of any Bank, the Borrower shall register this Agreement (and a sworn translation hereof in Portuguese) with the appropriate Cartório de Registro de Títulos e Documentos in the cities where each party thereto is domiciled, and pay all expenses incurred in connection with such translation and filings.

Subject to Section 5(l) below, the Borrower shall provide to the Collateral Agent a conformed copy of each Assigned Export Contract, together with the relevant Contract Consents, at the time that such Export Contract becomes an Assigned Export Contract.

The Borrower will also deliver or cause to be delivered to the Collateral Agent and/or the Collection Account Agent for the benefit of the Banks from time to time such other documentation, consents, authorizations, approvals and orders in form and substance satisfactory to the Banks as the Banks shall deem reasonably necessary or advisable to perfect or maintain the Liens on the Collateral for the benefit of the Banks.
(l)	Collateral Amount. The Borrower will ensure that:
(i)	during each Calculation Period the aggregate Market Value of Assigned Export Contracts assigned and pledged to the Collateral Agent for the benefit of the Banks under the Assignment and Security Agreement is at least equal to one hundred twenty percent (120%) of the Debt Service and that each such Assigned Export Contract is delivered to the Collateral Agent on or before April 1 preceding such Calculation Period (except for the first Calculation Period, which delivery obligation shall comply with Section 4.1(j)); provided that if such Market Value of Assigned Export Contracts (in the aggregate) is ever less than one hundred twenty percent (120%) of the Debt Service, then the Borrower will promptly but in any event within 30 days (A) arrange for the amendment of such contract(s) or execution of such other Assigned Export Contracts, in form and substance satisfactory to the Collateral Agent in its sole discretion, to increase the amount of Goods covered thereby so that such coverage ratio is met and provide to the Administrative Agent a copy of the relevant amendment or (B) prepay Loans in accordance with Section 2.9 hereof in such amount as will reduce the Debt Service to an amount so that such coverage ratio is satisfied. The Borrower shall deliver copies of new Assigned Export Contracts to the Collateral Agent and the Administrative Agent by not later then ninety (90) days prior to the date of expiration or termination of the Assigned Export Contracts then in force and effect.

(ii)	at all times the aggregate Market Value of sugar cane covered by each CPR which is free and clear of any Lien (except for those Liens created in favor of the Collateral Agent for the benefit of the Banks) is at least equivalent to one hundred thirty percent (130%) of the amounts of principal on the Loans due by the Borrower to the Banks on the Principal Repayment Dates of each calendar year starting on 2009 and until the Final Maturity Date, provided that if such aggregate Market Value of sugar cane covered by each such CPR is ever less than one hundred thirty percent (130%) of such amounts then the Borrower will promptly but in any event within 30 days (A) arrange for the issue or endorsement and delivery to the Collateral Agent of such additional CPRs, in form and substance satisfactory the Collateral Agent, sufficient to increase the amount of sugar cane covered thereby so that such coverage ratio is met or (B) prepay Loans in accordance with Section 2.9 hereof in such amount as will reduce the outstanding principal of the Loans to an amount so that such coverage ratio is satisfied;

(iii)	at all times the sum of the aggregate value of the Collateral pledged pursuant to the Equipment Fiduciary Lien Agreement(s) (alienação fiduciária de equipamentos em garantia) and the Mortgage shall be at least one hundred percent (100%) of the principal amount of the Loans, provided that the aggregate value of the Mortgage shall be at least fifty percent (50%) of the principal amount of the Loans;

(iv)	the Security Agreements shall remain valid and enforceable according to their respective terms for so long as any Obligation is outstanding hereunder; and

(v)	the Borrower shall cause all Assigned Export Contracts to have “cash upon delivery of export documentation or cash against documents” (CAD) as their payment terms.

All calculations of the Dollar value of the Collateral shall be made by the Administrative Agent in its sole but reasonable discretion based upon then current market rate at the time of determination thereof.

(m)	Further Assurances. It will cooperate with the Administrative Agent and each Bank and execute and deliver such further instruments, documents, authorizations, consent, approvals and orders in form and substance satisfactory to the Administrative Agent, as the Administrative Agent, on behalf of any Bank, shall reasonably request to carry out the transactions contemplated by this Agreement.

(n)	Financial Covenants.
(i)	the Borrower shall, based on its fiscal year audited financial statements, in accordance with GAAP, ensure that, as of December 31 of each fiscal year:
(A)	the Liquidity Ratio shall be equal to or greater than 1.0 from and after the fiscal year ended December 31, 2008; and

(B)	the Debt Service Coverage Ratio shall be equal to or greater than 1.0 from and after the fiscal year ended December 31, 2008.
(ii)	the Group shall, based on its members combined fiscal year audited financial statements, in accordance with GAAP, ensure that, as of December 31 of each fiscal year:
(A)	the Liquidity Ratio shall be equal to or greater than 1.2 from and after the fiscal year ended December 31, 2007;

(B)	the Net Bank Debt/EBITDA Ratio shall be less than or equal to (x) 5.0 from 2007 to 2008, and (y) 3.0 from and after the fiscal year ended December 31, 2009;

(C)	the Interest Coverage Ratio shall be equal to or greater than (x) 3.0 from 2007 to 2009, and (y) 4.0 from and after the fiscal year ended December 31, 2010.
(o)	Exchange Operations. The Borrower will appoint and exclusively use the Administrative Agent for purposes of all foreign exchange operations with respect to the Loans, in accordance with the terms hereof and to the extent permitted by the applicable Brazilian laws and regulations.

(p)	Documentary Collection. The Borrower will appoint and exclusively use the Administrative Agent for all documentary collections with respect to the Assigned Export Contracts and the Borrower agrees that the proceeds of such collections may be applied toward the foreign exchange contracts with the Administrative Agent pursuant to clause (o) above. The Borrower shall further ensure that all invoices originating an Export Receivable related to the Assigned Export Contract include a prominent irrevocable instruction requiring the relevant Importer to make all payments directly to the Collection Account.

(q)	Schedule for the Project Implementation. The Borrower shall implement the Project according to the timetables attached hereto as Schedule 3. The Borrower will engage independent advisors reasonably acceptable to the Administrative Agent and the Required Banks to periodically monitor the progress of the Project (at least on a quarterly basis during the construction phase of the mill and at least once a year during the development phase of the sugar cane plantation), which independent advisors shall certify to the Administrative Agent the Project’s compliance in respect to the milestones and budget established therein (“Engineering Report”). The Borrower shall pay, and indemnify the Banks and the Agents against, any and all reasonable out-of-pocket costs and expenses in respect to the inspections and certificates referred to herein, including, without limitation, the fees and expenses of the relevant independent advisors.

(r)	Start-up of the Project. The Borrower shall ensure that the Project shall start milling on or before August 31, 2008. The Borrower shall obtain for this purpose the definitive operation license in connection with the Project (licença de operação).

(s)	Capitalization. In the event (i) the cost of the Project as at December 31, 2009 exceeds R$521,000,000.00 (five hundred and twenty-one million Reais) or (ii) the Project’s development does not comply with the timetable set forth in Schedule 3 hereof as per any Engineering Report; then, in each such case and promptly upon the request of the Administrative Agent, Adeco Participações, in its capacity as shareholder of the Borrower, shall capitalize the Borrower through additional paid-up Capital Stock in cash or through Subordinated Debt in an amount sufficient to assure that the Borrower will have enough financial resources to soundly carry out its corporate and business activities and comply with all the Obligations as they become due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise).

(t)	Use of Proceeds. The Borrower will use proceeds of the Loans solely to finance capital expenditures and advances to suppliers in connection with the implementation of the Project for the purpose of subsequently exporting the Goods (or goods under each Off-take Contract) to the Importers, provided, however, that prior to the issue of the Installation License the Borrower shall not use the proceeds of any Loan to finance, carry out or perform any civil engineering or other work in connection with the construction and/or start-up of the Project, including, without limitation, its foundations, structural set-up and equipment installation.

(u)	Export Performance Contract and Off-take Contract. The Borrower shall maintain each Export Performance Contract and each corresponding Off-take Contract (and its relevant Contract Consents) in full force and effect until the date of their expiration. If, however, an Export Performance Contract or an Off-take Contract is terminated on a date prior to October 31, 2009 (such date, the termination date) and Export Receivables have not been deposited into the Collection Account in an amount sufficient to indefeasibly satisfy all installments of principal of the Loans falling due in 2009, then the Borrower shall deliver to the Collateral Agent and the Administrative Agent no later than fifteen (15) days from the termination date, a replacement Export Performance Contract or Off-take Contract, as applicable, in form and substance satisfactory to the Collateral Agent, acting in accordance with the consent of all the Banks, and with an exporter or Importer, as the case may be, acceptable to it.
6.	NEGATIVE COVENANTS. Each of the Borrower and the Guarantors agrees, jointly and severally with each other, that so long as any Obligation is outstanding, it will not and will not permit its Subsidiaries to:
(a)	Transactions with Affiliates. Enter into any transaction or series of related transactions with any Affiliate thereof, other than, cumulatively, (i) in the ordinary course of their respective businesses, (ii) in accordance with Section 6(i) hereof, and (iii) on terms and conditions substantially as favorable to it as would reasonably be obtained at that time in a comparable arm’s length transaction with a Person other than such Affiliate.

(b)	Mergers Etc. Enter into any merger, consolidation, or amalgamation (except for any merger, consolidation or amalgamation in which it is the surviving party, or any merger of a Subsidiary of the Borrower into (i) another Subsidiary of the Borrower or (ii) the Borrower), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or enter into any reorganization or corporate restructuring. Notwithstanding the foregoing, each of the Borrower and the Guarantors may enter into any merger, consolidation, spin-off or amalgamation with any member of the Group in which the surviving party is either the Borrower or a Guarantor, or any share capital increase/reduction within the Group, provided, however, that such merger, consolidation, spin-off, amalgamation or share capital increase/reduction does not, upon completion, (A) increase or materially alter the nature of the liabilities (contingent or otherwise) of the Borrower or such Guarantor, as the case may be, on a consolidated basis, and (B) has not or could not reasonably be expected to have a Material Adverse Effect.

(c)	Change in Nature of Business. Make any material change in the nature of its business as carried on at the date hereof.
(d)	Limit on Accounting Changes. Make any change in accounting treatment or reporting practices, change its fiscal year or promote any revaluation of its assets, except as permitted by GAAP.

(e)	Limit on Dividends. Pay any Dividends in the calendar years of 2007, 2008 and 2009, and thereafter, it will only be permitted if and to the extent that such payment would not result in the breach of any financial covenant contained herein or cause the occurrence of an Event of Default.

(f)	Sale of Assets Etc. The Borrower will not convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or fixed assets, or purchase or otherwise acquire (in one or a series of related transactions) all or substantially all of the property or fixed assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the Borrower may (i) make sales of inventory and other personal property in the ordinary course of business, (ii) in the ordinary course of business, sell equipment which is uneconomic or obsolete, and (iii) sell fixed assets; provided, however, that the aggregate value of such fixed assets permitted to be sold pursuant to clause (iii) hereof shall not exceed R$10.000.000 (ten million Reais) (or its equivalent amount in any other currency) during any fiscal year of the Borrower.

(g)	Liens. Create, incur, assume or permit to exist any Lien on any part of the Collateral or any part of the Credit Documents or the rights established therein, except for Liens, cumulatively, (i) previously disclosed in writing to the Administrative Agent and the Banks and duly approved by the Banks, and (ii) in accordance with Section 6(i) hereof.

(h)	Bank Debt. The Borrower will not incur, assume or otherwise become or remain directly or indirectly liable with respect to any Bank Debt other than the Loans and the BNDES On-lending Financing. Notwithstanding the foregoing, after August 31, 2008 the Borrower may incur, assume or otherwise become or remain directly or indirectly liable with respect to new Bank Debt provided that, (i) such new Bank Debt complies with the terms and conditions set forth in Section 6(i) hereof, and (ii) both before and immediately after such new Bank Debt is incurred or assumed, directly or indirectly, by the Borrower, (A) there is no Default or Event of Default occurring and continuing, and (B) the Borrower complies with the covenants set forth in Section 5(n) hereof.

(i)	Certain Intercompany Transactions. Neither the Borrower nor any of the Guarantors shall or shall permit any of its Subsidiaries to, directly or indirectly:
(i)	Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Affiliate that is not part of the Group;

(ii)	Create, issue, assume, become liable in respect of or suffer to exist any Indebtedness to any Affiliate that is not part of the Group or of any Subsidiary or Affiliate to it or any Guarantee Obligation in respect of its Indebtedness, except under this Agreement; or

(iii)	Pay, or enter into any contractual obligation requiring the payment of, any management, service or similar fees (howsoever characterized) to any Affiliate that is not part of the Group, other than, cumulatively, (i) in the ordinary course of their respective businesses, (ii) on terms and conditions substantially as favorable to it as would reasonably be obtained at that time in a comparable arm’s length transaction with a Person other than such Affiliate that is not part of the Group, and (iii) which is not in excess of the aggregate amount in Reais equivalent to US$1,000,000 (one million U.S. Dollars) per year.
7.	GUARANTY.
7.1	Guaranty. For value received and hereby acknowledged and as an inducement to the Banks to make the Loans available to the Borrower, each Guarantor, jointly and severally, hereby unconditionally and irrevocably guaranties as primary obligor and not merely as surety (i) the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, (ii) the strict performance and observance by the Borrower of its obligations under this Agreement and the other Credit Documents and of all agreements, warranties and covenants applicable to the Borrower in this Agreement and the other Credit Documents; and (iii) the strict payment and performance of all such obligations under this Agreement and the other Credit Documents which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the United States Bankruptcy Code and the operation of Sections 502(b) and 506(c) of the United States Bankruptcy Code or any similar legislation applicable to the Borrower or any Guarantor (such obligations collectively being the “Guaranteed Obligations”).

7.2	Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof and of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Banks with respect thereto. The liability of the Guarantors under this Section 7 with regard to the Guaranteed Obligations of the Borrower shall be absolute and unconditional irrespective of:
(i)	any lack of validity or enforceability of this Agreement, the Notes, any of the other Credit Documents, or any other agreement or instrument relating thereto;

(ii)	any change in the time, manner or place of payment, or in any other term, of all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Agreement, any Note and/or any other Credit Document (with regard to such Guaranteed Obligations);

(iii)	any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(iv)	any change of control of or ownership in the Borrower or any Guarantor;

(v)	the Borrower or any Guarantor not being the surviving or successor entity in any merger or consolidation with another Person or any other reorganization or other corporate restructuring;

(vi)	any acceptance of any partial payment(s) from the Borrower and/or any Guarantor; or

(vii)	any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any Guarantor in respect of the Guaranteed Obligations.
The obligations of each Guarantor contained in this Section 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Banks upon the insolvency, bankruptcy or reorganization of the Borrower and/or any Guarantor or otherwise, all as though such payment had not been made.

7.3	Effectiveness, Enforcement. The guaranty obligations of the Guarantors under this Section 7 shall be effective as of the date hereof and shall be deemed to be made with respect to the Loans as of the time they are made or issued. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of the Borrower or of any Guarantor, and no defect in or insufficiency or want of powers of the Borrower or any Guarantor or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. The agreements of each Guarantor contained in this Section 7 constitute a continuing guaranty and shall remain in full force and effect until payment in full of, and performance of, all

Guaranteed Obligations and all other amounts payable under this Section 7. The agreements of each Guarantor contained in this Section 7 are made for the benefit of the Banks and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Banks first to exercise any rights against the Borrower or to exhaust any remedies available to it against the Borrower or to resort to any other source or means of obtaining payment of any of the Guaranteed Obligations or to elect any other remedy. Each Guarantor irrevocably authorizes the Agents and the Banks to take any action in respect of the Guaranteed Obligations or any collateral or guaranties securing them or any other action that might otherwise be deemed a legal or equitable discharge of a surety, without notice to or the consent of such Guarantor and irrespective of any change in the financial condition of any Loan Party. This Guaranty shall be enforceable against the Guarantors to the maximum extent permitted by fraudulent transfer laws. For purposes of this Section 7, “fraudulent transfer laws” means applicable Brazilian or United States bankruptcy and State fraudulent transfer and conveyance statutes and the related case law.

7.4	Waivers. To the fullest extent permitted by law, each Guarantor hereby irrevocably waives promptness, diligence, presentment, demand, protest, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and the obligations under this Section 7 and any requirement that the Banks protect, secure, perfect or otherwise take action to ensure any security interest or Lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral. Each Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Guaranteed Obligations and the obligations under this Section 7 by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect. In addition, each Guarantor irrevocably and unconditionally waives all benefits under Articles 333, 366, 821, 824, 827, 828, 829, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Article 595 of the Brazilian Code of Civil Procedure. Each Guarantor also irrevocably waives any offset or counterclaim or other right, defense or claim based on or in the nature of any obligation now or later owed to such Guarantor by the Borrower or any Agent or Bank.

7.5	Subordination. The (i) payment of any amounts due with respect to any Indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to any Guarantor and (ii) exercise by any Guarantor of any rights against the Borrower arising as a result of payment by a Guarantor hereunder by way of subrogation, reimbursement, restitution, contribution or otherwise are hereby subordinated to the prior payment in full of all of the Obligations, including those for purposes of Article 83, VIII, (a), of Law 11.101/2005. Each Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, no Guarantor will demand, sue for or otherwise attempt to collect any such Indebtedness of the Borrower to any Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such Indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Banks and be paid over to the Paying Agent or the Administrative Agent, on behalf of the Banks, on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions hereof.

7.6	No Marshalling. Except to the extent required by applicable law, the Banks shall not be required to marshal any collateral securing, or any guaranties of, the Guaranteed Obligations, or to resort to any item of collateral or any guaranty in any particular order, and the Banks’ rights with respect of any collateral and guaranties will be cumulative and in addition to all other rights, however existing or arising. To the extent permitted by applicable law, each of the Guarantors irrevocably waives, and agrees that it will not invoke or assert, any law requiring or relating to the marshaling of collateral or guaranties or any other law which might cause a delay in or impede the enforcement of the Banks’ rights under this Section 7, under any of the other Credit Documents or under any other agreement.

7.7	Representations and Warranties. Each Guarantor represents, warrants and agrees to the Administrative Agent and each Bank that (i) it will receive valuable direct and indirect benefits as a result of the transactions financed by the Loans under the Credit Documents; (ii) these benefits will constitute “reasonably equivalent value” and “fair consideration” as those terms are used in fraudulent transfer laws; (iii) it has not made a transfer or incurred an obligations under the Guaranty with the intent to hinder, delay or defraud any of its present or future creditors. Each Guarantor acknowledges and agrees that each of the Agents and the Banks has acted in good faith in connection with the Guaranty and the transactions contemplated by the Credit Documents.

7.8	Nature of Guarantors’ Obligations. The obligations of each Guarantor under the Guaranty are independent of any obligation of the Agents or Banks or any other Person, and a separate action or actions may be brought and prosecuted against any Guarantor under this Guaranty whether or not any action is brought or prosecuted against the Agents or Banks or any other Person and whether or not the Agents or Banks or any other Person is joined in any action under the Guaranty. This Guaranty is a guaranty of payment and not merely of collection.

7.9	Additional Security. This Guaranty is in addition to and are not in any way prejudiced by any other guaranty or security now or subsequently held by any Finance Party.

7.10	Set Off. An Agent or Bank may set off any matured obligation owed by a Guarantor under this Guaranty (to the extent beneficially owned by such Agent or Bank) against any obligation (whether or not matured) owed by the Agent or Bank to such Guarantor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the

Agent or Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Agent or Bank may set off in an amount estimated by it in good faith to be the amount of that obligation.

7.11	Election of Remedies. Each Guarantor understands that the exercise by the Agents and the Banks of certain rights and remedies contained in the Credit Documents may affect or eliminate the Guarantor’s right of subrogation and reimbursement against the Loan parties and that the Guarantor may therefore incur a partially or totally nonreimbursable liability under this Guaranty. Each Guarantor expressly authorizes the Agents and the Banks to pursue their rights and remedies with respect to the Guaranteed Obligations in any order or fashion they deem appropriate, in their sole and absolute discretion, and waives any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution, exoneration or subrogation or any other rights or remedies of the Guarantor against the Borrower, any other person or any security, whether resulting from any election of rights or remedies by the Agents or the Banks, or otherwise.
8.	EVENTS OF DEFAULT. If:
(a)	The Borrower or any Guarantor shall (i) fail to pay any principal of any Loan when due or (ii) fail to pay any interest on any Loan or any other Obligation payable by it hereunder or under any other Credit Document within five (5) Business Days from the due date thereof; or

(b)	The Borrower or any Guarantor shall fail to duly observe or perform (i) any covenants, agreements or obligations contained in Section 5(l), Section 5(t), Section 5(u) or Section 6 of this Agreement or in the Security Agreements, or (ii) any covenants, agreements or obligations contained in this Agreement (other than as provided in subsections 8(a) and 8(b)(i)), or any of the other Credit Documents or any other instrument or document delivered in connection herewith, and such failure continues for a period of fifteen (15) days after the date on which written notice of such failure shall have been given to the Borrower or the relevant Guarantor, as the case may be, by the Administrative Agent or any Bank; or

(c)	The Borrower or any of the Guarantors has made any representation or warranty herein or in any other writing furnished pursuant to or in connection with this Agreement or any of the other Credit Documents which shall prove to have been incorrect, false or misleading in any material respect on the date when made or deemed made and (i) such incorrectness has or could reasonably be expected to have a Material Adverse Effect and (ii) the circumstances or events giving rise to such incorrectness are incapable of remedy or are not remedied by the date which is twenty (20) days after the earlier of (A) the Borrower having actual knowledge of the incorrect representation or warranty (B) the Administrative Agent or any Bank notifying the Borrower in writing of the incorrect representation or warranty; or

(d)	The Borrower, any of the Guarantors or any of their relevant Subsidiaries shall have defaulted in the payment of the principal of or the interest on any of its respective Indebtedness in an aggregate amount exceeding US$500,000 (five hundred thousand U.S. Dollars) (or the equivalent thereof in another currency), when due, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, or any other default shall have occurred under the terms of any instrument or agreement evidencing or setting forth terms and conditions applicable to any of its respective Indebtedness in an aggregate amount exceeding US$500,000 (five hundred thousand U.S. Dollars) (or the equivalent thereof in another currency), or any other event shall occur or condition exist, if the effect of such default, condition or event is to cause or permit the holder or holders of such Indebtedness (or anyone acting on behalf of such holder or holders) to cause such Indebtedness to become due prior to its date of maturity, except for a default in the payment of principal of or interest on any of the Borrower, the Guarantors or their relevant Subsidiaries respective Indebtedness in an aggregate amount exceeding US$500,000 (five hundred thousand U.S. Dollars) (or the equivalent thereof in another currency) which, cumulatively, (i) is being contested in good faith and in appropriate proceedings, and (ii) for which the Borrower, the Guarantors or their relevant Subsidiaries, as the case may be, has established adequate reserves in accordance with GAAP; or

(e)	One or more judgments or orders from which no further appeal is permissible under applicable law for the payment of money aggregating in excess of US$2,500,000) (two million and five hundred thousand U.S. Dollars) (or its equivalent in another currency) shall be rendered against the Borrower or any Guarantor and such judgment or order shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry of judgment; or

(f)	The Borrower or any Guarantor or any of their relevant Subsidiaries and/or Affiliates shall: (i) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (ii) make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it or any substantial part of its assets; (iii) commence any proceeding under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, winding-up or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (iv) have had any such petition or application (as described in (ii) above) filed or any such proceeding (as described in (iii) above) shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding is not dismissed, discharged or bonded within sixty (60) days of such filing or commencement; (v) have proposed to any creditor or any group of creditors of the same nature and subject to the same payment conditions, an out-of-court reorganization plan (plano de recuperação extrajudicial), regardless of its confirmation by the relevant court; (vi) have filed for court reorganization (recuperação judicial), which request shall or shall not be granted by court; or (vii) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or
(g)	Any attachment, execution or legal process shall be enforced against any assets or property of the Borrower or any Guarantor which has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and such attachment, execution or legal process shall remain unstayed and in effect for a period of thirty (30) days; or

(h)	Any of the Credit Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any Guarantor shall so assert; or any of the Security Agreements shall not give or shall cease in any respect to give the collateral agent designated therein the Liens, rights, powers and privileges purported to be created thereby (including a first priority perfected security interest in, and Lien on, all of the Collateral subject thereto) or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any Security Agreement shall be contested by the Borrower, any Guarantor, any of their respective Subsidiaries or any third party; or

(i)	A Change of Control shall have occurred, except for a Change of Control that has occurred as a result of a public offering of (i) the Borrower’s Capital Stock that is registered with the CVM or its equivalent in any jurisdiction other than Brazil, or (ii) the Capital Stock of any of the Borrower’s Affiliates that is registered with CVM or its equivalent in any jurisdiction other than Brazil, provided that any such public offering maintains or strengthens the financial capacity and corporate governance standards of the Borrower’s or the Borrower’s Affiliates; or

(j)	All or any substantial part of the undertaking, assets or revenues of the Borrower or any Guarantor is seized or otherwise appropriated by any Person acting under the authority of any Governmental Authority, or the Borrower or any Guarantor is prevented by any such Person from exercising normal control over all or any substantial part of its undertakings, assets or revenues; or

(k)	(i) A Governmental Authority of Brazil (including without limitation the Central Bank of Brazil) shall (A) take any action, including but not limited to the introduction of legislation, which, directly or indirectly, prevents the Borrower from exporting Goods (or goods under each Off-take Contract) from Brazil, (B) declare a general suspension of payment or a moratorium on the payment of debt of the Borrower or any Guarantor (which does not expressly exclude this Agreement) or (C) fail to exchange, or to approve or permit the exchange of, Reais for Dollars, or take any other action including the promulgation, operation or enforcement of any law, act, decree, regulation, ordinance, order, policy, or determination, or any modification of, or change in the interpretation of, any of the foregoing that has the effect of restricting or preventing such exchange or the transfer of any funds outside Brazil, beyond the extent to which such restrictions exist on the Execution Date, or (ii) the unavailability of United States Dollars in any legal exchange market therefor in Brazil in accordance with normal commercial practice; or

(l)	Any circumstance, or any event or series of events occurs which, in the opinion of the Required Banks, has or could reasonably be expected to have a Material Adverse Effect, and such circumstance, event or series of events continues for more than 10 days; or

(m)	The Borrower shall not have made the first disbursement under the BNDES On-lending Financing by March 31, 2008; or

(n)	The Borrower shall have failed to obtain (i) the Preliminary License by the date that is two hundred and ten (210) days after the first Drawdown Date, or (ii) the Installation License by the date that is three hundred (300) days after the first Drawdown Date, thereupon and at any time thereafter and in every such event (each an “Event of Default”),
(1)	in the case of an Event of Default other than one specified in clause (f) of this Section 8, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Banks, by notice to the Borrower, declare the Commitments of each Bank to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Banks, by notice to the Borrower, declare the Loans then outstanding, all accrued interest thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents to be forthwith due and payable, whereupon such Loans, all such accrued interest thereon and all such other amounts payable under this Agreement, the Notes and the other Credit Documents shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly and irrevocably waived by the Borrower and the Guarantors, and (iii) shall at the request, or may with the consent, of the Required Banks, take or direct any of the other Agents to take any collection, remedial or enforcement action permitted by applicable law or any of the Security Agreements; and

(2)	in the case of an Event of Default specified in clause (f) of this Section 8, (i) the Commitments of each Bank shall automatically be terminated and (ii) the Loans then outstanding, all accrued interest thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors.

9.	TAXES
9.1	Taxes
(a)	All payments due hereunder or under the Notes to or for the account of any Bank or the Paying Agent shall be made without deduction for or on account of any present or future income, stamp, value-added, registration, transfer and other taxes, levies, imposts, duties, fees, withholdings, assessments or other charges of whatever nature, or any interest, penalty, or similar liability with respect thereto, now or hereafter imposed by any taxing authorities in any jurisdiction (other than such taxes as may be measured by the overall net income of a Bank or the Paying Agent and imposed in the jurisdiction in which the Bank’s or Paying Agent’s principal office is located) and any and all extraordinary taxes which may be imposed on this transaction or payments contemplated hereunder or under each of the Notes (“Taxes”).

(b)	If Taxes are required to be withheld or deducted from any such payment, the Borrower shall pay to each Bank or the Paying Agent, as the case may be, such additional amount as may be necessary to ensure that the net amount actually received by such Bank or the Paying Agent, as the case may be, in respect of such payment free and clear of Taxes, is equal to the amount which such Bank or the Paying Agent, as the case may be, would have received if Taxes had not been withheld or deducted from such payment. Without limiting the foregoing sentence, the Borrower shall pay all Taxes due in respect of any such payment (including all Taxes payable on account of any such payment of Taxes) on or before the respective due dates thereof and, upon making any such deduction, withholding or payment of Taxes, the Borrower shall furnish to such Bank or the Paying Agent, as the case may be, within thirty (30) days thereafter, an original or certified copy of a receipt from the relevant taxing authority evidencing such deduction, withholding or payment.

(c)	If any Taxes are paid directly by any Bank or the Paying Agent, or if the Borrower fails to comply with the provisions of this Section 9.1, the Borrower shall, within thirty (30) days after written demand of such Bank or the Paying Agent, reimburse such Bank or the Paying Agent, as the case may be, for all such payments, and indemnify such Bank or the Paying Agent, as the case may be, for any related interest, penalty or similar liability.

9.2	Other Taxes. Without limiting Section 9.1, the Borrower shall pay, and indemnify each Bank and the Paying Agent against, any and all stamp, excise, registration, transfer, capital, net worth and similar taxes including, without limitation, taxes on financial outstandings, taxes assessed on loans to Brazilian borrowers, court taxes and any extraordinary tax (“Other Taxes”) which may be payable or determined to be payable on or in connection with the execution, delivery, performance or enforcement of this Agreement, the Notes, the lending or borrowing hereunder, or the acquisition of debt obligations of a foreign obligor imposed by any jurisdiction. The Borrower shall further pay, and indemnify each Bank and the Paying Agent against, any and all penalties and liabilities with respect to or resulting from delay or omission to pay such Other Taxes.
10.	THE AGENTS; THE LEAD ARRANGER;
10.1	Appointment; Limitation of Liability. Each Bank hereby irrevocably designates and appoints each Agent as the agent of such Bank under this Agreement, the other Credit Documents and the documents delivered in connection herewith and therewith, and each Bank hereby irrevocably authorizes each Agent in such capacity, to take such action on its behalf under this Agreement, the other Credit Documents and the documents delivered in connection herewith and therewith and to exercise such powers and perform such duties under this Agreement and the other Credit Documents as are expressly delegated to each Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto, including, without limitation in the case of the Collection Account Agent and the Collateral Agent the power to receive and/or foreclose Collateral on behalf of the Banks and to execute and deliver all Security Agreements to which they are party on behalf of the Banks. The Banks may have to grant the Collateral Agent one or more powers of attorney as may be required or convenient under Brazilian law in order to allow the Collateral Agent to execute, register and deliver all Security Agreements, to perform its rights and obligations, to foreclose on the Collateral and/or remit the resulting proceeds thereof for the ratable benefit of the Banks. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Credit Documents no Agent in its respective capacity as such agent, shall have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Credit Document or any document delivered in connection herewith or therewith or otherwise exist against any Agent, in its respective capacity as such. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or any other Credit Document with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship agreed between independent contracting parties. No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent is required to exercise in writing by the Required Banks (or when expressly required hereby or thereby, all the Banks). In all cases the Agents shall be fully protected in acting, or in refraining from acting, under the Credit Documents in accordance with a request of the Required Banks (or when expressly required hereby or thereby, all the Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes.

10.2	Delegation of Duties. Each Agent may execute any of its duties under the Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties, with such fees of such counsel for the account of the Borrower. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

10.3	Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless it has received notice from the Borrower or a Bank describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that any Agent receives such a notice, such Agent shall give prompt notice thereof to each Bank. Such Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks; provided, that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

10.4	Reliance of Agent, etc. No Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Credit Document, (a) with the consent or at the request of the Required Banks (or when expressly required hereby or thereby, all the Banks) or (b) in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agents: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Bank that is the payee of such Note, as assignor, and an assignee, as provided in Section 11.1 hereof; (ii) may consult with legal counsel (including counsel for the Borrower and/or any Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with the Credit Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Credit Documents on the part of the Borrower or any Guarantor or to inspect the property (including the books and records) of the Borrower or any Guarantor or to monitor or report on any aspect of the Borrower’s or any Guarantor’s performance or observance of any of the terms, covenants or conditions of the Credit Documents; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of any Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by fax, telex or SWIFT) believed by it to be genuine and signed or sent by the proper party or parties.

10.5	Agent as a Bank; Agents in Individual Capacity. With respect to its Commitment, the Loans made by it and the Note or Notes issued to it, the Agents shall each have the same rights and powers under this Agreement and the other Credit Documents as any Bank and may exercise the same as though it were not such Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include each Agent that is also a Bank in its individual capacity. The Agents and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any Guarantor, any of their respective Subsidiaries, and any Person who may do business with or own securities of the Borrower, any Guarantor, or any of their respective Subsidiaries, all as if such Agent were not an Agent and without any duty to account therefor to the Banks. In addition, each of the Banks acknowledges the Parallel Debt (as such term is defined in the Collection Account Pledge Agreement) that has been created in the Collection Account Pledge Agreement in favor of the Collection Account Agent.

10.6	Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank and based on the financial statements of the Borrower and each of the Guarantors and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

10.7	Indemnification. The Banks agree to indemnify the Agents and their respective officers, directors, employees, agents and advisors (each, an “Agent Indemnified Party”) (to the extent not reimbursed by the Borrower or the Guarantors), ratably according to the respective principal amounts of the Loans owing to them (or if no Loans are at the time outstanding or if any Loans are held by Persons that are not Banks, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent Indemnified Party in any way relating to or arising out of any Credit Document or any action taken or omitted by such Agent Indemnified Party under any Credit Document (collectively, the “Indemnified Costs”), provided, that no Bank shall be liable for any portion of the Indemnified Costs to the extent determined by the final and nonappealable judgment of a court of competent jurisdiction to specifically have been proximately caused by the gross negligence or willful misconduct of the relevant Agent Indemnified Party. Without limitation of the foregoing, each Bank agrees to reimburse each Agent Indemnified Party promptly upon demand for its ratable share of reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent Indemnified Party in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Credit Documents, to the extent that such Agent Indemnified Party is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 10.7 applies whether any such investigation, litigation or proceeding is brought by any Agent Indemnified Party, any Bank or a third party.

10.8	Successor. Each Agent may resign at any time by giving ten (10) days prior written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor to such Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within ten (10) days after the retiring Agent’s giving of notice of resignation or the Banks’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a reputable commercial bank. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, duties and obligations of the retiring Agent and the retiring Agent shall be discharged from its rights, powers, discretion, privileges, duties and obligations under this Agreement and the other Credit Documents. After any retiring Agent’s resignation or removal hereunder as an Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Credit Documents.

10.9	Lead Arranger. The Lead Arranger shall have no obligation, liability, responsibility or duty under this Agreement but shall have the rights hereunder expressly granted to it, including, without limitation, the right to indemnity under Section 11.14 hereof and the right to costs and expenses under Section 11.3 hereof.
11.	MISCELLANEOUS
11.1	Assignments/Participations by Banks

(a)	Each Bank may assign to one or more A Rated Persons (other than the Borrower, a Guarantor and/or any of their respective Affiliates), previously approved in writing by the Administrative Agent, the Required Banks, the Borrower and each of the Guarantors (each such approval not to be unreasonably withheld, denied or delayed) except in the case of an assignment to another Bank or any Affiliate thereof when no such approvals shall be required, all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans made by it and the Note or Notes held by it); provided, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Bank or an assignment of all of a Bank’s rights and obligations under this Agreement, the amount of the Commitment (or Loan, as the case may be) of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than US$2,000,000 (two million Dollars) or an integral multiple of US$1,000,000 (one million Dollars) in excess thereof, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an Assignment and Acceptance and a processing fee of US$3,500. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

(b)	By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under any Credit Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of the Credit Documents, together with copies of the financial statements delivered pursuant thereto, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agents, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (v) such assignee irrevocably designates and appoints each Agent as its agent under the Credit Documents and the documents delivered in connection therewith, and irrevocably authorizes each Agent, each in such capacity, to take such action as agent on its behalf and to exercise such powers and perform such duties under the Credit Documents or any document furnished pursuant thereto as are expressly delegated to such Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

(c)	Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Annex C hereto, (i) accept such Assignment and Acceptance unless written approval from the Administrative Agent and the Required Banks was required pursuant to Section 11.1(a) above and was not obtained, and (ii) give prompt notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower and the Guarantors, at their own expense, shall execute and deliver to the Administrative Agent a new Note or Notes to such assignee. Such new Note(s) shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form and content of Annex A hereto.

(d)	The Administrative Agent shall maintain at its address referred to in Section 11.6 a copy of each Assignment and Acceptance delivered to and accepted by it.

(e)	Each Bank may sell participations to one or more banks or other entities (other than the Borrower, a Guarantor or any Affiliate of any thereof) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); provided, that (i) such Bank’s obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, and (iv) the Borrower, the Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement and any such Notes.

(f)	Any Bank may, in connection with any assignment or participation, or proposed assignment or participation, pursuant to this Section 11.1, disclose to the assignee or participant, or proposed assignee or participant, such financial or other information relating to the Borrower or the Guarantors furnished to such Bank by or on behalf of the Borrower or any of the Guarantors as the Bank shall deem appropriate; provided, that prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any information relating to the Borrower or the Guarantors received by it from such Bank which the Borrower or any Guarantor has identified in writing as confidential information and which such Bank has agreed to treat as confidential.

11.2	Parties-in-Interest; Borrower Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; provided, that neither the Borrower nor any Guarantor shall assign or transfer any of its rights or obligations hereunder or under any of the other Credit Documents without the prior written consent of all the Banks.

11.3	Fees and Expenses. The Borrower will pay:
(a)	the fees (including pre-approved attorneys’ fees and costs), expenses and disbursements incurred by the Agents and the Lead Arranger in connection with the preparation and negotiation of this Agreement, the other Credit Documents and the other documents prepared in connection herewith and therewith or pursuant hereto or thereto (including, without limitation, any and all costs and expenses with respect to the perfection of the security interest purported to be created by the Security Agreements), and all reasonable and pre-approved fees, expenses and disbursements incurred by the Agents in connection with any amendments, modifications, approvals, consents or waivers pursuant hereto or thereto; and

(b)	all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and costs) incurred by any of the Agents and/or any of the Banks in connection with the enforcement of any of the Credit Documents.
11.4	Right of Set-Off. The Borrower and each of the Guarantors hereby grant to each Bank a continuing Lien, security interest, and right of setoff as security for all liabilities and obligations to such Bank (including, without limitation, the Obligations and the Guaranteed Obligations), whether now existing or hereafter arising, upon and against any and all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of such Bank or any entity under the control thereof or in transit to any of them. At any time after an Event of Default has occurred and is continuing, without demand or notice (any such notice being expressly waived by the Borrower and each of the Guarantors), each Bank may setoff the same or any part thereof and apply the same to any liability or obligation of the Borrower or any of the Guarantors (including, without limitation, the Obligations and the Guaranteed Obligations) even though unmatured and regardless of the adequacy of any collateral for the Obligations or the Guaranteed Obligations. ANY AND ALL RIGHTS TO REQUIRE ANY BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY COLLATERAL FOR SUCH OBLIGATIONS OR GUARANTEED OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER AND/OR ANY GUARANTOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

11.5	Survival of Covenants. All covenants, agreements, representations and warranties made herein and in any certificates or other papers delivered by or on behalf of each of the Borrower and the Guarantors pursuant hereto are material and shall be deemed to have been relied upon by the Agents and each Bank, notwithstanding any investigation or due diligence heretofore or hereafter made by any of the Agents or the Banks, and shall survive the making by the Banks of the Loans as herein contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding. All statements contained in any certificate or other paper delivered by the Borrower or any Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower and each of the Guarantors hereunder.

11.6	Notices. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed, transmitted by fax or SWIFT or delivered as follows:
(a)	if to the Borrower and/or the Guarantors:

c/o Adeco Brasil Participações Ltda. Rua Iguatemi, 192, 13º andar, CJ. 131 – CEP 01451-010 São Paulo, SP Brazil Telephone Number: 55 11 3704 3966 Attn: Orlando Carlos Editore and Leonardo Raúl Berridi

or at such other address for notice as the Borrower shall last have furnished in writing to the Administrative Agent and each Bank, or

(b)	if to the Administrative Agent or the Collateral Agent:

Banco Rabobank International Brasil S.A. Av. das Nações Unidas, No. 12.995, 7º andar São Paulo, SP Brazil Telephone Number: 55 11 5503 7079 Fax Number: 55 11 5503 7010 Attn: Legal Department

or at such other address for notice as the Administrative Agent or the Collateral Agent shall last have furnished in writing to the Borrower, the Guarantors and each Bank, or

(c)	if to a Bank:

to its address set forth on the signature page below its signature, or at such other address for notice as such Bank shall last have furnished in writing to the Borrower, the Guarantors and the Administrative Agent, or

(d)	if to the Paying Agent, the Collection Account Agent or the Lead Arranger:

Rabobank Curaçao N.V.
Zeelandia Office Park
c/o Banco Rabobank International Brasil S.A.
Kaya W.F.G. Mensing 14
Willemstad, Curaçao, Netherlands Antilles
Telephone Number: +599 9 465 2011 x12
Fax Number: +599 9 465 2066
Attn: Operations

or at such other address for notice as the Paying Agent, the Collection Account Agent or the Lead Arranger, as the case may be, shall last have furnished in writing to the Borrower, the Guarantors, the Administrative Agent and each Bank.

All such notices and communications shall, when mailed, transmitted by fax or SWIFT or sent by overnight courier, be effective when deposited in the mail, delivered to any internationally recognized overnight courier, or transmitted by SWIFT or fax (confirmed by fax transmission confirmation), except that all notices to an Agent and/or a Bank shall not be effective until received.
11.7	New York Law Contract. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, including Section 5-1401 of the New York General Obligations Law but excluding any conflicts of law principles that would lead to the application of the laws of another jurisdiction.

11.8	Consent to Jurisdiction.
(a)	Each of the Borrower and the Guarantors agrees that any action or proceeding relating in any way to this Agreement may be brought and enforced in the state courts sitting in the City of New York, New York, United States of America, in the United States District Court for the Southern District of New York or in São Paulo, SP, Brazil, at the sole discretion of the Required Banks. Each of the Borrower and the Guarantors further irrevocably submits to the non-exclusive in personam jurisdiction of each such court and the appellate courts thereof. Each of the Borrower and the Guarantors further irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding relating in any way to this Agreement in any such court, and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum and agrees not to claim or plead the same. Each of the Borrower and the Guarantors agrees that nothing herein shall affect the right of any party hereto to bring suit in any other jurisdiction.

(b)	Each of the Borrower and the Guarantor hereby irrevocably appoints Corporation Service Company, with offices on the date hereof at 1133 Avenue of the Americas, Suite 3100, city of New York, state of New York, 10036-6710 (the “Process Agent”) as its agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding in the state courts sitting in the City of New York, New York, United States of America or the United States District Court for the Southern District of New York and agrees that service in such manner shall, to the fullest extent permitted by law, be deemed effective service of process upon it in any such suit, action or proceeding. If for any reason such Process Agent shall cease to be available to act as such, each of the Borrower and the Guarantor agrees to designate a new Process Agent in the City of New York (and notify the Administrative Agent of such designation), on the terms and for the purposes of this provision, provided that the new Process Agent shall have accepted such designation in writing before the termination of the appointment of the prior Process Agent. Each of the Borrower and the Guarantor further consents to the service of process or summons by certified or registered mail, postage prepaid, return receipt requested, directed to it at its address specified in Section 11.6 hereof. Nothing herein shall in any way be deemed to limit the ability of the any Agent or any Bank to serve legal process in any other manner permitted by applicable law.

(c)	Each of the Borrower and the Guarantor agrees that a final judgment (a certified copy of which shall be conclusive evidence of the amount of any indebtedness of it arising out of, or relating in any way to, this Agreement or any Note, as the case may be) against it in any action, proceeding or claim arising out of, or relating in any way to this Agreement or any Note, shall be conclusive and may be enforced by suit on the judgment in any court lawfully entitled to entertain such suit.

(d)	Each of the Borrower and the Guarantor recognizes that the remedies of the Banks and the Agents specified in this Section 11.8 are not exclusive and that the exercise of any such remedy shall not preclude any Bank or any Agent from pursuing other remedies available to it in any competent court.

(e)	Each of the Borrower and the Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment and execution, both before and after judgment, to which it might otherwise be entitled in any action or proceeding in the courts of Brazil, The Netherlands Antilles, the State of New York, the United States District Court for the Southern District of New York, or any other jurisdiction, relating in any way to this Agreement or any Note, and agrees that it will neither raise nor claim any such immunity at or in respect of any such action or proceeding.
11.9	Captions. Captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

11.10	Separate Counterparts. This Agreement or any amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

11.11	Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.12	Consents, Amendments and Waivers. Neither this Agreement, nor any of the other Credit Documents, nor any provision hereof or thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by, or approved in writing by, the Borrower, the Guarantors, the Administrative Agent and the Required Banks, provided, however, that no such agreement shall (i) decrease the principal amount of any Loan, or extend the maturity of or any scheduled date of payment of principal or interest thereon, or waive or excuse any payment of principal or interest or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each holder of a Note or each Bank affected thereby, (ii) change the amount of any Commitment without the prior written consent of each Bank, or extend any Commitment of any Bank without the prior written consent of such Bank, (iii) amend or modify the provisions of Sections 2.11 or 2.13 or the provisions of this Section or the definition of “Required Banks”, (iv) change the allocation among the Banks of any prepayment or repayment made under Sections 2.8 or 2.9 without the prior written consent of each Bank affected thereby, (v) amend Section 10 or any other provisions hereof in a manner adverse to any Agent without the prior written consent thereof, (vi) amend Section 11 in a manner adverse to any Bank without the prior written consent of such Bank, or (vii) release the Borrower or any of the Guarantors of their relevant obligations under any of the Credit Documents. Each Bank and each holder of a Note shall be bound by any waiver, amendment or modification authorized pursuant to this Section regardless of whether its Notes shall have been marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked. No notice to or demand upon the Borrower or the Guarantor shall entitle the Borrower or the Guarantor to other or further notice or demand in similar or other circumstances.

11.13	U.S. Dollar Loan Currency. This is an international loan transaction in which the specification of payment in Dollars is of the essence. Dollars shall be the currency of account and of payment in all events. The Borrower’s and the Guarantors’ obligations hereunder to make payments in Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Paying Agent or a Bank of the full amount of the Obligation Currency expressed to be payable to the Paying Agent or such Bank under this Agreement. If, for the purpose of obtaining or enforcing judgment against the Borrower or any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency the parties agree, to the fullest extent permitted for the parties to do so, that the conversion shall be made at the rate of exchange (as quoted by the Paying Agent or if the Paying Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Paying Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”). If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower and each of the Guarantors covenant and agree to pay, or cause to be paid, such amounts, if any, as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. For purposes of determining the rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

11.14	Indemnification.

(a)	The Borrower and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Bank, each Agent, the Lead Arranger and their respective officers, directors, employees, agents, representatives, successors and assigns (together, the “Indemnified Parties”) from and against any and all liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses (including the reasonable fees and expenses of counsel) and disbursements of any kind whatsoever (together, “Liabilities”) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) (collectively, the “Proceedings” and, individually, a “Proceeding”) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of proceeds of the Loans or the consummation of any of the transactions contemplated hereby or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such Proceeding (but excluding any such Liabilities to the extent determined by the final and nonappealable judgment of a court of competent jurisdiction to specifically have been proximately caused by the gross negligence or willful misconduct of the Person to be indemnified).

(b)	Without limiting the foregoing, each of the Borrower and the Guarantor, jointly and severally, will defend, indemnify and hold harmless the Indemnified Parties from and against Liabilities of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to any Proceeding relating to any violation or noncompliance with or liability under Environmental Laws or any orders, requirements or demands of any Governmental Authority related thereto (including without limitation, reasonable attorney’s fees, court costs and litigation expenses), except to the extent determined by the final and nonappealable judgment of a court of competent jurisdiction to specifically have been proximately caused by the gross negligence or willful misconduct of the Person to be indemnified.

(c)	If any Proceeding is brought against any Indemnified Party in respect of which Liabilities may be sought against such Indemnified Party pursuant to Sections 11.14(a) and 11.14(b) above, such Indemnified Party shall promptly notify the Borrower in writing of the commencement of such Proceeding, but the omission to so notify the Borrower shall not relieve the Borrower or any of the Guarantors from the Liabilities or any other obligation which they may have to the relevant Indemnified Party or any other Indemnified Party. Such Indemnified Party shall instruct the counsel of its choice, at the cost and expense of the Borrower and the Guarantors, to defend itself in such Proceeding. The Borrower and each of the Guarantors, joint and severally, shall pay the relevant fees, costs and expenses of the Indemnified Party’s counsel upon demand at least quarterly. Notwithstanding the foregoing, the Borrower and each of the Guarantors shall have the right to participate in the defense of such Proceeding (employing separate counsel, at their own cost and expense), if (i) the defendants in, or targets of, any such Proceeding include both an Indemnified Party and any of the Borrower and the Guarantors; or (ii) the Required Banks have authorized the Borrower and the Guarantors in writing to participate in such Proceeding. Each of the Borrower and the Guarantors further agrees that it will not, without the prior written consent of all the Banks, settle or compromise or consent to the entry of any judgment in any Proceeding in respect of which Liabilities, indemnification or contribution may be sought (whether or not any Indemnified Party is an actual or potential party to such Proceeding) unless such settlement, compromise or consent includes an explicit and unconditional release of each Indemnified Party hereunder from all liability arising out of such Proceeding and all other Liabilities. Each of the Borrower and the Guarantors agrees to notify the Administrative Agent promptly of the assertion of any Proceeding against it, any of its officers, directors, employees, agents and advisors. The foregoing indemnification commitments shall apply whether or not the Indemnified Party is a formal party to such Proceeding. For purposes hereof, the fees, costs and expenses of any Proceeding shall be deemed to include the cost of providing evidence (including, without limitation, the appearance by any Indemnified Party’s officers, directors, employees, agents and advisors as witnesses) in addition to the reasonable fees and expenses of counsel as provided in this Section 11.14(c).

(d)	To the extent that the undertaking to indemnify, pay and hold harmless set forth in Sections 11.14(a) through 11.14(c) above may be unenforceable, the Borrower and each of the Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Liabilities incurred by the Indemnified Parties or any of them.
11.15	Waiver of Jury Trial. THE BORROWER, THE GUARANTORS, EACH BANK, EACH AGENT AND THE LEAD ARRANGER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BORROWER, ANY OF THE GUARANTORS, A BANK, ANY LEAD ARRANGER OR ANY AGENT. THE BORROWER AND THE GUARANTORS ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH SUCH OTHER

CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH BANK, EACH AGENT AND THE LEAD ARRANGER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY. EXCEPT AS PROHIBITED BY LAW, THE BORROWER AND EACH OF THE GUARANTORS HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

11.16	Survival. The obligations of the Borrower and each Guarantor, as the case may be, under Sections 2.12, 2.13, 9, 11.3, 11.13 and 11.14, and of the Banks under Sections 10.2 and 10.7, shall survive the termination of this Agreement.

11.17	Neutral Interpretation. In the interpretation of this Agreement and the Notes, no party shall be deemed the drafting party and each provision hereof and thereof shall be interpreted neutrally with no presumption arising in favor of one party or the other based upon which party prepared the drafts or the final version hereof or thereof.

11.18	Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Banks limiting rates of interest which may be charged or collected by the Banks.

11.19	Acknowledgements. The Borrower and each of the Guarantors hereby acknowledge that (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents; and (b) none of the Agents, the Lead Arranger nor the Banks has a fiduciary relationship to the Borrower or any of the Guarantors, and the relationship between the Agents, the Lead Arranger and the Banks, on the one hand, and the Borrower and the Guarantors, on the other hand, is solely that of debtor and creditor.

11.20	US Patriot Act Notice. Each of the Agents and the Lead Arranger hereby notifies each of the Borrower and the Guarantors that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Borrower and the Guarantors, including the name and address of the Borrower and the Guarantors and other information that allows such party to identify the Borrower and the Guarantors in accordance with the Patriot Act. The Borrower and the Guarantor shall, and shall cause its Subsidiaries to, to the extent commercially reasonable, provide such information and take such actions as are reasonably requested by the Agents and the Lead Arranger to comply with the Patriot Act.

11.21	Confidentiality. The terms, conditions and information herein as well as any information released or provided by the parties hereto, including but not limited to information, analyses, compilations, forecasts, studies, notes, data or other documents, whether transferred orally, visually, electronically or by any other means, shall be treated confidential (“Confidential Information”) and shall not be disclosed to any party other than (x) in accordance with Section 11.1(f) hereof, or (y) the parties hereto and their respective affiliates, members, partners, officers, directors, agents and professional advisers without the prior written consent of the other party. For purposes of this Agreement, Confidential Information does not include any information which (a) has been made publicly available prior to the receipt of such information or thereafter became publicly available (other than as a result of disclosure by each of the parties or any of their directors, officers, employees, agents or outside advisors (“Representatives”)), or (b) if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained from any source other than parties hereby (or its Representatives), provided that such source is not to your knowledge prohibited from disclosing such information by a legal, contractual or fiduciary obligation and did not obtain the information from an entity or person prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (c) became publicly held by force of judicial decision, provided no confidential treatment has been required and ratified by judicial courts.
(REST OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized representatives as of the date first above written.

ANGÉLICA AGROENERGIA LTDA. as Borrower

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Name:		Name:
Title:		Title:

ADECO AGROPECUÁRIA BRASIL LTDA. as Guarantor

By:	/s/ [ILLEGIBLE]

Name:
Title:

ADECO BRASIL PARTICIPAÇÕES LTDA. as Guarantor

Name:	/s/ [ILLEGIBLE]

By:
Title:

ALFENAS CAFÉ LTDA. as Guarantor

By:	/s/ [ILLEGIBLE]

Name:
Title:

USINA MONTE ALEGRE S.A. as Guarantor

By:	/s/ [ILLEGIBLE]

Name:
Title:
Witnesses:

/s/ Thars Valente de Oliveira		/s/ Arthur Longo Ferreira

Name:	Thars Valente de Oliveira	Name:	Arthur Longo Ferreira
CPF:	CPF 311.204 848-20	CPF:	RG: 44.243.618-X CPF: 353.214.088-82

BANCO RABOBANK INTERNATIONAL BRASIL S.A.
as Administrative Agent and Collateral Agent

By: Name:	/s/ [ILLEGIBLE]	By: Name:	/s/ [ILLEGIBLE]
Title:		Title:
RABOBANK CURAÇAO N.V.
as Paying Agent, Collection Account Agent and Lead Arranger

By: Name:	/s/ [ILLEGIBLE]	By: Name:	/s/ [ILLEGIBLE]
Title:		Title:

BANKS
RABOBANK CURAÇAO N.V.

By: Name:	/s/ [ILLEGIBLE]	By: Name:	/s/ [ILLEGIBLE]
Title:		Title:
Address:
Zeelandia Office Park, Kaya W.F.G. Mensing 14
Willemstad, Curaçao, Netherlands Antilles
c/o Banco Rabobank International Brasil S.A.
Telephone Number: 55 11 5503 7048
Fax Number: 55 11 5503 7006
Attn: Operations
ABN AMRO BANK N.V.

By: Name:	/s/ Andrea Menck Andrea Menck	By: Name:	/s/ Fablo Cameiro Fablo Cameiro
Title:	Vice President	Title:	Senior Vice President
	Credit Portfolio Management		Credit Portfolio Management
Address: Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands
Telephone Number: +31 20 3 433267
Fax n°:+3l 20 6 281286
Email: loan.servicing.gfe.desk@nl.abnamro.com

BIE — BANK & TRUST LTD.

By: Name:	/s/ Victor Casagrando Victor Casagrando	By: Name:	/s/ [ILLEGIBLE] [ILLEGIBLE]
Title:	Director	Title:	[ILLEGIBLE]
Address:
Second Floor, Albert Panton Street
P.O. Box 501, George Town
Grand Cayman,
The Cayman Islands — BW1
Communications to:
Banco Itau Europa
Rua Tierno Galvan Torre 3, 11th
1099-048 Lisbon — Portugal
Attention: Directors
Telephone: + 351 21 381 1097
Telecopier: + 351 21 388 7256
UNIBANCO — UNIĀO DE BANCOS BRASILEIROS S.A., GRAND CAYMAN BRANCH

By:	By:
Name:	Name:
Title:	Title:
Address: Bank of Nova Scotia BLDG — 3rd floor, PO Box 1334, George Town, Grand Cayman,
Cayman Islands, BWI
Telephone Number: 55 11 3503 2971
Fax n°: 55 11 3503 4026
SWIFT: UBBR KY KY
Attn: Luis Antonio Lavrador, Francisco Leme
Email: luis.lavrador@unibanco.com.br, Francisco.leme@unibanco.com.br

BIE — BANK & TRUST LTD.

By:	By:
Name:	Name:
Title:	Title:
Address:
Second Floor, Albert Panton Street
P.O. Box 501, George Town
Grand Cayman,
The Cayman Islands — BW1
Communications to:
Banco Itau Europa
Rua Tierno Galvan Torre 3, 11th
1099-048 Lisbon — Portugal
Attention: Directors
Telephone: + 351 21 381 1097
Telecopier: + 351 21 388 7256
UNIBANCO — UNIĀO DE BANCOS BRASILEIROS S.A., GRAND CAYMAN BRANCH

By: Name:	/s/ [ILLEGIBLE] [ILLEGIBLE]	By: Name:	/s/ [ILLEGIBLE] [ILLEGIBLE]
Title:	Superintendent	Title:	Manager
Address: Bank of Nova Scotia BLDG — 3rd floor, PO Box 1334, George Town, Grand Cayman,
Cayman Islands, BWI
Telephone Number: 55 11 3503 2971
Fax n°: 55 11 3503 4026
SWIFT: UBBR KY KY
Attn: Luis Antonio Lavrador, Francisco Leme
Email: luis.lavrador@unibanco.com.br, Francisco.leme@unibanco.com.br

BANCO BRADESCO S.A. — GRAND CAYMAN BRANCH

By: Name:	/s/ [ILLEGIBLE]	By: Name:	/s/ [ILLEGIBLE]
Title:		Title:
Address: Ansbacher House 3rd floor — 20 Genesis Close — PO Box 1818 GT — Grand Cayman,
Cayman Islands
Telephone Number: 1 345 945 1200
Fax n°: 1 345 945 1430
Attn: Roberto Medeiros
Email: 4946.roberto@bradesco.com.br
HSBC BANK BRASIL S.A. — BANCO MULTIPLO, GRAND CAYMAN BRANCH

By: Name:	/s/ [ILLEGIBLE]	By: Name:	/s/ [ILLEGIBLE]
Title:		Title:
Address: Strathvale House, 2nd floor, North Church Street, Grand Cayman, Cayman Islands
Telephone Number: 55 11 3646 3840
Fax n°: 55 11 3847 5869
Attn: Marco Sanches
Email: marco.a.sanches@hsbc.com.br

78

SCHEDULE 1
COMMITMENTS

Rabobank Curaçao N.V.	US$	10,000,000.00
ABN AMRO Bank N.V.	US$	10,000,000.00
BIE Bank & Trust Ltd.	US$	10,000,000.00
Unibanco, Grand Cayman Branch	US$	10,000,000.00
Bradesco, Grand Cayman Branch	US$	5,000,000.00
HSBC Bank, Grand Cayman Branch	US$	5,000,000.00
Total:	US$	50,000,000.00

SCHEDULE 2
SUBSIDIARIES

SCHEDULE 3
SCHEDULE OF THE PROJECT

SCHEDULE 4
EXISTING LITIGATION
(i)	Plaintiff: José Volter Laurindo de Castilhos
Defendant: Adeco Agropecuária Brasil Ltda.
Proceeding No.: 727.100-8/2005
Jurisdiction: 1[a] Cível e Privativa de Registros Públicos de Barreiras/BA
Scope of Proceeding: Ação de manutenção de posse
Amounts involved (Borrower’s Exposure): iliquid (N/A)
(ii)	Plaintiff: Rio de Janeiro Agropecuária S/A, José Volter Laurindo de Castilhos e Leandro Volter Laurindo de Castilhos
Defendant: Adeco Agropecuária Brasil Ltda.
Proceeding No.: 743282-5/2005
Jurisidction: 1[a] Cível e Privativa de Registros Públicos de Barreiras/BA
Scope of Proceeding: Reparação de Danos
Amounts involved (Borrower’s Exposure): The amount in Reais equivalent to US$12,000,000 (twelve million U.S. Dollars) plus legal fees and expenses.

ANNEX A
FORM OF PROMISSORY NOTE
US$[          ]
Payable at sight
Place of Payment: São Paulo, State of São Paulo, Brazil
FOR VALUE RECEIVED, the undersigned ANGÉLICA AGROENERGIA LTDA., a company duly organized and existing in accordance with the laws of the Federative Republic of Brazil, with registered offices at [          ], enrolled with CNPJ/MF under n° [          ], by this Promissory Note hereby irrevocably and unconditionally promises to pay on demand, in immediately available and freely transferable funds, to the order of [NAME OF BANK] a financial institution duly organized and existing in accordance with the laws of [JURISDICTION OF INCORPORATION], the sum in Reais equivalent to US$ [          ]([          ] United States Dollars) to be paid in Brazil, by conversion into Reais (or such other lawful currency of the Federative Republic of Brazil) on the date of payment at the exchange rate (sale) set forth in SISBACEN data system, at PTAX 800, Option 5, currency 220. For the avoidance of doubt, “SISBACEN data system” means the electronic information system of the Central Bank of Brazil, provided that in the case the SISBACEN data system is unavailable or the PTAX 800, Option 5, currency 220 exchange rate cannot be determined on the date of payment of this Promissory Note, the amount of this Promissory Note shall be converted into Reais (or such other lawful currency of the Federative Republic of Brazil) on such payment date at the exchange rate calculated in accordance with the methodology set forth in the Trade Association for the Emerging Markets (EMTA) BRL Industry Service Rate BRL12, as reported on the website of the EMTA (which, at the date hereof, is located at http://emta.org). THIS PROMISSORY NOTE MAY BE PRESENTED FOR PAYMENT WITHIN EIGHT (8) YEARS FROM THE DATE HEREOF.
ANGÉLICA AGROENERGIA LTDA. hereby waives all requirements as to diligence, presentment, protest and notice of any kind with respect to this Promissory Note.
This Promissory Note shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil.
[          ], State of [          ], Brazil
Date: [          ], 2007

ANGÉLICA AGROENERGIA LTDA.
CNPJ/MF No. [          ]
[                    ]

[ON THE REVERSE]
FOR VALUE RECEIVED, the undersigned, Adeco Agropecuária Brasil Ltda., a company existing under the laws of Federative Republic of Brazil, with its registered offices at [          ], Brazil, enrolled with CNPJ under No. [          ] (“Adeco Agropecuária”); Adeco Brasil Participações Ltda., a company existing under the laws of Federative Republic of Brazil, with its registered offices at [          ], Brazil, enrolled with CNPJ under No. [           ] (“Adeco Participações”); Alfenas Café Ltda., a company existing under the laws of Federative Republic of Brazil, with its registered offices at [          ], Brazil, enrolled with CNPJ under No. [          ] (“Alfenas Café”); and Usina Monte Alegre S.A., a company existing under the laws of Federative Republic of Brazil, with its registered offices at [          ], Brazil, enrolled with CNPJ under No. [          ] (“Usina Monte Alegre”) (each of Adeco Agropecuária, Adeco Participações, Alfenas Café and Usina Monte Alegre, a “Guarantor”), each as a primary obligor and not as surety merely, hereby absolutely and unconditionally guarantees por aval, jointly and severally, the due and punctual payment of the face value of this Promissory Note made by undersigned ANGÉLICA AGROENERGIA LTDA., a company duly organized and existing in accordance with the laws of the Federative Republic of Brazil, with registered offices at [          ], enrolled with CNPJ/MF under n° [          ] (the “Borrower”) on which this unconditional guaranty (aval) is endorsed in accordance with the terms hereof. Each Guarantor hereby further agrees, jointly and severally, that upon default by the Borrower in the payment when due of the face value of this Promissory Note, whether at maturity, by acceleration or otherwise, each Guarantor will, jointly and severally, forthwith pay the same without notice or demand. Each Guarantor hereby expressly waives diligence, presentment, demand, protest, notice of dishonor or other notice of any kind whatsoever, as well as any requirement that any holder of this Promissory Note exhaust any right to take any action against the Borrower in respect of this Promissory Note and hereby consents to any extension of time of payment and any renewal of this Promissory Note. This guaranty (aval) shall not be discharged except by complete performance of the obligations contained herein.

Guaranteed bom por aval by: ADECO AGROPECUÁRIA BRASIL LTDA.
By:
Name:
Title:

ADECO BRASIL PARTICIPAÇÕES LTDA.
By:
Name:
Title:

ALFENAS CAFÉ LTDA.
By:
Name:
Title:

USINA MONTE ALEGRE S.A.
By:
Name:
Title:

ANNEX B
FORM OF NOTICE OF DRAWDOWN
[Date]
Banco Rabobank International Brasil S.A.
As Administrative Agent
Av. Nações Unidas No. 12.995, 7° andar
São Paulo, SP Brazil
Re: Export Prepayment Finance Agreement dated as of July 13, 2007
Dear Sirs,
We refer to the Export Prepayment Finance Agreement (as from time to time amended, varied, novated or supplemented, the “Export Prepayment Finance Agreement”), dated as of July 13, 2007, among Angélica Agroenergia Ltda., as the Borrower; Rabobank Curaçao N.V., as the Paying Agent, the Collection Account Agent and the Lead Arranger; Banco Rabobank International Brasil S.A. as the Administrative Agent and the Collateral Agent; and the Guarantors and Banks parties thereto. Capitalized terms used herein unless otherwise defined herein shall have the meanings assigned to them in the Export Prepayment Finance Agreement.
We hereby give you notice that, pursuant to the Export Prepayment Finance Agreement and on [date], Angélica Agroenergia Ltda. wishes to borrow US$[          ], upon the terms and subject to the conditions contained therein.
For the purposes of Section 2.2 (c) of the Export Prepayment Finance Agreement, the Banks shall disburse their relevant portion of the Loan into the Administrative Agent’s bank account with JPMorgan Chase Bank — New York, NY, USA, account no. 400-758911, SWIFT: CHASU33.
We confirm that, on the date hereof (i) the representations and warranties set out in Section 3 of the Export Prepayment Finance Agreement are true, complete and correct, (ii) we are in compliance with all the covenants set out in Sections 5 and 6 of the Export Prepayment Finance Agreement, and (iii) that no Default has occurred or is continuing.

ANGÉLICA AGROENERGIA LTDA.

By:		By:

	Name:		Name:
	Title:		Title:

GUARANTORS ADECO AGROPECUÁRIA BRASIL LTDA.
By:
Name:
Title:

ADECO BRASIL PARTICIPAÇÕES LTDA.
By:
Name:
Title:

ALFENAS CAFÉ LTDA.
By:
Name:
Title:

USINA MONTE ALEGRE S.A.
By:
Name:
Title:

ANNEX C
FORM OF ASSIGNMENT AND ACCEPTANCE
ASSIGNMENT AND ACCEPTANCE
Reference is made to the Export Prepayment Finance Agreement (as from time to time amended, varied, novated or supplemented, the “Export Prepayment Finance Agreement”), dated as of July 13, 2007, among Angélica Agroenergia Ltda., as the Borrower; Rabobank Curaçao N.V., as the Paying Agent, the Collection Account Agent and the Lead Arranger; Banco Rabobank International Brasil S.A. as the Administrative Agent and the Collateral Agent; and the Guarantors and Banks parties thereto. Capitalized terms used herein unless otherwise defined herein shall have the meanings assigned to them in the Export Prepayment Finance Agreement.
                                           (the “Assignor”) and                                            (the “Assignee”) agree as follows:
1.	The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocable purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Effective Date (as defined below) an interest (the “Assigned Interest”) in and to the Assignor’s rights and obligations in the Commitments and Loans under the Export Prepayment Finance Agreement in the principal amount and percentage as set forth on Schedule 1 hereto.
2.	The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in any Credit Document or in any instrument or document furnished pursuant thereto, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any instrument or document furnished pursuant thereto; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Guarantor or any of their respective Subsidiaries or the performance or observance by the Borrower, any Guarantor or any of their respective Subsidiaries of any of their respective obligations under the Credit Documents or any instrument or document furnished pursuant thereto; and (iii) attaches the Notes currently held by it that are part of the Assigned Interest and requests that such Notes be exchanged for new Notes as follows: (a) Notes for an aggregate principal amount of US$[ ] ([ ] United States Dollars) payable to the order of the Assignee, in such denominations as correspond to the percentage of each Note being assigned pursuant hereto, and, (b) if the Assignor is retaining any interest in the Commitments and/or the Loans, then Notes for an aggregate principal amount of US$[ ] ([ ] United States Dollars) payable to the order of the Assignor, in such denominations as correspond to the percentage of each Note being retained by the Assignor.

3.	The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Documents, together with copies of the financial statements delivered pursuant thereto, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, any Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents or any instrument or document furnished pursuant thereto; (iv) hereby irrevocably designates and appoints each Agent as its agents under the Credit Documents and the documents delivered in connection therewith, and hereby irrevocably authorizes each Agent in its respective capacity, to take such action as agent on its behalf and to exercise such powers and perform such duties under the Credit Documents or any document furnished pursuant thereto as are expressly delegated to such Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Documents and will perform in accordance with their terms all the obligations which by the terms of the Credit Documents are required to be performed by it as a Bank.
4.	Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for approval by the Administrative Agent in accordance with the terms and conditions of the Export Prepayment Finance Agreement, effective as of the date that is five (5) Business Days after the date of such delivery (the “Assignment Effective Date”), and for recording by the Administrative Agent as provided in the Export Prepayment Finance Agreement.
5.	Upon such approval and recording, from and after the Assignment Effective Date, the Paying Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Assignment Effective Date or accrue subsequent to the Assignment Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Paying Agent for periods prior to the Assignment Effective Date or with respect to the making of the assignment directly between themselves, with no liability whatsoever from the Paying Agent with respect thereto.
6.	Upon such approval and recording, from and after the Assignment Effective Date, (i) the Assignee shall be a party to the Export Prepayment Finance Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and shall be bound by the provisions thereof and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Export Prepayment Finance Agreement to the extent of the Assigned Interest and, if this Assignment and Acceptance covers all or the remaining portion of the Assignor’s rights and obligations under the Export Prepayment Finance Agreement, the Assignor shall cease to be a party to the Export Prepayment Finance Agreement.
7.	Within five (5) Business Days after receipt of notice from the Administrative Agent of approval and recording of this Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent the new Note(s) to the relevant Assignee and the new Note(s) to the assigning Bank, as per item 2 above. Each such new Note shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form and content of Annex A to the Export

Prepayment Finance Agreement. Upon receipt of such Notes, the Administrative Agent shall (i) mark the original Note(s) issued to the Assignor “cancelled” and return such Note(s) to the Borrower, and (ii) forward to the Assignor and the Assignee their respective Notes.
8.	This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York, including without limitation, Section 5-1401 of the New York General Obligations Law but excluding any conflicts of law principles that would lead to the application of the laws of another jurisdiction.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1 to
Assignment and Acceptance dated [          ]
and Relating to the Export Prepayment Finance Agreement
dated as of July 13, 2007
among Angélica Agroenergia Ltda., as the Borrower; Rabobank Curaçao N.V., as the Paying
Agent, the Collection Account Agent and the Lead Arranger; Banco Rabobank International
Brasil S.A. as the Administrative Agent and the Collateral Agent;
and the Guarantors and Banks parties thereto.
Name of Assignor:
Name of Assignee:
Assignment Effective Date:

Commitment Assigned	Loans Principal Assigned	Percentage of Commitment/ Loan Assigned

ASSIGNEE		ASSIGNOR

By:		By:
	Name:		Name:
	Title:		Title:
Approved and Accepted:

Banco Rabobank International Brasil S.A., as Administrative Agent
By:
Name:
Title:

ANNEX D-1
CERTIFICATE OF OFFICER
[DATE]
To:   Banco Rabobank International Brasil S.A.
         As Administrative Agent
         Av. Nações Unidas No. 12.995, 7° andar
         São Paulo, SP Brazil
     I refer to the Export Prepayment Finance Agreement (as from time to time amended, varied, novated or supplemented, the “Export Prepayment Finance Agreement”), dated as of July 13, 2007, among Angélica Agroenergia Ltda., as the Borrower; Rabobank Curaçao N.V., as the Paying Agent, the Collection Account Agent and the Lead Arranger; Banco Rabobank International Brasil S.A. as the Administrative Agent and the Collateral Agent; and the Guarantors and Banks parties thereto. Capitalized terms used herein unless otherwise defined herein shall have the meanings assigned to them in the Export Prepayment Finance Agreement.
     I am a            [title] of the Borrower and, pursuant to Section 4.1(c) of the Export Prepayment Finance Agreement, hereby certify in this certificate (this “Certificate”) as follows:
(1)	I am duly authorized to give this Certificate.

(2)	Powers: Attached as Exhibit A to this Certificate and signed or initiated by me for the purpose of identification are true, complete and up-to-date copies of the Governing Documents of the Borrower as in effect on the date hereof and on the date of the Borrower’s execution and delivery of the Credit Documents. The Borrower is carrying on a business authorized under its Governing Documents. Neither the entry into the Credit Documents nor the execution and delivery of the Notes or the other Credit Documents by the Borrower, nor the exercise of its rights and/or performance of or compliance with its obligations under the Credit Documents or the Notes does or will violate, or exceed any borrowing or other power or restriction granted or imposed by, its Governing Documents.

(3)	Due Authorization: Attached as Exhibit B to this Certificate and signed or initiated by me for the purpose of identification is a true and complete copy of the minutes (including, if the same is not in the English language, an accurate English translation thereof) of a duly convened meeting of the board of directors of the Borrower duly held on [ ], (the “Resolutions”) at which a duly constituted quorum of directors was present and voting throughout and at which the resolutions set out in the minutes were duly passed and adopted. Each of the resolutions remains in full force and effect and has not been amended, modified, revoked or rescinded. The Resolutions constitute all action necessary on the part of the Borrower to approve the execution and delivery by the Borrower of the Credit Documents and the Notes, the borrowings thereunder and the performance by the Borrower of its obligations thereunder.

(4)	Due Execution: Attached as Exhibit C to this Certificate and signed or initiated by me for the purpose of identification is a list of the names and titles, and specimen of the signatures, of the persons who are at the date of this Certificate officers of the Borrower or attorneys-in-fact of the Borrower and who (either individually or with others, as provided in the Resolutions) are authorized, on behalf of the Borrower, to sign the Credit Documents and the Notes and are authorized to give all communications and take any other action required under or in connection with the Credit Documents on behalf of the Borrower.

(5)	Default: No Default has occurred and is continuing as of the date of this Certificate.

(6)	Covenants and Representations and Warranties: As of the date hereof the Borrower is in full compliance with all covenants under the Credit Documents that are applicable to it and all representations and warranties of the Borrower contained in the Credit Documents and any certificates, statements or other documents delivered pursuant thereto are true and correct as of this date.

Name:

ANNEX D-2
CERTIFICATE OF OFFICER
[DATE]
To:	Banco Rabobank International Brasil S.A. As Administrative Agent Av. Nações Unidas No. 12.995, 7° andar São Paulo, SP Brazil
     I refer to the Export Prepayment Finance Agreement (as from time to time amended, varied, novated or supplemented, the “Export Prepayment Finance Agreement”), dated as of July 13, 2007, among Angélica Agroenergia Ltda., as the Borrower; Rabobank Curaçao N.V., as the Paying Agent, the Collection Account Agent and the Lead Arranger; Banco Rabobank International Brasil S.A. as the Administrative Agent and the Collateral Agent; and the Guarantors and Banks parties thereto. Capitalized terms used herein unless otherwise defined herein shall have the meanings assigned to them in the Export Prepayment Finance Agreement.
     I am a              [title] of [Adeco Agropecuária Brasil Ltda.] [Adeco Brasil Participações Ltda.] [Alfenas Café Ltda.] [Usina Monte Alegre S.A.] (the “Guarantor”) and, pursuant to Section 4.1(c) of the Export Prepayment Finance Agreement, hereby certify in this certificate (this “Certificate”) as follows:
(1)	I am duly authorized to give this Certificate.

(2)	Powers: Attached as Exhibit A to this Certificate and signed or initiated by me for the purpose of identification are true, complete and up-to-date copies of the Governing Documents of the Guarantor as in effect on the date hereof and on the date of the Guarantor’s execution and delivery of the Credit Documents. The Guarantor is carrying on a business authorized under its Governing Documents. Neither the entry into the Credit Documents nor the execution and delivery of the Notes as guarantor thereof (avalista) or the other Credit Documents by the Guarantor, nor the exercise of its rights and/or performance of or compliance with its obligations under the Credit Documents or the Notes does or will violate, or exceed any borrowing or other power or restriction granted or imposed by, its Governing Documents.

(3)	Due Authorization: Attached as Exhibit B to this Certificate and signed or initiated by me for the purpose of identification is a true and complete copy of the minutes (including, if the same is not in the English language, an accurate English translation thereof) of a duly convened meeting of the board of directors of the Guarantor duly held on [ ], (the “Resolutions”) at which a duly constituted quorum of directors was present and voting throughout and at which the resolutions set out in the minutes were duly passed and adopted. Each of the resolutions remains in full force and effect and has not been amended, modified, revoked or rescinded. The Resolutions constitute all action necessary on the part of the Guarantor to approve the execution and delivery by the Guarantor of the Credit Documents and the Notes and the performance by the Guarantor of its obligations thereunder.

(4)	Due Execution: Attached as Exhibit C to this Certificate and signed or initiated by me for the purpose of identification is a list of the names and titles, and specimen of the signatures, of the persons who are at the date of this Certificate officers of the Guarantor or attorneys-in-fact of the Guarantor and who (either individually or with others, as provided in the Resolutions) are authorized, on behalf of the Guarantor, to sign the Credit Documents and the Notes and are authorized to give all communications and take any other action required under or in connection with the Credit Documents on behalf of the Guarantor.

(5)	Default: No Default has occurred and is continuing as of the date of this Certificate.

(6)	Covenants and Representations and Warranties: As of the date hereof the Guarantor is in full compliance with all covenants under the Credit Documents that are applicable to it and all representations and warranties of the Guarantor contained in the Credit Documents and any certificates, statements or other documents delivered pursuant thereto are true and correct as of this date.

Name:

ANNEX E
FORM OF ASSIGNMENT AND SECURITY AGREEMENT
     ASSIGNMENT AND SECURITY AGREEMENT (this “Agreement”), dated as of July 13, 2007 by and between Angélica Agroenergia Ltda., a company existing under the laws of Federative Republic of Brazil, with its registered offices at Estrada Angélica, BR 267, Km 14, s/n°, Zona Rural, Fazenda Kurupay, CEP 79.785-000, Angélica, MS, Brazil, enrolled with CNPJ under No. 07.903.169/0001-09 (as the “Borrower”), and Banco Rabobank International Brasil S.A., a financial institution organized and existing under the laws of the Federative Republic of Brazil, with offices at Av. das Nações Unidas No. 12.995, 7 andar, São Paulo, SP Brazil, in the capacity of Collateral Agent for the benefit of the Banks (the “Collateral Agent”).
     WHEREAS, the Borrower; Rabobank Curaçao N.V., as the Paying Agent, the Collection Account Agent and the Lead Arranger, Banco Rabobank International Brasil S.A. as the Administrative Agent and the Collateral Agent, and the Guarantors and the Banks parties thereto have entered into an Export Prepayment Finance Agreement dated as of July 13, 2007 (as amended, supplemented and modified from time to time, the “Export Prepayment Agreement”) pursuant to which the Banks agreed to make loans to the Borrower; and
     WHEREAS, to secure its obligations under the Export Prepayment Agreement, the Borrower is assigning and pledging to the Collateral Agent for the benefit of the Banks, any and all rights it has under the Export Contracts (as defined in the Export Prepayment Agreement), including without limitation all Export Receivables (as defined below) arising under the Export Contracts,
     NOW, THEREFORE, the parties hereto hereby agree as follows:
1. Definitions. Unless otherwise stated herein, capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Export Prepayment Agreement. In addition, as used herein (such meanings to be equally applicable to both the singular and plural of the terms defined unless otherwise indicated):
“Accounts”, “Chattel Paper”, “Document” and “Instrument” shall each have the meaning given to such terms in the UCC.
“Collateral” means any and all rights of the Borrower under the Assigned Export Contracts, including, without limitation, all Export Receivables, all Accounts, all insurance proceeds and tax refunds and all guaranties and security relating to the foregoing, all Goods from which any Export Receivable shall have arisen, all Documents, all Chattel Paper, all Instruments, all Shipping Documents, all files, records (including without limitation computer programs, tapes, disks and related electronic data processing software) and writings of the Borrower or in which the Borrower has an interest, in each case relating to or arising out of any of the foregoing; and

all Proceeds, insurance proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the foregoing property of the Borrower described above (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Borrower in respect of any of the items listed above and all cash proceeds of any collection or other realization of all or any part of the Collateral pursuant to this Agreement). In any event Collateral shall not include real estate assets (i.e., immovable assets or real properties).
“Goods” means sugar and/or alcohol.
“Obligations” means all obligations of the Borrower under this Agreement, the Export Prepayment Agreement, each Note and the other Credit Documents, whether now existing or hereafter arising.
“Proceeds” shall have the meaning provided in Section 9-102(a)(64) of the UCC.
“Shipping Documents” means, with respect to any Export Receivable, a clean on board ocean bill of lading, an invoice, a bill of exchange or negotiable instrument in the amount of the relevant Export Receivable drawn on the Importer or otherwise due by such Importer and all other documentation required for payment of the Export Receivable and clearance of the relevant Goods at their destination.
“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time, provided that references to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the UCC as in effect in the State of New York on the date hereof.
2. Assignment and Grant of Security Interest; Transfer of Rights. (a) As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any and all Obligations, the Borrower hereby assigns, pledges, grants, transfers and conveys to the Collateral Agent for the benefit of the Banks, a continuing first priority lien and security interest in all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired and whether now existing or hereafter arising. The Collateral Agent and its successors and assigns shall have and forever hold all of the Collateral absolutely with all privileges and appurtenances hereby conveyed, transferred and assigned, or agreed or intended so to be, for the equal and proportional benefit, security and protection of the Banks without privilege, priority or distinction as to Lien or otherwise, except as otherwise expressly provided in this Agreement, and for the ratable benefit, security and protection of the Banks and the Collateral Agent with respect to the payment of all amounts payable to the Collateral Agent and the Banks to the extent herein provided.
(b) For purposes of clarification, the parties acknowledge that although the Collateral has been assigned to the Collateral Agent as collateral security for the Obligations, provided that no Default or Event of Default has occurred and is continuing, the proceeds of the Export Receivables that are deposited into the Collection Account shall be applied in accordance with the terms and conditions of the Collection Account Pledge Agreement and Sections 2.8 and 2.9 of the Export Prepayment Agreement.
3. Notification to Importer. On or prior to the first Drawdown Date, the Borrower shall execute and deliver to each Importer in respect of each Assigned Export Contract a Notice of Assignment of Rights under the Export Contract in the form set forth in Exhibit A hereto and shall obtain and deliver to the Collateral Agent an Acknowledgment of Assignment from each such Importer in the form set forth in Exhibit B hereto. In addition, at each time after the first Drawdown Date that an Export Contract is to become an Assigned Export Contract or the Borrower adds any additional Export Contract to Schedule I hereto, the Borrower shall execute and deliver to the relevant Importer thereof a notice of assignment of rights in respect of the relevant Export Contract and the related Export Receivables and shall obtain from such Importer and promptly deliver to the Collateral Agent an acknowledgement and agreement in favor of the Collateral Agent to abide by the terms of such notice, with each such notice of assignment and acknowledgement being substantially in the forms of Exhibits A and B hereto, respectively, and otherwise in form and substance acceptable to the Collateral Agent. The giving of any notice of assignment hereunder shall not affect the Borrower’s obligations in respect of the Assigned Export Contracts or any other transaction from which any Export Receivable arises.
4. Proceeds of Collateral. The Borrower agrees that if the proceeds of any Collateral shall be received by it, other than by deposit into the Collection Account, it shall promptly remit the same to the Collection Account. Until delivered to the Collateral Agent (or, pursuant to Section 2(b) hereof, to the Paying Agent) by deposit in the Collection Account, all such proceeds shall be held in trust by the Borrower for the benefit of the Collateral Agent on behalf of the Banks and shall not be commingled with any other funds or property of the Borrower.
5. Delivery and Other Perfection. In furtherance of the grant of the pledge and security interest pursuant to Section 2 hereof and its obligations under Section 4 hereof, the Borrower hereby agrees with the Collateral Agent for the benefit of the Banks: (a) that the Borrower will: (i) immediately deliver and pledge to the Collateral Agent any and all Instruments, certificates, securities, and/or other Documents evidencing and/or relating to the Collateral as such shall come into its possession, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request, in its sole discretion; (ii) at the time of shipment of the underlying Goods with respect to each Export Receivable, deliver the originals of the Shipping Documents therefor to the Collateral Agent containing such endorsements from the relevant Importer as are necessary to ensure payment by the relevant Importer; (iii) immediately deliver to the Collateral Agent any cash proceeds of any of the Collateral; and (iv) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the sole judgment of the Collateral Agent or as otherwise instructed by the Required Banks) to create, preserve, perfect or validate any portion of the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest; and (b) that (i) the Collateral Agent is hereby authorized to file financing statements, continuation statements and amendments thereto relative to all or any part of the Collateral without the signature of the Borrower to the fullest extent permitted by applicable law and (ii) the Borrower will furnish the Collateral Agent, promptly upon request, with any information that is required by the Collateral Agent in order to complete such financing, continuation or amendment statements.
6. Events of Default; Rights and Remedies; Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Banks, shall have all of the rights and remedies with respect to the Collateral, and the proceeds thereof, of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted), and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, (i) the right, to the maximum extent permitted by applicable law, to exercise all powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Borrower agrees to take all such action as may be appropriate to give effect to such right), (ii) the right to make any compromise or settlement with respect to any of the Collateral and extend the time of payment, arrange for payment in installments, or otherwise modify the terms, of any of the Collateral, and (iii) the Collateral Agent in its sole discretion or as otherwise instructed by the Required Banks may, in its name or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in any exchange for any of the Collateral, but shall be under no obligation to do so. If the proceeds of collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Borrower shall remain liable for any deficiency. The Collateral Agent shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall the Collateral Agent be under any obligation to take any action whatsoever with regard thereto.
7. Power of Attorney. The Borrower hereby irrevocably appoints the Collateral Agent the Borrower’s attorney-in-fact (which appointment is coupled with an interest and cannot be revoked), with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral; (b) to receive, endorse and collect any drafts or other Instruments and Documents in connection with clause (a) above; (c) to execute endorsements, assignments, or other instruments of conveyance or transfer with respect to all or any of the Collateral; (d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable to enforce the rights of the Collateral Agent with respect to any of the Collateral; and (e) to perform the affirmative obligations of the Borrower hereunder. The Borrower agrees that upon the its failure to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of such Person incurred in connection therewith shall be payable by the Borrower.
8. No Duty to Borrower. The Borrower acknowledges and agrees that in acting pursuant to the foregoing power of attorney and otherwise pursuant to this Agreement, the Collateral Agent shall be acting in its capacity as secured party and Collateral Agent on behalf of the Banks, and that the Collateral Agent and the Banks have no fiduciary duty to the Borrower and the Borrower hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder. Except for the safe custody of any Collateral in its possession and the accounting for moneys eventually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.
9. Representations, Warranties and Covenants. The Borrower hereby represents and warrants to the Collateral Agent, on behalf of the Banks, on and as of the date hereof, and covenants that:
     (a) No Transfer. Other than pursuant to this Agreement, the Collateral is not and will not be subject to any assignment, conveyance, transfer (except for the transfer of Goods to the relevant Importer under an Assigned Export Contract) or participation or agreement to assign, convey, transfer or participate in any way. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral or listing the Borrower as debtor is on file in any recording office, except as may have been filed in favor of the Collateral Agent, on behalf of the Banks, relating to this Agreement or the Export Prepayment Agreement.
     (b) Good Title. The Borrower has (or in the case of after acquired Collateral will at the time the Borrower acquires rights therein, have) good title to, and is and will at all times be the sole legal and beneficial owner of, the Collateral, free and clear of all Liens (other than as created by this Agreement and the other Security Agreements), has all necessary rights and the power to transfer each item of the Collateral in which a security interest is purported to be created hereunder for such security interest to attach, and at no time will it create, grant, extend or permit to subsist any Lien on or over the Collateral or any part thereof (except as created by this Agreement and the other Security Agreements). None of the Collateral is subject to any Lien other than the Collateral Agent’s security interest created by this Agreement and the other Security Documents.
     (c) Defense. There is no legal action, litigation, arbitration, administrative proceeding or other fact or circumstance current or pending or, to the best of the Borrower’s knowledge, threatened (i) involving or affecting the Collateral, or (ii) that could hinder or interfere with the consummation of the transactions contemplated by this Agreement. The Borrower shall defend the Collateral against all Liens, claims and demands of any Person claiming the same or any interest therein adverse to the Collateral Agent, for and on behalf of the Banks. None of the Collateral is subject to any order, writ, injunction, execution or attachment.

     (d) Export Contracts. The Borrower has provided the Collateral Agent with true copies of all of the Assigned Export Contracts that exist as of the Execution Date, and will so provide copies of all additional contracts that hereafter become Assigned Export Contracts. The Borrower has not agreed to, and will not without the Collateral Agent’s prior written consent (on the instruction of the Required Banks) agree to, (i) any modification or amendment to, termination of, or waiver of any of its rights and/or obligations under or any obligations of any Importer under, any Assigned Export Contract or (ii) payment from any Importer under any Assigned Export Contract being made by any means other than as provided in this Agreement. Each Assigned Export Contract represents the valid, binding and enforceable obligation of the parties to it and is in full force and effect. No Assigned Export Contract has been terminated, rescinded or revoked and there is no outstanding default under or dispute relating to any Assigned Export Contract. To the best of the Borrower’s knowledge, no party to any Assigned Export Contract has any defense to performance of its obligations under that Assigned Export Contract or any basis for asserting a counterclaim or set-off.
     (e) Performance. The Borrower will perform all of its obligations under the Assigned Export Contracts as provided therein.
     (f) Status of Export Receivables. (i) Each Export Receivable will be a valid account representing an undisputed indebtedness incurred by the relevant Importer for Goods held subject to delivery instructions or theretofor shipped or delivered, (ii) there shall be no set-off or counterclaims against such Export Receivable, (iii) there will not be any agreement under which any deduction or discount may be claimed by any Importer with respect to any Export Receivables nor any agreement under which any Goods from which an Export Receivable arises may be returned, and (iv) the Borrower shall, at its own expense, use reasonable and customary efforts to enforce collection of any amounts payable in respect of the Export Receivables.
     (g) Records. All records of the Borrower relating to the Collateral are and shall be kept at the Borrower’s address as it appears in this Agreement and will reflect the security interests created by this Agreement, and will, upon the request of the Collateral Agent, be delivered to the Collateral Agent.
     (h) Place of Business. The Borrower does not have (and during the past five years has not had) a place of business in the United States and will notify the Collateral Agent in writing at least thirty days prior to establishing a place of business in the United States during the term of this Agreement. The location of the Borrower’s chief executive office and principal place of business of the Borrower are (and have been for the last five years) at the address set forth below its signature on the signature page hereof.
     (i) Change of Name; Change of Jurisdiction. The Borrower will not, without sixty days’ prior written notice to the Collateral Agent, (i) change its name or the name under which it does business from that shown on the signature page hereof, nor (ii) change its jurisdiction of organization (whether through merger, consolidation, re-domiciliation or otherwise). During the past five years the Borrower has not been known by any legal name different from the one set forth on the signature page hereto nor has the Borrower changed its jurisdiction of organization (whether through merger, consolidation, re-domiciliation or otherwise). The Borrower has no trade names.
     (j) Registration. The Borrower shall register this Agreement and a translation hereof in Portuguese by a sworn translator, at its sole cost and expense, within twenty (20) days after the execution hereof, with the appropriate Registries of Deeds in Brazil (Cartório de Registro de Títulos e Documentos) of the jurisdiction of its incorporation and main office.
     (k) Required Filings. Except for the registration of this Agreement as set forth in item (j) above, and the filing of a financing statement with the Recorder of Deeds for the District of Columbia, no filings, recordings or other actions are required to perfect (or maintain the priority or perfection of) the security interests created hereunder.
     (l) Security Interest. Upon completion of the registration and filings set forth in items (j) and (k) above, the Collateral Agent for the benefit of the Banks will have a valid and enforceable first priority perfected security interest in the Collateral as security for the Obligations.
10. Termination. Upon receipt of evidence satisfactory to the Collateral Agent that all of the Obligations shall have been paid in full, this Agreement shall terminate, and the Collateral Agent shall promptly (but in no event later than forty-five days from such termination) cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining rights to the Collateral not used to repay the Obligations or otherwise, to or on the order of the Borrower. The Borrower shall pay all costs and expenses incurred by the Collateral Agent in connection with such assignment, transfer and delivery of any remaining rights to the Collateral not used to repay the Obligations.
11. Further Assurances. The Borrower hereby agrees that from time to time, upon request by the Collateral Agent, it shall promptly duly execute and deliver to the Collateral Agent all such further instruments and documents and do all such further acts and things as may in the opinion of the Collateral Agent be necessary or desirable in order to give effect to the provisions of this Agreement and to obtain the full benefits hereof.
12. Borrower’s Additional Duties. Anything herein contained to the contrary notwithstanding, the Borrower shall remain liable to perform all of its obligations under or with respect to the Collateral, the exercise by the Collateral Agent of any of its rights hereunder shall not release the Borrower from any of its obligations under or with respect to the Collateral, and the Collateral Agent shall not have any obligations or liabilities under or with respect to any of the Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or with respect to any of the Collateral. The acceptance by the Collateral Agent of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Collateral Agent to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action (other than its express duties hereunder) hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.
13. Obligations Absolute. The Borrower waives presentment, protest, notice of acceptance of this Agreement, notice of making of the Loans, notice of receipt of the proceeds of any of the Collateral, including the Export Receivables, or any other action taken in reliance hereon, and all demands and other notices of any description. The Borrower assents to any extension or postponement of the time of payment or any other indulgence in respect of the Obligations, to any substitution, exchange or release of any of the Collateral, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent or the Banks, as the case may be, may deem advisable. The Borrower agrees that its obligations hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever, including, without limitation, any invalidity, irregularity or unenforceability of all or any part of the Borrower’s obligations hereunder or under the Notes, the Export Prepayment Agreement or any of the other Credit Documents. The Collateral Agent on behalf of the Banks may exercise its rights with respect to the Collateral without resorting to or regard to other collateral or sources of reimbursement for the Obligations.
14. Concerning the Collateral Agent. The Collateral Agent hereby accepts its obligations under this Agreement as Collateral Agent for the benefit of the Banks, but only upon the terms herein set forth and those set forth in Section 10 of the Export Prepayment Agreement, including the following:
     (a) Anything herein contained to the contrary notwithstanding, the Collateral Agent shall not be obligated to take any action that might in its reasonable judgment involve it in any expense or liability unless furnished with reasonable indemnity;
     (b) The Collateral Agent shall be under no liability with respect to any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, except that nothing contained herein shall relieve the Collateral Agent from liability for its own gross negligence or willful misconduct;
     (c) The Collateral Agent may rely and shall be protected in acting upon any resolution, certificate, opinion, consent or other document believed by it to be genuine and to have been executed or presented by the proper party or parties;
     (d) The Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent;
     (e) The Collateral Agent may consult with legal or other professional advisers satisfactory to it at the expense of the Borrower, and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers;
     (f) The Collateral Agent shall not be responsible for any act done or omitted in connection herewith, except in the case of its gross negligence or willful misconduct;
     (g) The Collateral Agent may perform the services required to be rendered by it hereunder either directly or through attorneys-in-fact or agents not regularly in its employ and the Collateral Agent shall not be responsible or liable for any misconduct or negligence on the part of any such attorney or agent appointed by it with due care hereunder; and
     (h) The Collateral Agent shall not be deemed to have or be charged with knowledge of any Default or Event of Default unless (i) an officer of the Collateral Agent shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Collateral Agent by the Borrower or any of the Banks. Upon the occurrence of a Default or an Event of Default, the Collateral Agent will take instructions from the Required Banks as to the actions to be taken with respect thereto by the Collateral Agent, and shall have no obligation hereunder (except as otherwise expressly provided elsewhere in this Agreement) to take any action in respect of such Default or Event of Default unless and until it shall have received instructions from the Required Banks; and, in any such event, the Collateral Agent shall have no liability to any Person by reason of not acting prior to receipt of such instructions.
15. Indemnification. The Borrower irrevocably agrees to indemnify the Collateral Agent and all its officers, directors, employees, Affiliates, agents and representatives (together, the “Indemnified Parties”) and to hold the Indemnified Parties harmless from and against any and all losses, liabilities, costs, expenses (including reasonable fees and disbursements of counsel), claims, actions or demands of any kind or nature whatsoever (together, “Liabilities”) which any of the Indemnified Parties may incur or which may be made against any of the Indemnified Parties as a result of or in connection with this Agreement (including, without limitation, the enforcement thereof), which may be ordered or otherwise required by any Person, court or Governmental Authority, except to the extent such Liabilities are determined by the final and nonappealable judgment of a court of competent jurisdiction to specifically have been proximately caused by the gross negligence or willful misconduct of such Indemnified Party. If, and to the extent that, the Borrower’s obligations under this Section 15 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of the Liabilities as is permitted by applicable law. The Borrower’s indemnification obligation under this Section shall survive the termination of this Agreement and the resignation of the Collateral Agent.
16. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

17. Headings. The headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
18. No Setoff. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature which the Borrower may have or assert against the Collateral Agent or the Banks shall be available hereunder to, or shall be asserted by, the Borrower in any action arising out of the transactions contemplated hereby or out of the Collateral.
19. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the translation of this Agreement in Portuguese by a public sworn translator and its registration in Brazil and the filing of any UCC financing statements in the United States of America, the preservation of any rights of or exercised by the Collateral Agent or any of the Banks, or the enforcement (whether through legal proceedings or otherwise) of this Agreement, including, without limitation the enforcement of rights under this Section of this Agreement and any costs and expenses in connection with the termination of this Agreement pursuant to Section 10 hereof, including, without limitation, the assignment, transfer and delivery of any remaining rights to the Collateral.
20. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and the remaining portion of such provision and all other remaining provisions hereof will be construed to render them enforceable to the fullest extent permitted by applicable law.
21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Borrower and the Collateral Agent, provided that the Borrower shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (acting with the consent of all the Banks). If at any time or times any Bank, by assignment or otherwise, transfers all or any portion of its rights under the Export Prepayment Agreement, such transfer shall carry with it such Bank’s powers and rights under this Agreement, and the transferee shall become vested with said powers and rights whether or not they are specifically referred to in said transfer.
22. Amendment. No provision of this Agreement may be amended, supplemented, modified or waived unless pursuant to a writing signed by the Borrower and the Collateral Agent (acting with the consent of all the Banks, except to the extent that such amendment, supplement, modification or waiver is requested in the ordinary course of the Borrower’s day-to-day commercial operations and does not reduce the Collateral or postpone the payment of any of the Borrower’s obligations set forth herein or in the Export Prepayment Agreement), and any such waiver shall be effective only in the specific instance and for the specific purpose for which given.
23. No Waiver. No failure on the part of the Collateral Agent or any of the Banks to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement.
24. Notices. All notices, requests and other communications provided for herein shall be given or made in writing (including, without limitation, by telex or fax), delivered to the intended recipient at the “Address for Notices” specified below its name on the signature page hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the other party. All such communications shall be deemed to have been duly given when transmitted by fax (confirmation received) or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
25. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, including Section 5-1401 of the New York General Obligations Law but excluding any conflicts of law principles that would lead to the application of the laws of another jurisdiction. The Borrower (a) agrees that any claim brought by any party or successor thereto arising out of this Agreement shall be subject to the non-exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan in New York City, the United States District Court for the Southern District of New York, and the courts of Brazil, and the appellate courts from any thereof (and the Borrower irrevocably submits, for itself and its property, to such jurisdiction), (b) agrees, to the full extent permitted by applicable law, that in the case of any claim brought in the courts of the State of New York located in the Borough of Manhattan in New York City or the United States District Court for the Southern District of New York that it irrevocably waives all of its rights, if any, to have such claim brought in Brazil, and (c) irrevocably waives any objection it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over it. The Borrower further agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by applicable law. For the purpose of proceedings in the courts of the State of New York and the United States District Court for the Southern District of New York, the Borrower hereby irrevocably appoints Corporation Service Company, with offices on the date hereof at 1133 Avenue of the Americas, Suite 3100, city of New York, state of New York, 10036-6710, as its agent (the “Process Agent”) to accept on its behalf, service of any and all process or other documents which may be served in any action or proceeding in any of such courts, and that service in such manner shall, to the fullest extent permitted by applicable law, be deemed effective service of process upon it in any such suit, action or proceeding. In the event that the initial or any successor Process Agent shall cease to represent the Borrower, the relevant Borrower shall promptly and irrevocably designate a successor in New York City, New York (which appointment the successor Process Agent must accept in writing prior to the termination for any reason of the appointment of the then current Process Agent) and notify the Collateral Agent thereof, to accept on behalf of the Borrower service of any and all process or other documents which may be served in any action or proceeding in any of such courts. Nothing herein shall in any way be deemed to limit the ability of the Collateral Agent to serve legal process in any other manner permitted by applicable law or affect the right of the Collateral Agent to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdiction.
26. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH SUCH OTHER DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER DOCUMENT.
27. English Language. In the construction and interpretation of the terms and provisions of this Agreement, the English language version of this Agreement shall be the official version of this Agreement, and any version of this Agreement that has been translated into another language shall have no force and effect except for purposes of enforcing this Agreement in a court of law that requires that the Agreement be presented in another language.
28. Waiver of Immunity. The Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment and execution, both before and after judgment, to which it might otherwise be entitled in any action or proceeding in the courts of Brazil, of the State of New York, of the federal courts of the United States, or of any other jurisdiction, relating in any way to this Agreement, and agrees that it will not raise nor claim any such immunity at or in respect of any such action or proceeding.
29. Neutral Interpretation. In the interpretation of this Agreement, no party shall be deemed the drafting party and each provision hereof shall be interpreted neutrally with no presumption arising in favor of one party or the other based upon which party prepared the drafts or the final version hereof or thereof.
(REST OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the Borrower and the Collateral Agent have caused this Agreement to be duly executed by their duly authorized officers as of the date first above written.

ANGÉLICA AGROENERGIA LTDA. as Borrower
By:
Name:
Title:

By:
Name:
Title:

Address for Notices:
Rua Iguatemi, 192, 13° andar, CJ. 131 — CEP 01451-010
São Paulo, SP — Brazil
Telephone Number: 55 11 3704 3966
Attn: Orlando Carlos Editore and Leonardo Raúl Berridi

BANCO RABOBANK INTERNATIONAL BRASIL S.A. as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

Address for Notices:
Av. das Nações Unidas no. 12.995, 7° andar
São Paulo, SP, 04578-000, Brazil
Attn.: Operations
Tel.: + 55 11 5503 7048
Fax: + 55 11 5503 7010
Witness:

Name:	Name:

ID:	ID:

EXHIBIT A
FORM OF NOTICE OF ASSIGNMENT OF RIGHTS UNDER EXPORT CONTRACTS
To:    [IMPORTER]
          [address]
Date: [          ]
     The undersigned hereby gives you irrevocable notice of the assignment to Banco Rabobank International Brasil S.A. (the “Collateral Agent”), in its capacity as Collateral Agent under the Assignment and Security Agreement dated July 13, 2007, of all the undersigned’s right, title and interest in and to (but not its obligations under) the [describe contracts] by and between yourselves and ourselves (collectively, the “Export Contracts”).
     Except as otherwise provided in instructions from the Collateral Agent, all payments in relation to the Export Contracts shall be deposited into Angélica Agroenergia Ltda.’s account No. 72028, held at Rabobank Curaçao N.V.
     We hereby inform you that we will not, without the Collateral Agent’s prior written consent, agree to any modification or amendment to, termination of, or waiver of any of our rights and/or obligations under the Export Contracts.
     This notice and instruction letter may not be revoked, waived or changed without the prior written consent of the Collateral Agent.
     We request that you indicate your agreement to the terms of this notice and instruction letter by signing and returning to the Collateral Agent and to us copies of the acknowledgement that is attached hereto.

ANGÉLICA AGROENERGIA LTDA.

By:		By:
	Name:		Name:
	Title:		Title:

EXHIBIT B
FORM OF ACKNOWLEDGMENT OF ASSIGNMENT OF RIGHTS UNDER EXPORT CONTRACTS
To:    Banco Rabobank International do Brasil S.A.
          Av. das Nações Unidas no. 12.995, 7° andar
          São Paulo, SP, 04578-000.
          Brazil
Date: [          ]
     The undersigned hereby acknowledges receipt of the Notice of Assignment of Rights Under Export Contracts, dated [          ], from Angélica Agroenergia Ltda., regarding its assignment to you in your capacity as Collateral Agent under the Assignment and Security Agreement dated July 13, 2007, of all of its right, title and interest in and to (but not its obligations under) the [describe contracts] by and among Angélica Agroenergia Ltda. and ourselves (collectively, the “Export Contracts”).
     We confirm that we have not been notified by any other person or entity that it has received an assignment of Angélica Agroenergia Ltda.’s rights under the Export Contracts.
     We hereby irrevocably agree that except as otherwise indicated as per instructions provided by you to us, all payments by us under the Export Contracts shall be deposited into Angélica Agroenergia Ltda.’s account No. 72028, held at Rabobank Curaçao N.V. We hereby irrevocably agree that we will not, without your prior written consent, agree to any modification or amendment to, termination of, or waiver of any of Angélica Agroenergia Ltda.’s rights and/or obligations under the Export Contract. We agree that without your prior written consent we will not exercise against Angélica Agroenergia Ltda. or any other person any security interest, set-off, counterclaim, deduction or withholding under or in connection with the Export Contract.
     We confirm that this acknowledgement letter may not be revoked, waived or changed without your prior written consent.

[IMPORTER]

By:		By:
	Name:		Name:
	Title:		Title:

SCHEDULE I
LIST OF EXPORT CONTRACTS

Export Contract	Product
Other Export Contracts to be further assigned pursuant to the terms and conditions of the Export Prepayment Agreement and respective Assignment and Security Agreement	To be further determined.

ANNEX F
FORM OF COLLECTION ACCOUNT PLEDGE AGREEMENT
COLLECTION ACCOUNT PLEDGE AGREEMENT, dated as of July 13, 2007 by and among ANGÉLICA AGROENERGIA LTDA., a company existing under the laws of Federative Republic of Brazil, with its registered offices at Estrada Angélica, BR 267, Km 14, s/n°, Zona Rural, Fazenda Kurupay, CEP 79.785-000, Angélica, MS, Brazil, enrolled with CNPJ under No. 07.903.169/0001-09, in its capacity as pledgor (the “Borrower”); RABOBANK CURAÇAO N.V., a Netherlands Antilles financial institution, acting in its capacity as Paying Agent and Collection Account Agent for the Banks and pledgee hereunder (the “Agent”); and BANCO RABOBANK INTERNATIONAL BRASIL S.A., a Brazilian financial institution, acting in its capacity as Administrative Agent and Collateral Agent for the Banks pursuant to the Export Prepayment Finance Agreement, as defined below (the “Administrative Agent”).
Except as otherwise defined, capitalized terms used herein and defined in the Export Prepayment Finance Agreement (as defined below) shall be used herein as therein defined.
WITNESSETH:
WHEREAS Section 2.8 of the Export Prepayment Finance Agreement dated July 13, 2007 among the Borrower, Banco Rabobank International Brasil S.A. as Administrative Agent and Collateral Agent, Rabobank Curaçao N.V. as Collection Account Agent and Paying Agent, Rabobank Curaçao N.V., as Lead Arranger, and the Banks and Guarantors listed therein (the “Export Prepayment Finance Agreement”) provides that all payments in respect of the Export Receivables shall be initially deposited in the Collection Account; and
WHEREAS the Agent has established in the name of the Borrower in Curaçao, The Netherlands Antilles, the Collection Account (Account No. 72028) as a segregated, US Dollar denominated account,
NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Disbursements from the Collection Account. Prior to any Default, all amounts received in the Collection Account during each Calculation Period will be paid by the Agent to the Paying Agent for the benefit of the Banks in such amounts and at such times as provided in the Export Prepayment Finance Agreement, provided, however, that amounts received beyond the amount due to the Banks on the final day of the relevant Calculation Period may be paid to the Borrower as provided in, and in accordance with, Section 2.8(c) of the Export Prepayment Finance Agreement. Amounts received in the Collection Account other than during a Calculation Period shall, provided no Default shall have occurred and is continuing and that the Borrower is and will be in compliance with its obligations under Section 5(l) of the Export Prepayment Finance Agreement, both before and immediately after such release, be released to the Borrower in accordance with its written instructions. For purposes of clarification, the parties acknowledge and agree that although the funds to be deposited in the Collection Account have been pledged to the Agent for the benefit of the Banks as collateral security for the Parallel Debt (as defined in Section 3 below), such funds will also be the primary source of payment of the Obligations such that such funds will be applied in accordance with the first two sentences of this Section 1 at all times prior to the occurrence of a Default. Upon the occurrence of any Default, all amounts held and received in the Collection Account shall be held pending application as the Administrative Agent acting upon the instructions of the Required Banks shall instruct the Agent in writing. No amount held in the Collection Account shall constitute payment of any Obligation until such amount has been forwarded to the Paying Agent as provided herein or otherwise applied after the occurrence of an Event of Default.
     2. Limits on Borrower’s Rights Over Collection Account. The Borrower acknowledges that until the Obligations are indefeasibly paid and repaid in full and the Banks’ commitments have terminated, its rights under and in connection with the Collection Account and the funds deposited therein are and will remain subject to this Collection Account Pledge Agreement; and without limiting in any way the rights and remedies of the Agent and the Administrative Agent hereunder, the Borrower disclaims any right to withdraw any credit balances held from time to time therein or interest thereon, or any right of set-off as against the Agent, the Administrative Agent or the Banks in respect of such amounts, except as otherwise provided in Section 1 above. The Agent will make available to the Borrower and the Administrative Agent information regarding the balance and movements of funds to and from such account by on-line reporting or otherwise as may be agreed by such parties.
     3. Parallel Debt. Subject as provided below, the Borrower hereby irrevocably and unconditionally undertakes to pay to the Agent amounts equal to any amounts owing by the Borrower to the Banks under the Credit Documents as and when the same fall due for payment thereunder, so that the Agent shall be the obligee of such covenant to pay and shall be entitled to claim performance thereof in its own name and not as agent acting on behalf of the Banks. The Borrower and the Agent acknowledge that for this purpose such monetary obligations of the Borrower are several and are separate and independent from, and without prejudice to, the identical obligations which the Borrower has to the Banks under the other Credit Documents, provided that this shall not, at the same time, result in the Borrower incurring an aggregate monetary obligation to the Banks and the Agent which is greater than the monetary obligations of the Borrower to the Banks under the other Credit Documents (the “Principal Obligations”). To this end and without prejudice to the foregoing, it is agreed that (i) the amounts due and payable by the Borrower under this Section (the “Parallel Debt”) shall be decreased to the extent that the Borrower has paid any amounts to the Banks or any of them in respect of the Principal Obligations and vice versa and (ii) the Parallel Debt shall not exceed the aggregate of the corresponding obligations which the Borrower has to the Banks under the other Credit Documents. Nothing in this Section shall in any way negate, affect or increase the obligations of the Borrower to the Banks under the Credit Documents in respect of the Principal Obligations. For the purpose of this Section the Agent acts in its own name and on behalf of itself and not as agent or representative of any other party hereto and any security granted to the Agent to secure the Parallel Debt is granted to the Agent in its capacity as creditor of the Parallel Debt and solely for the purpose referred to above.
     4. Pledge of Collection Account.

          (a) As security for the payment or performance, as the case may be, in full of the Parallel Debt owing to the Agent now or in the future, the Borrower hereby agrees to pledge and pledges (verpandt) as a disclosed pledge to the Agent all of the Borrower’s present and future rights under or in connection with the Collection Account and interest accrued thereon (the “Pledge”) and the Agent accepts the Pledge.
          (b) The Pledge is in addition to, and not in any way prejudiced by, any other security now or subsequently held by the Agent.
          (c) If any discharge (whether in respect of this Pledge, the Obligations or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on bankruptcy, insolvency, liquidation, moratorium or otherwise without limitation, the Pledge created, and the obligations of the Borrower, under this Collection Account Pledge Agreement will continue as if the discharge or arrangement had not occurred.
          (d) The Borrower hereby instructs the Agent, in its capacity as the bank at which the Collection Account is maintained to comply, and the Agent (in such capacity and in its capacity as Agent on behalf of the Banks) agrees that it will comply, with all instructions from the Administrative Agent in respect of the Collection Account.
          (e) The Borrower agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent or the Administrative Agent or any Bank may from time to time reasonably request to better assure, preserve, protect and perfect the Pledge and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Collection Account Pledge Agreement and/or the granting of the Pledge. Without limitation, the Borrower grants to the Agent an irrevocable power of attorney to perform all acts and execute all documents in order to create, perfect or implement, on behalf of the Borrower at any time and from time to time, the Pledge and to take any action which the Borrower must take under this Collection Account Pledge Agreement and which is necessary or appropriate for the Agent to create, maintain and exercise its rights under this Collection Account Pledge Agreement. Any conflict of interest does not affect the power of attorney granted under this subsection.
          (f) The Borrower declares that it has full and exclusive title to its rights under and in connection with the Collection Account, that it is entitled to pledge the present and future rights under or in connection with the Collection Account and that there are in existence no attachments or other limited rights in respect of such claims or funds. The Borrower agrees that it will not (i) further pledge, transfer, assign or otherwise grant a security interest in its rights under and in connection with the Collection Account or any claims or amounts on deposit therein, or (ii) waive, amend or terminate, in whole or in part, any accessory or ancillary right or other right in respect of the Collection Account, except as expressly allowed, in each case, by the Banks. The Borrower hereby gives notice of the Pledge to the Agent and the Agent hereby acknowledges such notice.
          (g) This Pledge will become immediately enforceable if: (a) an Event of Default occurs and (b) there is a default (verzuim) in the performance of the Parallel Debt.

          (h) After this Pledge has become enforceable, the Agent may immediately, for the benefit of the Banks, exercise any right under applicable law or this Collection Account Pledge Agreement, and subject to the terms of the Export Prepayment Finance Agreement, enforce all or any part of the Pledge.
          (i) The Borrower shall ensure that all Assigned Export Contracts and correspondent Export Receivables include a prominent irrevocable instruction requiring the relevant Importer to make all payments directly to the Collection Account.
     5. Notices. All notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall become effective when received. Any written notice shall either be mailed, certified or registered mail, return receipt requested with proper postage for airmail prepaid, or sent in the form of a confirmed facsimile, or by overnight delivery service (providing for delivery receipts) or delivered by hand. All notices, requests, demands or other communications under this Collection Account Pledge Agreement shall be addressed as follows:
To the Agent:
Rabobank Curaçao N.V.
c/o Banco Rabobank International Brasil S.A.
Zeelandia Office Park
Kaya W.F.G. Mensing 14
Willemstad, Curaçao, Netherlands Antilles
Telephone Number: +599 9 465 2011 x12
Fax Number: +599 9 465 2066
Attn: Operations Department
To the Borrower:
Angélica Agroenergia Ltda.
Rua Iguatemi, 192, 13° andar, CJ. 131 — CEP 01451-010
São Paulo, SP — Brazil
Telephone Number: 55 11 3704 3966
Attn: Orlando Carlos Editore and Leonardo Raúl Berridi
To the Administrative Agent:
Banco Rabobank International Brasil S.A.
Av. Nações Unidas No. 12995, 7 andar
São Paulo, SP Brazil
Telephone Number: 55 11 5503 7048
Fax Number: 55 11 5503 7006
Attn: Operations Department

     6. Successors and Assigns. This Collection Account Pledge Agreement shall become effective upon execution and delivery hereof by the parties hereto and thereafter shall be binding upon the Borrower, the Administrative Agent, and the Agent and their respective successors and assigns, and shall inure to the benefit of the Agent, the Administrative Agent and the Borrower, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein or in the Collection Account (and any such attempted assignment shall be void), except as expressly contemplated by this Collection Account Pledge Agreement.
     7. Binding Agreement; Partial Invalidity.
          (a) The Borrower hereby repeats mutatis mutandis the representations, warranties and covenants made by it in Section 3(a), (c) and (h), Section 5(d), (e), (k) and (m), and Section 6(g) of the Export Prepayment Agreement. Additionally, all covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Collection Account Pledge Agreement shall be considered to have been relied upon by the Administrative Agent, the Banks and the Agent.
          (b) In the event any one or more of the provisions contained in this Collection Account Pledge Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which is substantially similar to that of the invalid, illegal or unenforceable provisions.
     8. Governing Law. THIS COLLECTION ACCOUNT PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE NETHERLANDS ANTILLES.
     9. Counterparts. This Collection Account Pledge Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Collection Account Pledge Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Collection Account Pledge Agreement.
     10. Consent to Jurisdiction.
          (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the competent court in Curaçao, The Netherlands Antilles, or to a competent court of any other jurisdiction at the sole discretion of the Agent or the Administrative Agent. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Collection Account

Pledge Agreement shall affect any right that the Administrative Agent or the Agent may otherwise have to bring any action or proceeding relating to this Collection Account Pledge Agreement against the Borrower or its properties in the courts of any jurisdiction.
          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Collection Account Pledge Agreement in any Netherlands Antilles court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each party to this Collection Account Pledge Agreement irrevocably consents to service of process in the manner provided for notices in Section 5 to the extent permitted under the applicable laws. Nothing in this Collection Account Pledge Agreement will affect the right of any party to this Collection Account Pledge Agreement to serve process in any other manner permitted by law.
          IN WITNESS WHEREOF, the undersigned have duly executed this Collection Account Pledge Agreement as of this 13th day of July, of 2007.

ANGÉLICA AGROENERGIA LTDA.
By:
Name:
Title:

By:
Name:
Title:

RABOBANK CURAÇAO N.V.
By:
Name:
Title:

By:
Name:
Title:

BANCO RABOBANK INTERNATIONAL BRASIL S.A.
By:
Name:
Title:

By:
Name:
Title:

(ENGLISH TRANSLATION)
ANNEX G
FORM OF CPR
FARMING PRODUCT CONTRACT
Product: Sugarcane
Quantity:[     ] metric tons
(i) Maturity: [     ]
(ii)
ISSUER: [     ], a company with principal place of business in the City of [     ], State of [     ], at [     ], with National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) No. [     ], herein represented by its duly authorized representatives.
GUARANTOR: [     ], a company with principal place of business in the City of [     ], State of [     ], at [     ], with National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) No. [     ], herein represented by its duly authorized representatives.
1) OF THE SECURITIZED OBLIGATION
On [date], we shall deliver, in accordance with the terms of the sections of this Farming Product Contract (“Contract”) and in accordance with Law No. 8.929, of August 22, 1994, to Banco Rabobank International Brasil S/A (the “AGENT”), in its capacity as agent and for the benefit of the lending banks according to the “Export Prepayment Finance Agreemment’ dated [               ] (the “LENDING BANKS”), enrolled with National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) No. 01.023.570/0001-60, or to their order, the product described below, which is duly free and clear from any burden, encumbrance, debt or any objection, in the place and according to the condition set forth below: (i) the regularity of issuance of the respective Tax Invoices of sale, and (ii) the provisions of item 1.2 below.
1.1) PRODUCT DESCRIPTION: [     ] metric tons of sugarcane, harvest [     ], with minimum contents of sucrose between [     ]% and [     ]% of total sugars (the “Product”).
1.2) CONDITIONS OF DELIVERY: To be delivered until [     ] in the principal place of business of the guarantor [     ]. If it is verified that the delivery was not made on the date specified, the nonperformance of the ISSUER shall be characterized.
The ISSUER hereby represents that it knows that the advanced delivery of the Product may only occur upon the express consent of the AGENT, which shall not be unjustifiably denied.
The Product shall only be considered delivered when the AGENT verifies that it has been deposed at the place established between the Parties, in full compliance with all the provisions hereof. If, for any reason, the Product does not comply with the specifications set forth herein, the AGENT, or third party indicated therefor, may refuse it, whether partially or totally, and the ISSUER shall remain bound by the remaining balance still undelivered by virtue of the refusal.
The ISSUER shall maintain the crop diligently, in order to obtain the Product herein negotiated, in the area and place set forth in this Contract, and shall form it for the purpose of attaining the quality of the Product specified herein; for that purpose, the sowing shall occur until the day on which the Plantation Place, as described below, is ready for harvesting, under penalty of incurring the penalties prescribed in this Contract and in the relevant laws.

The obligation assumed by the ISSUER in the paragraph above shall remain valid during the whole length of duration hereof, including in the event of declaration by the AGENT of acceleration of maturity.
1.3) PLANTATION PLACE: To be conducted in the following farms:

NR.	OWNERS	FUND	INCRA	NUMBER OF	LOT	No.	CITY	OUTPUT
PARTNERSHIP
CONTRACT (if								AREA	ESTIMATED
applicable)		AGRICULTURAL		LOTS		REGISTRATION		HECTARE	OUTPUT (TON)

TOTAL
2) THE GUARANTEES
The Guarantees for the AGENT, in the name of and for the benefit of the LENDING BANKS in this Contract, are:
2.1) GUARANTEES OF THE ISSUER:
To ensure the faithful and complete performance of the obligations, the ISSUER hereby grants and creates for the benefit of the AGENT, in the name of and for the benefit of the LENDING BANKS, irrevocably and irreversibly, one single and exclusive farming pledge, of the first degree and without the concurrence of third parties, according to the provisions of Articles 1.438 and following articles of the Brazilian Civil Code, (i) the sugarcane crop existent in the farms identified in the chart above OR [     ] metric tons of sugarcane, of harvest [     ], with minimum contents of sucrose between [     ]% and [     ]% of total sugar; and (ii) sugar and alcohol from pending plantations or harvest in progress to be harvested on [     ] and/or already stored in the place(s) set forth in section 1.2 above, and all the rights related to the products indicated in items (i) and (ii) above, whether existent on the date hereof, or in the future (the “Pledged Assets”). The ISSUER represents, under the penalties of the law, that the Pledged Assets shall be planted in the areas described and characterized in Section 1.3 above and stored, as the case may be, in the place set forth in section 1.2 above, from which certificate(s) were extracted which contain the other qualifications such as name, address and neighbors of those farm(s) that hereby become an integral part of this Contract. The AGENT may, in the name of and for the benefit of the LENDING BANKS, exercise in relation to the Pledged Assets all the rights set forth in Article 1.433 of the Civil Code.
The agricultural pledge on the pending crop under the terms of Section 2.1., Item (i) above comprises the crop itself, the product resulting from the harvesting of the respective production area and any agricultural product derived of or resulting from the manufacturing of the pledged crop until the delivery of the Product.
2.2) RIGHTS OF THE AGENT: Upon any nonpayment, or non-replacement, of any asset or product given as guarantee under the terms of Section 2.1 above, or in the event of nonperformance by the ISSUER of the obligations assumed by it under the terms of this Contract, the AGENT may, in the name and for the benefit of the LENDING BANKS, irrespective of any notification or judicial or out-of- court notification, opt, inter alia, for any of the following proceedings in accordance with Article 1.433, Item IV, of the Civil Code: (i) sell or assign, publicly or privately, in whole or in part, the Pledged Assets, at a price not lower than 85% of the market value, or dispose of them by other means deemed convenient, transferring them by sale, assignment or in the manner it may choose in its discretion, in order to guarantee the performance of the obligations assumed by the ISSUER under the terms of this Contract, whereby it is hereby vested with full, special and irrevocable powers that, through this Contract, the ISSUER grants, and may receive the price and give release in the name of the ISSUER; (ii) procure the harvesting of the Pledged Assets and the sale of the products resulting from such harvest, irrespective of any auction or other judicial or extrajudicial proceedings, as provided for in Article 1433 of the Brazilian civil code, and must then use the proceeds from such sale in order to pay up the obligations of the ISSUER arising out of this Contract. Any other expense incurred by the AGENT, in the name of and for the benefit of the LENDING BANKS, for the purpose of satisfying their claim, including court costs, shall also be paid with the proceeds from the sale of the Pledged Assets; or (iii) without prejudice of the possibility of carrying out or continuing with the collection set forth in the previous item, foreclose upon the pledge, or dispose of it in the manner set forth in items (i) and (ii) above.
For purposes of enforcement of this guarantee under the terms of Section 2.2, item (ii) above, the ISSUER hereby appoints, as an essential condition and means of compliance with this Contract, irrevocably and irreversibly, the AGENT as its true and lawful attorney-in-fact, under the terms of Article 685 of the Brazilian Civil Code, hereby conferring upon the AGENT special powers to, in its name, at the time of the acceleration of maturity and/or breach hereof, harvest, cut, dispose of, collect, receive, appropriate, remove, transfer and/or foreclose upon, in whole or in part, the Pledged Assets by the ISSUER, and may promptly sell or assign, or otherwise dispose of and deliver the Pledged Assets to whomever it wishes and for a price now lower than eighty-five percent (85%) of the market value, including through friendly sale, and may, for such purpose, execute any public or private document and give release, irrespective of any previous or subsequent notification to the ISSUER.
3) THE SPECIAL OBLIGATIONS
The ISSUER shall:
a) forma a crop to obtain the PRODUCT in the area and place set forth herein;
b) during the term of this contract, not dispose of and/or encumber for the benefit of third parties, the assets tied to guarantees and the products hereby sold;
c) obtain, and maintain in force and updated, any and all necessary government authorizations, including, but not limited to any and all necessary environmental authorization to effectuate and implement the harvesting and cutting of the Pledged Assets; and
d) in the event of loss, deterioration or reduction of guarantee, notify the AGENT, in writing, about the facts that caused the reduction, informing the quantity of the crop lost, and providing for the immediate reinforcement of the said guarantees or the substitution thereof. Such proceeding shall take place with the new demarcation of the farm where the new assets are located, so that there is a due specification of the guarantee, which shall be added hereto. The area of the farm used in the reinforcement or substitution of the guarantee shall, indispensably, have characteristics similar to those set forth herein.
4) THE SALE

The sale guaranteed by this Contract was adjusted irrevocably and irreversibly and considered to be perfected and finished, and I shall run all the risks resulting from acts of God and force majeure, until the actual delivery of the Product within the time and according to the conditions set forth herein.
5) THE EXPENSES AND TAXES
5.1) EXPENSES WITH THE PRODUCT: The expenses with the maintenance of the crop, fertilizing, treatment, harvesting, loading, classification, transportation and any other expenses, if any, applicable only until the delivery of the Product in the place indicated in Item 1.2 and until the maturity or early discharge of the obligation assumed herein, whichever comes first, shall be borne by me, and the AGENT shall bear the expenses of removal of the Product and others that may be incurred.
5.2) TAXES: The taxes levied upon the merchandise (ICMS and INSS — former Funrural), when due, shall be borne by the ISSUER, although they may be paid by the AGENT, which shall be entitled to the right of the respective reimbursement and/or shall make the respective discounts.
6) THE REGISTRATION
The ISSUER shall register this Contract, as set forth in Article 1438 of the Civil Code coupled with Article 12 of Law No. 8.929/94, in the Real Estate Registry Office of its domicile and in the Real Estate Registry Office of the Place of the Pledged Assets and of the place of formation of the Products, if they are different, within the maximum period of thirty (30) business days counting from the date of issuance hereof, under penalty of accelerated maturity hereof, and shall present evidence of such registration to the AGENT as soon as it is implemented. The AGENT may, in its sole discretion, extend the period established above if requested by the ISSUER.
Therefore, the ISSUER is responsible for the expenses of registration and amendment to this Contract.
The ISSUER hereby authorizes the AGENT to register this Contract and the schedules hereof, as the case may be, in systems of registration and financial settlement of assets duly authorized by the Central Bank of Brazil, and is aware that the discharge thereof shall occur in accordance with the procedure established by them.
7) THE EFFECTS OF BREACH
In the event of breach of any obligation assumed herein by the ISSUER, or, in the event of occurrence of any of the events of statutory accelerated maturity, the AGENT may, in the name of and for the benefit of the LENDING BANKS, accelerate the maturity of this Contract, irrespective of notice or extrajudicial notification or judicial notification, thereby rendering the delivery of the Produce enforceable, with late charges thereon.
If I do not make the delivery of the Product in the form described in this Contract until the maturity hereof, I shall pay, irrespective of any notice or notification:
a) a fine of 10% (ten percent) of the amount of the principal obligation and accessories overdue;
b) default interest of twelve percent (12%) per year; and
c) inflation adjustment, computed at the rate of variation of the General Price Index — Market (local acronym “IGP-M”), applicable to the value of the Product, obtained from the CONSECANA-SP Index, valid for ‘esteira’ sugarcane, assessed by the Council of Producers of Cane, Sugar and Alcohol of the State of São Paulo and disclosed by Única — the Sugarcane Industry Union of São Paulo, or in the lack thereof or of the disclosure thereof, through the Index that may substitute it, or also, in the lack of substitute, through the Index that better reflects the price of sugarcane in the State of São Paulo.
These charges shall be paid in product with the same characteristics specified in this Contract, or in Brazilian currency, to be agreed upon between the parties.
It is also clear that, in addition to the charges set forth in this Contract, the AGENT may, in the name of and for the benefit of the LENDING BANKS, in the event of breach, charge from the ISSUER all the expenses of extrajudicial collection. In the event of judicial enforcement, the same amounts shall be due, increased by costs and any other legal expenses and/or procedural expenses and costs resulting from the loss of suit.
8) ACCELERATED MATURITY
The AGENT may, in the name of and for the benefit of the LENDING BANKS, accelerate — irrespective of notification or judicial or extrajudicial notification — the maturity of this Contract, automatically, in the following events, in addition to those set forth in the law and in the other sections set forth herein:
a) in the event the ISSUER or GUARANTOR: (i) proposes or negotiates with its creditors a plan of judicial or extrajudicial reorganization; (ii) files for judicial reorganization, extrajudicial reorganization, bankruptcy or civil insolvency; (iii) is subjected to an action for judicial or extrajudicial reorganization, bankruptcy, judicial or extrajudicial liquidation, dissolution or civil insolvency filed by a third party, which is not denied, released or guaranteed in court within sixty (60) days counting from the beginning of the case; (iv) if it is considered to be civilly insolvent; or (v) if it makes any type of assignment, reorganization or relevant composition with any group of creditors of the same class and subject to the same conditions of payment;
b) in the event of an unappealable money judgment in excess of R$5,000,000.00 against the ISSUER or GUARANTOR;
c) if the ISSUER or the GUARANTOR is a nonperforming debtor, in relation to the AGENT, under this Contract or under any other contract between the LENDING BANKS and the ISSUER or contracts issued by the ISSUER for the benefit of the AGENT, in the name of and for the benefit of the LENDING BANKS, or with financial institutions and/or any third party;
d) if, for any reason the AGENT is prevented from exercising its right of oversight, as set forth in Section 10 below;
e) if the ISSUER or the GUARANTOR does not make the delivery of the Product or does not perform in due time any of its obligations under the terms of this Contract or breaches or fails to observe any term, agreement, covenant or obligation set forth herein;
f) In the event of filing of any lawsuit that could relevantly affect the rights of the AGENT or of the guarantees that were granted to it, in the name of and for the benefit of the LENDING BANKS and the said lawsuit is not remedied within thirty (30) days counting from the issuance thereof; or
g) upon verification of the untruth of any representation made by the ISSUER to the AGENT and that such untruth has or may have the capacity of causing a material adverse effect and the reasons that gave rise to such untruth are not rectified within twenty (20) days after the ISSUER or the GUARANTOR (i) have actual knowledge of the false representation or guarantee or (ii) there is receipt of the notification in writing sent by the AGENT indicating the said untruth.

9) FAITHFUL DEPOSITARY
According to the provisions of Article 627 and following of the Brazilian Civil Code, the GUARANTOR assumes the function and the quality of faithful depositary of the Pledged Assets, with all the burdens adn responsibilities incumbent upon it according to civil and criminal laws.
The GUARANTOR shall be responsible for the Pledged Assets, until the maturity and settlement of this Contract, without any compensation. The expenses of conservation shall be incurred on the account and risk of the GUARANTOR until the final settlement, and shall not dispose of and/or encumber for the benefit of third parties the assets given as guarantee, without the written consent from the AGENT, the GUARANTOR is therefore liable for all the risks and subject to the penalties prescribed for the unfaithful depositary, including the penalty of civil imprisonment.
10) THE OVERSIGHT
I grant the AGENT of this Contract, and the intervening party(ies) expressly authorized by the AGENT, after previous notification in writing to the Issuer or to the Guarantor three days in advance, access to the undertaking/farm and/or merchandise, for the purpose of supervising the crop/production, and of assessing the situation of the security interests created in this Contract. Upon the verification of improprieties, or any situation that is not in compliance with the representation upon the issuance of the Contract, the AGENT may request that the ISSUER and/or GUARANTOR regularize such situation within ten (10) days counting from the receipt of such request, and if the situation is not regularized in that period, the Agent may, in the name and for the benefit of the LENDING BANKS, file for any preventive, administrative, judicial and/or extrajudicial remedy necessary for the faithful performance of the obligations assumed herein, irrespective of notice or judicial or extrajudicial notification.
11) THE REPRESENTATIONS
The Issuer represents that:
a) the assets encumbered are legitimately owned by it and are free and clear of in rem or in personam encumbrances, whether judicial or not, levy of execution, attachment and sequestration, and from any commitment of any kind of claim or insurance opened through financial institutions or insurers, and compromised in any type of private contract, except for those arising out of this Contract.
b) it is a farmer and shall make the plantation and maintenance of the crop in the manner recommended by the institutions of research and Official Agencies.
c) the rural partnerships executed with the owners of land where the crops shall be maintained, as indicated in item 1.3 above, were duly formalized by means of the execution of the relevant contractual instruments in light of the laws applicable, which provides for the express consent of the owners for the ISSUER to be able to dispose of and/or encumber the assets described in this Contract;
d) know the provisions of Law No. 8.929, of August 22, 1994, and shall be bound by the obligations arising out of such law and of this Contract;
e) it is not possible to claim in one’s own benefit the excessive burden by reason of the price now charged upon the issuance of this Contract or, if on the date of maturity there was any brusque change in the market price of the merchandise subject matter of the contract;
f) this contract is, for all legal purposes, an extrajudicial executable instrument;

g) is aware that any act of tolerance, on the part of the AGENT in this Contract or in any other instrument executed by the same parties, shall not imply novation or change of the conditions set forth herein, and such act is mere forbearance by the AGENT; and
h) The Plantation Place, mentioned above, is and shall remain during the whole term of this Contract free and clear from any burden, encumbrance, debt or any objection, except for mortgage and other burdens and encumbrances usually resulting from the applicable laws.
12) THE AMENDMENTS
As set forth in Article 9 of Law 8.929, of August 22, 1994, this Contract may be rectified and ratified, in whole or in part, by means of the amendments that shall become an integral part hereof.
13) ENVIRONMENTAL LIABILITY
The ISSUER represents that it respects Brazilian environmental laws and the Equator Principles, a set of socio-environmental policies of the World Bank for granting loans, which are available on (www.equator-principles.com) and that the utilization of the credits granted hereunder shall not imply any breach of its provisions.
The parties are aware and recognize that some of the technical subjects and laws related to the environment do not have unanimous and settled interpretation. Hence, in the event of any divergence, by the authorities, with regard to the performance, by the ISSUER, of the rules concerning the environment, an individual and specific analysis must be made of the case, taking into account the reasonableness and relevance of any and all questions that may be posed to the ISSUER, and the administrative and judicial precedents applicable, the materiality and relevance of the question and the possibility of safe and quick employment of a resolution.
The ISSUER shall obtain all the documents (reports, studies, opinions, licenses, authorizations, grants, etc.) prescribed by the environmental laws, which attest to its compliance, and inform the AGENT forthwith about the existence of unfavorable statement by any authority upon gaining knowledge thereof.
The ISSUER shall inform within seventy-two (72) hours about all the possible documents and statements that are unfavorable, by the authorities, which may lead them to consider that there was any violation of environmental laws or any obligation to pay compensation for environmental damage, and shall deliver a copy of the said document and statements.
Irrespective of fault, the ISSUER shall reimburse the LENDING BANKS and/or the AGENT for any amount that they may be compelled to pay on account of social-environmental damage that, in any manner, the authority may deem to be related hereto, and shall compensate the LENDING BANKS and/or the AGENT for any loss or damage, including damage to reputation, that the LENDING BANKS and/or the AGENT may experience by reason of a social-environmental damage.
The ISSUER further represents that it knows and respects the rules of biosafety, which includes, but is not limited to, rules relating to transgenic organisms and/or genetically modified organisms. The ISSUER represents that it knows that, without prejudice of the penalties prescribed by the rules in force, in the events of damage inflicted on the environment and third parties because of the use of transgenic organisms and/or genetically modified organisms, including on account of contamination because of reproduction, it shall answer for the full redress of the damage, on a non-fault basis, and shall reimburse the LENDING BANKS and/or AGENT if they are compelled to answer for such damages.
14) MISCELLANEOUS PROVISIONS
The AGENT is hereby authorized by the ISSUER of this title to give it in guarantee of the performance of the obligations assumed by the LENDING BANKS and/or the AGENT, in the name of and for the benefit of the LENDING BANKS, and endorse it or assign it, in the manner deemed to be convenient.
We are aware that, and in accordance with the terms of Resolution No. 2.724, of May 31, 2000, of the National Monetary Council and we hereby irrevocably authorize the AGENT to, at any time, including after the maturity of this Contract (i) provide the Central Bank of Brazil with any information about the sum of debts and liabilities because of guarantees assumed by us by reason of this Contract, in order to feed the central system of credit risk, and (ii) consult the information about our obligations to third parties, contained in the said system.
15) THE JURISDICTION
The courts of the Judicial District of the Capital of the State of São Paulo are chosen as the only ones with competent jurisdiction to settle any issue arising out, whether directly or indirectly, of this Contract, with the exclusion of any other, however privileged the other court may be.
[Date]

ISSUER:

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GUARANTOR:

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(ENGLISH TRANSLATION)
ANNEX H
FORM OF MORTGAGE
PUBLIC DEED OF CREATION OF MORTGAGE TO SECURE A DEBT ARISING OUT OF A
TRANSACTION OF PRE-PAYMENT
KNOW ALL MEN who see this deed that, on [date] of year two thousand and seven (2007), in this city and judicial district of São Paulo, Capital of the State of São Paulo, at Avenida das Nações Unidas, 12.995, 7th floor, where I, Law School graduate GUILHERME ALVARES FLORENCE, Notary Public clerk, was called and the following identified parties appeared, to wit: as DEBTOR (“DEBTOR” OR “ANGÉLICA”): Angélica Agroenergia Ltda., a company with principal place of business and jurisdiction in the city of [    ], state of [    ], with National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) No. [       ], with Articles of Association dated [    ], duly filed with the Commercial Registry of the State of São Paul0 under No. NIRE [    ], herein represented by its management and Officers, [    ], [nationality], [marital status], [profession], bearer of identity card RG No. [    ] and CPF (individual taxpayer identification) No. [    ], and [    ], [nationality], [marital status], [profession], bearer of identity card No. [    ] and CPF No. [    ], resident and domiciled in the city of [    ], state of [    ], with professional address at [     ], elected by the Board of Directors, gathered in [    ], with their summary filed with JUCESP under [    ], on [    ], whose corporate documents are filed herein, in the proper file ..., pages ... to ...; in their capacity as LENDING BANKS (individually called “LENDING BANK” or collectively “LENDING BANKS”): X RABOBANK CURAÇAO N.V., a private financial institution with principal place of business at Willemstad, Curaçao, Dutch Antilles, located at Zeelandia Office Park Kaya W.F.G. Mensing 14, P. O Box 3876, with its Articles of Association dated December 19, 2002, duly filed with the commercial registry of Curaçao, with National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) No. 05.594.263/0001-90, whose Articles of Association were certified by the Local Notary Public, Marcel van der Plank, duly certified by the Vice-Consul of the Dutch Antilles, Selma Gadargi de Jongh, on December 23, 2003, whose certified translation was microfilmed and filed with the 9th Register of Deeds of this Capital, under No. 590484, on December 2, 2003, and that documentation was filed with this Register of Deeds in proper file 389, pages 135 to 152, herein represented by its ATTORNEY-IN-FACT, [       ], appointed by a public power of attorney dated [   ], executed in Curação, with validity until [   ], certified by the local Notary Public, Marcel van der Plank, duly certified by the Vic—Consul in the Dutch Antilles, Selma Gadargi de Jongh, on [     ], whose sworn translation, microfilmed and filed with the 5th Register of deeds of this Capital, under No. [   ], on [   ], whose power of attorney has been filed in this Register of Deeds in the proper file ..., pages ...., [     ]; as GUARANTY AGENT, for the benefit of the LENDING BANKS (“GUARANTEE AGENT”): BANCO RABOBANK INTERNATIONAL BRASIL S/A, a financial institution organized in accordance with the laws of the Federative Republic of Brazil, with principal place of business in this Capital, at Avenida das Nações Unidas n.° 12.995, 7th floor, with National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) No. 01.023.570/0001-60, NIRE 35.300.144.473, with Restated Articles of Association, dated [December 31, 2003], duly filed with the Commercial Registry of the State of São Paulo (JUCESP), under No. [297.827/04-2], on [March 12, 2004], herein represented in accordance with Articles 17 and 18 of the said Articles of Association, through the attorneys-in-fact [   ]

and [     ], identified above, resident and domiciled in this Capital, with commercial address at Avenida das Nações Unidas n.° 12.995, 7th floor; the Executive Board of the GUARANTEE AGENT was elected and ratified by the Minutes of the Annual Meeting of Shareholders, held on [April 13, 2004], filed with the Commercial Registry of the State of São Paulo — JUCESP No. [333.549/04-1], on [October 20, 2004], whose corporate documents mentioned above have been filed with this Register of Deeds in file No. [429], on pages [093 a 097]; and also, as INTERVENING GUARANTOR (“INTERVENING GUARANTOR”): [     ], a company with principal place of business at [     ], in the Municipality of [     ], State of [     ], with National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) No. [     ], with its Articles of Association restated on [     ], filed with the Commercial Registry of the State of [     ], under No. [     ], in a session of [     ], herein represented in accordance with the terms of its restated Articles of Association, by its Officers, elected in the manner set forth below, Mr. [     ], [nationality], [marital status], [profession], with identity card RG No. [     ] and CPF No. [     ], and Mr. [     ], [nationality], [marital status], [profession], bearer of identity card RG No. [     ] and CPF No. [     ], both domiciled and resident in [     ], in the state of [     ], with office at [     ], using the authority conferred on them by the restated Articles of Association, elected the Officers that herein represent the [     ], by a meeting of the Board of Directors, on [     ], filed with the same JUCESP under No. [     ], at a session of [     ], and the said documents have been filed in this Register of Deeds, in file ...., pages ... and .... and file ..., pages ... and — The parties were acknowledged as such, and were identified before me, of which I certify. And, for the parties, speaking each at his turn, the following was uniformly and successively said to me: FIRST — That, on [     ], ANGÉLICA executed with the LENDING BANKS an “Export Prepayment Finance Agreement” (with its schedules and documents that are an integral part thereof, and in the manner amended from time to time, the “Agreement”), in the English language, whereby the LENDING BANKS provided ANGÉLICA with a credit line up to the amount of fifty million US dollars (US$50,000,000.00), equivalent, on the date hereof, to R$ ( ), to be paid by ANGÉLICA primarily through the expert of certain merchandise, in the form and within the time set forth in the Agreement, with semiannual repayment of the principal, as from [      ], with final installment due on October 31, 2013, and semiannual payment of interest at the LIBOR rate plus the spread of 2.65% per year. (two point sixty-five percent per year); SECOND — That, as guarantee of the faithful and full performance of all the obligations assumed by ANGÉLICA in the Agreement and other schedules and documents attached thereto, ANGÉLICA shall, among others, create, or cause third parties to create, im rem guarantees on real estates for the LENDING BANKS, everything in accordance with the Agreement, which the parties represent to have received and read, and confirm it in full in this Deed; THIRD — That, through this instrument and in accordance with the law, and in accordance with the provisions of the Agreement, the LENDING BANKS appoint the GUARANTEE AGENT their true and lawful attorney-in-fact with general, broad and unrestricted authority to represent the LENDING BANKS in all the rights and obligations arising out of this Deed, and may, in such regard, receive, give and send communications, summons, discharge, amend, rectify and ratify private instruments and public deeds, authorize registrations and amendments that may be necessary, foreclose upon this mortgage guarantee, in accordance with the applicable laws, appoint counsel, represent them before any federal, state and local government, agency, public utility company, institute, ministry, and office of State, City Government and Real Estate Registry Office, signing, carrying out, requesting, declaring, granting, that is, performing all the acts necessary for the good and complete performance of this power of attorney;

FORTH — That, by reason of the provisions above, and without prejudice of other guarantees created separately, the INTERVENING GUARANTOR, in order to guarantee all the obligations, whether they are pecuniary or not, assumed by ANGÉLICA in the Agreement, including with regard to the payment of the principal of the debts, interest and other charges related thereto, such as default interest, commissions, contractual penalties, costs and judicial and extrajudicial expenses that the LENDING BANKS may incur in connection with the collection of their claims, including fees of counsel and fees of expert witness, and the payment of any other obligation arising out of the debts, hereby creates a FIRST, SINGLE, EXCLUSIVE AND SPECIAL MORTGAGE on the real estate, of which it is the owners and legitimate possessor with just title, absolutely free and clear of any burden, doubt, debt, restriction, tax and fees overdue, statutory or contractual mortgage, fiduciary sale, sale with retained title, levy of execution, lawsuit or any other right or liability that could affect that mortgage and the obligations of ANGÉLICA or of the INTERVENING GUARANTOR assumed herein, which real. estate is thus described and identified: RURAL ESTATE, located at [     ], place called [     ], described and characterized in registration No. [   ], of the Real Estate Registry Office of the Judicial District of [     ], state of [     ]. The real estate described above is registered with INCRA under No. [     ], according to the Certificate of Rural Registration (CCIR) [     ], issued by Incra itself, with the following information:
Name of the real estate, [     ], location, [     ]; City of location of the real estate — [     ]; total area [     ] ha.; rural module [     ] ha.; No. rural module [     ]; fiscal module, [     ] Ha; in fiscal module [     ]; FMP [     ] ha; form of holding, [     ]; Name of Declarant, [     ]; Total Value of the Real Estate = R$ [     ], and registered with the Federal Revenue Office under NIRF [     ], with selling value of R$ [     ] for this fiscal year. Such real estate was had according to the public deed dated [     ], issued on page [     ], book [     ], [     ] Register of Deeds of [     ], duly registered under No. [     ] in the said registration [     ], which real estate is completely free and clear of any and all judicial or extrajudicial burden, rent or pension and clear of any tax and fee of any and all service until the date hereof (hereinafter “Mortgaged Property”); FIFTH — That, the mortgage herein created also comprises, with the express exception of agricultural and livestock productions of the INTERVENING GUARANTOR, (a) all the constructions, improvements and facilities existent today, and which may come to exist in the future in the Mortgaged Property, as set forth in Article 1.474 of the Brazilian Civil Code, which may not be introduced, removed, changed or destroyed without the previous consent from the LENDING BANKS, until the actual and full settlement of all the obligations assumed by ANGÉLICA in the Agreement, and (b) all the machines and the equipment existent today in the Mortgaged Property, which are duly described and characterized in Assessment Report No. [     ], issued by [     ], dated [     ], whose authenticated copy is attached hereto (“Assessment Report”), and the machines and equipment that may exist in the future and that, by reason of their destination, are considered to be real estates, under the terms of Article 79 of the Brazilian Civil Code; SIXTH — That the INTERVENING GUARANTOR shall keep harmless the guarantee hereby given, and shall conserve the Mortgaged Property in a perfect state, with due respect for the natural wear and tear resulting from normal and adequate use of the Mortgaged Property, during the term of the Contract, and shall inform forthwith the GUARANTEE AGENT about any fact that could depreciate or affect the subject matter of this guarantee, and shall maintain the Mortgaged Property up-to-date in relation to all taxes, fees and other contributions that are levied or that may be levied upon it, whether by reason of new laws, or because of the interpretation of existent laws, and shall disclose to the GUARANTEE AGENT whenever requested in that regard by the LENDING BANKS or GUARANTEE AGENT, within up to fifteen (15) days counting from the date of such request, the proof of each payment, and shall also maintain the Mortgaged Property and the improvements existent therein, or those that may be carried out, insured against risks of (i) fire, (ii) lightning, (iii) fire, (iv) flood, (v) explosions, (vi) wind storms, (vii) other physical damage and (viii) liability of third parties, for the market value of the Mortgaged Property (at first for the amount indicated in the Assessment Report) and for a period never shorter than that of the debt confessed hereby, with a first-class insurance underwriter with solid financial situation, to be assessed and approved by the GUARANTEE AGENT, which shall not refuse it unjustifiably, and the GUARANTEE AGENT shall be the beneficiary in the respective policy, for the benefit of the LENDING BANKS. The insurance policy shall be subjected to the knowledge of the GUARANTEE AGENT, for its approval, within five (5) business days. Once the policy is approved by the GUARANTEE AGENT, an original or authenticated copy of the insurance policy shall be delivered to the GUARANTEE AGENT, within thirty (30) days from the date of this Deed, and the policy shall set forth in the property insured, the amounts, the risks covered, the names of the beneficiary and of the insurer. In the event the INTERVENING GUARANTOR does not timely pay all the taxes and other levies applicable or that may apply to the Mortgaged Property, the payment may be made by the LENDING BANKS or GUARANTEE AGENT, and the INTERVENING GUARANTOR shall reimburse them for the amounts spent within twenty-four (24) hours after the receipt of a notification sent by any of them, under penalty of such amounts being increased by default interest of one percent (1%) per month, permanence commission, computed in accordance with the rules of the Central Bank of Brazil and penalty of ten percent (10%). The reimbursement of the amounts spent by the LENDING BANKS or GUARANTEE AGENT, as the case may be, under the terms of this section, is guaranteed by this mortgage; SEVENTH — It is hereby agreed that the INTERVENING GUARANTOR shall not assign, encumber, lease, give as gratuitous loan the Mortgaged Property, and shall not create other mortgages, and shall not execute any other transaction whose subject matter is the use and direct or indirect possession of the Mortgaged Property, unless with the previous and express consent from the LENDING BANKS, which may agree or not, and such agreement is in the sole discretion thereof, except with regard to the partnership agreements or rural lease, executed in accordance with the applicable laws, which are expressly authorized by the LENDING BANKS. In the event of creation of any other burden by the INTERVENING GUARANTOR in relation to the Mortgaged Property, without the consent from the LENDING BANKS, it shall be automatically null; EIGHTH — That ANGÉLICA and the INTERVENING GUARANTOR shall, on a joint and several basis: (a) timely pay the premiums due in relation to the insurance of the Mortgaged Property, and shall present the GUARANTEE AGENT with proof of such payment in up to five (5) days after the deadline for payment of the premium on the respective policies (but always before the expiration of their validity); (b) renew the insurance of the Mortgaged Property whenever necessary, without any break in the continuity in relation to the insurance coverage, with previous referral to the GUARANTEE AGENT in the event of any change of insurer and/or in the insurance policy, and, in such event, the same proceeding applies as in the approval of the insurer and policy set forth in item SIX above; (c) disclose to the GUARANTEE AGENT, within up to five (5) days counting from the date hereof, proof of pre-filing of this Deed with the Real Estate Registry Office with competent jurisdiction; (d) disclose to the GUARANTEE AGENT, within up to sixty (60) days counting from the date hereof, the copy of this Deed duly registered with the proper Real Estate Registry Office, in addition to a Certificate of the full contents of the Registration and filing of this mortgage, which certifies that it was created in the first place, without the concurrence of third parties, and that there are no burdens, disposals, promises of sale, levies of execution, attachment, sequestration or similar in relation to the Mortgaged Property, and the costs relating to the registration shall be solely borne by ANGÉLICA; (e) make any and all registrations necessary to formalize the guarantee of any property that may be given as mortgage to substitute or supplement the Mortgaged Property and deliver to the GUARANTEE AGENT the proper certificates immediately after the said filings, (f) allow that the LENDING BANKS, and/or the GUARANTEE AGENT, or the third party indicated in its behalf, carry out inspections of the Mortgaged Property, whenever deemed necessary, in order to guarantee its rights, upon previous communication to the INTERVENING GUARANTOR on a notice of at least seventy-two (72) hours, at a time to be mutually agreed upon by the parties; and (g) inform the LENDING BANKS their property and financial status, by disclosing the yearly balance in relation to the year ending until the last day of the month of April of each year. NINTH — Still by reason of this mortgage, the INTERVENING GUARANTOR expressly waive, for the benefit of the LENDING BANKS, any privilege that could adversely affect the exercise of the rights conferred on them, or in relation to any construction, facility or improvement now or in the future related to the Mortgaged Property. TENTH — That, for all legal purposes, the LENDING BANKS may, at any time, irrespective of any notice or notification, accelerate the maturity of the principal and interest of the debts, together with all the other amounts due to the LENDING BANKS by reason of this Deed and of the Agreement, upon the occurrence of any of the following events, which the parties hereby acknowledge as being a direct cause for the undue increase in the risk of breach of the obligations assumed by ANGÉLICA, thereby rendering burdensome the obligation of grant of credit assumed by the LENDING BANKS in the Agreement, in addition to any others set forth in the Agreement or in the law, especially Articles 333 and 1.425 of the Brazilian Civil Code (each of which is called an “event of default”): (a) ANGÉLICA and/or the INTERVENING GUARANTOR fail to pay or reimburse any amount due under the terms of the Agreement or of this Deed, within the time and conditions agreed upon; (b) ANGÉLICA and/or the INTERVENING GUARANTOR fail to perform any of their obligations assumed in this Deed and/or Agreement, or in any other instrument executed on account thereof or upon the occurrence of any event of accelerated maturity set forth therein; (c) the INTERVENING GUARANTOR, without the previous and written authorization from the LENDING BANKS, dispose of or promise to sell the Mortgaged Property, in whole or in part, or attach to it, or part of it, new mortgages or other encumbrances, or assign, lease, give as a gratuitous loan or execute any other transaction whose subject matter is the use and the direct or indirect possession of the Mortgaged Property, without the previous and express consent from the LENDING BANKS, except with respect to the partnership agreements or rural lease, executed in accordance with the applicable laws, which are expressly authorized by the LENDING BANKS; (d) against ANGÉLICA and/or the INTERVENING GUARANTOR there is or starts any lawsuit, execution or any lawsuit or administrative proceeding that is proven to affect or that could affect totally or partially the property or the possession of the Mortgaged Property or its obligations hereunder; (e) if there is no truth or precision in any statement of ANGÉLICA and/or the INTERVENING GUARANTOR made in this Deed; (f) if ANGÉLICA and/or the INTERVENING GUARANTOR become insolvent, suffer a legitimate protest of titles, had their bankruptcy decreed, file for judicial reorganization or file for extrajudicial reorganization; (g) if ANGÉLICA and/or the INTERVENING GUARANTOR in the event of occurrence of any fact that depreciates or disturbs their possession, jeopardizing its property right in relation to the Mortgaged Property, does not rectify the situation within fifteen (15) business days, counting from the date of such event; (h) if ANGÉLICA and/or the INTERVENING GUARANTOR fail to inform the LENDING BANKS forthwith about any and all expropriation in relation to the real estates, and any possible event of loss, encumbrance or dispute that affects or that could affect the real estate(s); (i) with due respect for the provisions of section eleven below, in the event ANGÉLICA and/or the INTERVENING GUARANTOR, after the notification sent to them by the LENDING BANKS, fail to reinforce, within thirty (30) days, this mortgage guarantee, in the event it becomes improper or invalid, or if the Mortgaged Property suffers a loss, deterioration or impairment and its value is reduced or if it is subjected or threatened with levy of execution, sequestration, attachment or any other lawsuit or administrative proceeding, or if it suffers nuisance, usurpation or becomes improper, invalid, useless or insufficient to guarantee the performance of the obligations of ANGÉLICA and/or the INTERVENING GUARANTOR; or (j) in the event ANGÉLICA and/or the INTERVENING GUARANTOR do not register the mortgage hereby created within sixty (60) days counting from the date hereof, in the first place and without any concurrence, whose liability and cost shall be borne by the DEBTOR. ELEVENTH — That, in the event of total or partial expropriation of the Mortgaged Property, on account of the rights arising out of this mortgage, ANGÉLICA and/or the INTERVENING GUARANTOR shall present, within fifteen (15) days counting from the expropriation, and create, within sixty (60) days, new guarantees for the obligations, to substitute the mortgage hereby created. After the lapse of the period above without the creation of a new guarantee, the LENDING BANKS shall be automatically subrogated to the price that may be paid by the Expropriating Government in relation to the Mortgaged Property, and hereby and under this Deed the LENDING BANKS are vested with the irrevocable authority, in accordance with Article 683 of the Brazilian Civil Code, to receive from the Expropriating Government the said price, without prejudice to the other rights and privileges conferred on them by this Deed and Agreement. The LENDING BANKS may also carry out all the acts necessary for the faithful and complete performance of the agency conferred by this clause, including the delegation, in whole or in part, of the powers hereby granted; TWELVE — That the obligations contained in this Deed shall be performed by the contracting parties, their heirs and successors; THIRTEENTH — That, for purposes of computation of the fees of Real Estate Registry, and for purposes of the provisions of Article 1.484 of the Brazilian Civil Code, the DEBTOR shall ascribe to the mortgaged properties the following amounts, according to the Assessment report, which were accepted by the LENDING BANKS: Market Value, R$ [ ]; FOURTEENTH — That, it is agreed between the parties that, in the event the Mortgaged Property suffers a decrease in the value declared in section thirteen above, for any reason, even if extraneous to the will of the INTERVENING GUARANTOR, this and ANGÉLICA shall be jointly and severally required to supplement this guarantee with other real estates owned by them, in order to maintain the said value; FIFTEENTH — In the event of accelerated maturity of this mortgage claim, as set forth in this Deed, the GUARANTEE AGENT may foreclose upon this mortgage, in accordance with the laws applicable, in the name of and for the benefit of the LENDING BANKS; SIXTEENTH — The proceeds from the foreclosure upon the guarantee, as set forth herein, shall be first applied to the payment of interest, fines and expenses and, at the end, to the payment of the principal due, upon the maturity of the obligations guaranteed, even in the event of accelerated maturity; SEVENTEENTH — If there are guaranteed obligations still not matured at the time of the foreclosure upon the guarantee, the GUARANTEE AGENT or the LENDING BANKS shall maintain with them the funds, resulting from the said foreclosure, which exceed the amount used to settle the guaranteed obligations matured, until the final and total settlement thereof, and may, in their discretion, use such funds to acquire bonds and securities, which shall be an integral part of this guarantee, together with their yield; EIGHTEENTH — If at the time of foreclosure upon this mortgage, the proceeds are not sufficient to pay the total amount hereby guaranteed, in addition to court expenses, ANGÉLICA and the INTERVENING GUARANTOR shall remain personally and jointly and severally liable for the remainder of the debt. NINETEENTH — The INTERVENING GUARANTOR hereby and irrevocably, under the terms of Article 683 of the Brazilian Civil Code, hereby appoints the LENDING BANKS and the GUARANTEE AGENT as true and lawful attorneys, to act in conjunction or individually, irrespective of order of appointment, in order to receive, in their own name, all the amounts pertaining to payments and indemnities paid by the expropriating government, by the insurer and/or by whoever required by law, on account of the expropriation, whether total or partial, for any reason or in any form, of the Mortgaged Property, and such amounts shall apply to the partial or total repayment of the debt, and the remainder, if any, shall be available to the INTERVENING GUARANTOR, with the possibility of presentation of new guarantees by ANGÉLICA and/or by the INTERVENING GUARANTOR, under the terms of the eleventh item of this deed; TWENTIETH — the Parties hereby agree that any and all assumption of the obligations guaranteed by third parties shall be preceded by the previous and express consent from the LENDING BANKS, and their silence shall be construed as a refusal of such consent; TWENTY-FIRST — The parties hereby agree upon the non-exclusive, but cumulative, character of this mortgage in relation to any other possible guarantees offered by ANGÉLICA or by third parties, and the LENDING BANKS may, by themselves or through the GUARANTEE AGENT, foreclose upon any and all of them indiscriminately, in order to be reimbursed for any and all amounts due by ANGÉLICA under the Agreement, and it is further provided that the foreclosure upon this mortgage shall not require any preliminary action by the LENDING BANKS, such as notice, protest, notification or accounting of any kind; TWENTY-SECOND — Any and all communications or notifications to the LENDING BANKS, including requesting the consent from the LENDING BANKS with the assumption of the obligations guaranteed by third parties, shall be made in writing, to the GUARANTEE AGENT, by filing the notification necessary at the following address: Banco Rabobank International Brasil S.A., Avenida das Nações Unidas, 12.995, 7th floor, São Paulo, State of São Paulo, Brazil, attention of Legal Counsel. TWENTY-THIRD — The failure to exercise, by the LENDING BANKS, of any of the rights and/or rights that were conferred on them by the Agreement and/or by this Deed, and the forbearance or indulgence in relation to any possible default or breach of any obligation under the Agreement and/or under this Deed, shall not constitute novation or waiver of the right to enforce such performance and shall not bind the LENDING BANKS in relation to subsequent default and nonpayment, nor in relation to changes to the terms, clauses and conditions of the Agreement or of this Deed, and they are always assured, even in the event of repeated forbearance or tolerance, of the full and unrestricted right to all the said rights and/or faculties. TWENTY-FOURTH — The DEBTOR hereby appoints the GUARANTEE AGENT as its attorney, with the grant of extensive authority to carry out the following acts in its own name: (i) enter into the necessary foreign-exchange contracts and carry out the necessary remittances of amounts to foreign countries, for the purpose of compliance with the financial obligations assumed by the DEBTOR, in the scope of this Agreement; (ii) acquire and ship products to be exported, in accordance with the Agreement and perform the necessary contracts and other documents for the acquisition of performance, for the purpose of compliance with the scheme of repayment and shipment of the Agreement approved by the Central Bank of Brazil; (iii) withdraw the amounts necessary from any account held by the DEBTOR with the GUARANTEE AGENT, for the payment of costs and expenses that the GUARANTEE AGENT may have in order to perform such acts; (iv) take any action that may be requested fro the performance of the powers granted hereby. TWENTY-FIFTH — The courts with jurisdiction over this agreement are those of this city of São Paulo, with the exclusion of any other, however preferable it may be. The losing party shall bear, in the event of a judgment, all the costs of the lawsuit, including fees of counsel of twenty percent (20%) of the award. TWENTY SIXTH — As guarantee of the debt of ANGÉLICA herein confessed, the INTERVENING GUARANTOR hereby gives to the LENDING BANKS, as a first-degree mortgage, the Mortgaged Property and, for purposes of performance of the obligations agreed upon in this deed and foreclosure upon the guarantee, the DEBTOR and the INTERVENING GUARANTOR are declared to be joint and several debtors. TWENTY SEVENTH — This mortgage shall be performed, not only by the contracting parties, but also by their heirs and successors, of any kind, and shall remain valid until the faithful and total performance of all obligations assumed by the DEBTOR and INTERVENING GUARANTOR in relation to the LENDING BANKS, under the terms of the Agreement, possible amendments or extensions, and of this deed, including inflation adjustment and interest. TWENTY EIGHTH — It is expressly agreed that any amendment to the Agreement guaranteed by the mortgage hereby created, implying novation of the guaranteed debt, shall always require the written consent of the contracting parties of the Agreement, without prejudice to the validity and efficacy of this mortgage. TWENTY NINTH — All the expenses arising out of this Deed, especially fees of Notary Public and Real Estate Registry Office, shall be fully borne by the DEBTOR. THIRTIETH — ANGÉLICA finally represents that it is responsible, with regard to the Mortgaged Property, for the taxes, levies and others, of any kind, existent now or in the future in relation to the Mortgaged Property, and also represents that, under penalty of civil and criminal liability, on the date hereof, it has sufficient property to guarantee possible liabilities (i) towards the National Social Security Institute (local acronym INSS), with regard to the social-security contributions, (ii) employment liabilities, (iii) city, state and federal taxes and other priority creditors set forth in the sole paragraph of Article 1422 of the Brazilian Civil Code. In the event of foreclosure upon this mortgage, ANGÉLICA and the INTERVENING GUARANTOR shall keep this guarantee harmless and safe from any priority creditor, whether through the payment of possible debts, or through deposit in court or provision of other guarantees. THIRTY FIRST — IN WITNESS WHEREOF, they asked me to execute this deed, and the following documents were also produced: (a) the certificate, a copy of which, issued by the proper Real Estate Registry Office, which is hereby filed with this Office in file ..., on pages .... to ...., which is evidence that the mortgaged property is not subjected to any in rem or in personam lawsuits for repossession, and is free and clear of any burden or encumbrance; (b) the Certificate of Registration of Rural Estate (local acronym CCIR) with the certificate of clearance issued by the Federal Revenue office under No. [  ], proving the payment of the five last rural land tax liabilities (local acronym ITR), which are hereby filed with this Office, in file INCRA No. ...., pages ... to ..... [Note: check with the Clerk if it is necessary to present the DIAC/DIAT in relation to the real estate];

(c) the Certificate [Positive of Social-Security Debts (local acronym CPD) with effects of negative certificate] [Note: please confirm], issued via the Internet, on the website WWW.MPAS.GOV.BR, of the INSS — National Social Security Institute, and such certificate has number [   ], issued on [   ], valid until [   ], in the name of [   ] and finally, (d) the Joint Certificate [Negative] of Debts of Federal Taxes and Overdue Federal Taxes, issued by the Federal Revenue Office and by the Counsel for the National Treasury, under No. [   ], issued on [   ], valid for 180 days, until [   ], in the name of [   ], which is hereby filed, with the confirmation via the Internet, in this Office, in its own file ..., on pages .... and ..., and (e) the certificates required by Law No. 7.433/85, regulated by Decree No. 93.240/86 in perfect order, which accompany the first copy of this deed. THIRTY SECOND — ANGÉLICA and the INTERVENING GUARANTOR further represent, under the penalties of the law, that: — (i) — there are no in rem or in personam lawsuits for repossession, whether of civil, commercial or employment nature, filed against it or its representatives, in any court of this country or abroad, today, or because of any fact that took, place in the last twenty (20) years, which affect or that might affect the Mortgaged Property, its improvements; (ii) there are no tax liabilities levied upon the Mortgaged Property and its improvements, on account of city, state or federal overdue taxes; (iii) — there are no debts to the National Social Security Institute, to the Federal Revenue office and to the Counsel for the National Treasury; (iv) — there is no tax-deficiency notice, notice or penalty imposed by the city, state or federal governments with regard to the subject matter of this deed and that could depreciate or affect it; (v) — there are no lawsuits, proceedings or investigations under way in relation to any act, fact or omission that could be considered to be harmful to the environment or third parties, or pertaining to any violation of laws, decrees, normative acts, orders, permits, regulations, in relation to ANGÉLICA and the INTERVENING GUARANTOR, their activities or the subject matter of this deed and that could affect this transaction. THIRTY THIRD — Having read and executed this deed, the parties hereby accept all terms of this instrument, and authorize the proper Real Estate Registry Office to carry out all the acts necessary for the perfect regularization of this deed. IN WITNESS WHEREOF, they have executed and signed it, and I certify. —

(ENGLISH TRANSLATION)
ANNEX I
FORM OF EQUIPMENT FIDUCIARY LIEN AGREEMENT
By this private instrument, the parties:
(i) [                                          ],                      a company duly organized and validly existent according to the laws of the Federative Republic of Brazil, with principal place of business at [ ], Brazil, with National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) No.                     , in the capacity of fiduciary seller, herein represented in accordance with its articles of association, hereinafter simply referred to as “Fiduciary Seller”;
(ii) Angélica Agroenergia Ltda., a company duly organized and validly existent according to the laws of the Federative Republic of Brazil, with principal place of business at Estrada Angélica, BR 267, Km 14, s/n°, Zona Rural, Fazenda Kurupay, CEP 79.785-000, Angélica, State of Mato Grosso do Sul, Brazil, National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) No. 07.903.169/0001-09, in its capacity as debtor, herein represented in accordance with its articles of association, hereinafter simply referred to as “Debtor”;
(iii) Banco Rabobank International Brasil S.A., a financial institution organized according to the laws of the Federative Republic of Brazil, with principal place of business in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas, 12.995, 7th floor, with National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) No. 01.023.570/0001-60, which hereby appears in the capacity of agent of the Lending Banks (as defined below) under the terms of this Agreement (as defined below), herein represented by the undersigned attorneys, hereinafter simply referred to as “Guarantee Agent”; and
(iv) [                                          ], Brazilian, [                    ], resident and domiciled at [   ], with CPF (individual taxpayer identification) No. [                    ] and bearer of Identity Card No. [     ], and [ ], Brazilian, [                    ], resident and domiciled at [  ], with CPF No. [   ] and bearer of Identity Card No. [   ], hereinafter simply referred to as the “Faithful Depositary” or, in conjunction, “Faithful Depositaries”.
WHEREAS on July 13, 2007 the Debtor; several guarantors specified in the Export Prepayment (defined below) (the “Guarantors”); Rabobank Curaçao N.V., ABN AMRO Bank N.V., BIE Bank & Trust Ltd., Unibanco — União de Bancos Brasileiros S.A.— Grand Cayman Branch, Banco Bradesco S.A.— Grand Cayman Branch, and Bank Brasil S.A. — Banco Múltiplo, Grand Cayman Branch (collectively, the “Lending Banks”); Banco Rabobank International Brasil S.A., in the capacity of administrative agent and guarantee agent of the Lending Banks; Rabobank Curaçao N.V., in the capacity of payor agent, agent of collection account and leading agent; have entered into a private agreement called “Export

Prepayment Finance Agreement” (“Export Prepayment”), whereby the Lending Banks agreed to grant the Debtor a loan in the amount of fifty million US dollars (US$50,000,000.00), under the terms and conditions specified therein (the “Credit”), to be used solely in transactions of prepayment of exports with foreign importers;
WHEREAS under the terms of the Export Prepayment, as a preliminary condition of the disbursement of the Credit, the Debtor shall cause the Fiduciary Seller to create a fiduciary lien on certain assets of which it is the sole owner for the benefit of the Guarantee Agent, for the benefit of the Lending Banks; NOW THEREFORE, they have executed this “PRIVATE INSTRUMENT OF EQUIPMENT FIDUCIARY LIEN AGREEMENT” (the “Agreement”), in accordance with the following clauses and conditions:
Section One — for the purpose of guaranteeing the full and punctual payment and the performance, upon maturity (whether upon the maturity set forth in the Expert Prepayment, because of accelerated maturity, or for any other reason), of all the obligations of the Debtor contained in the Export Prepayment, including, but not limited to, the principal amount of the debt and any interest, taxes of any kind, commissions, losses, damages, fines, expenses and others, and of all the obligations of the Debtor and of the Fiduciary Seller set forth herein (hereinafter referred to, collectively, as the “Guaranteed Obligations”), the Fiduciary Seller gives and transfers to the Guarantee Agent, for the benefit of the Lending Banks, in fiduciary lien, under the terms of Article 1361 and following articles of the Brazilian Civil Code, of Article 66-B of Law 4728/65 as amended by Article 55 of Law No. 10.j931/04 and of Decree-Law No. 911/69, as amended, the fiduciary lien, the temporary property and indirect possession of the assets described and characterized in Schedule I hereto (the “Disposed Assets”), considered to be an integral and inseparable part of this Agreement for all legal purposes (the “Attachment I”). The Disposed Assets are free and clear of any burden, encumbrance, debt, doubt, except for the fiduciary lien hereby created. The fiduciary lien also comprises any and all rights, privileges, priorities and prerogatives related to such Disposed Assets.
Paragraph One. For the purposes of the legal provisions applicable to the fiduciary lien, mentioned in the main provision of this section, the Guaranteed Obligations have the (i) principal total value of fifty million US dollars (US$50,000,000.00), equivalent, on the date hereof, to R$ [    ] ([     ] reais), with the application of (ii) interest at the LIBOR rate plus the spread of 2.65% per year (two point sixty-five percent per year); (iii) final maturity agreed upon on [     ] 2003. Additionally, in the event of nonpayment of any amount due in the scope of the Export Prepayment or hereof, including principal, interest, commissions, premium, fees and expenses, the unpaid amount is also subject, in addition to the interest rate agreed upon in the Export Prepayment, to a default interest of up to 2% per year (two percent per year). For the purposes of this clause, the term “LIBOR” means, for each period of interest set forth in the Export Prepayment, the annual rate determined according to the rates offered for deposits in US dollars, for a length of time compatible with the respective period of interest, as provided for on the website ‘Dow Jones Market Service, Page 3750’, at 11:00 am, London time, two (2) days before the respective date of determination of the interest rate, everything according to the provisions of the definition of the LIBOR contained in the Export Prepayment.
Paragraph Two. The Fiduciary Seller shall maintain, for the duration of the Guaranteed Obligations, the Disposed Assets insured against any risk that could adversely affect them or render them insufficient by a first-class insurance underwriter, and on terms acceptable by the Guarantee Agent, in its sole discretion (to be exercised on reasonable terms, and the Guarantee Agent may not refuse the terms of the insurance unjustifiably), appointing the Guarantee Agent, for the benefit of the Lending Banks, as the beneficiary of the insurance policy. The Fiduciary Seller shall present the Guarantee Agent with a copy of the respective insurance policy within thirty (30) days counting from the execution of this Agreement, and the authenticated copy of the policy and original of the respective endorsements shall remain in the custody of the Guarantee Agent. The Fiduciary Seller shall not cancel or change the policy during the term of this Contract and shall notify the Guarantee Agent about any fact that could result in the cancellation, change and/or total or partial loss of efficacy of the policy.
Paragraph Three. This Agreement is also signed, in their capacity as Faithful Depositaries, together with the Fiduciary Seller, the natural persons named above, which declare to have rece3ived the Disposed Assets with the exact description contained in Schedule I. The Fiduciary Seller, together with the Faithful Depositaries, shall have the direct possession of the Disposed Assets, and shall keep them on behalf of the Lending Banks. The Fiduciary Seller and the Faithful Depositaries may use the Disposed Assets according to their destination, in the normal course of business and shall, jointly and severally, keep, conserve and protect them conveniently for the sake of their maintenance and good operation, as if they were their own property, on behalf of the Lending Banks, except for the wear and tear caused by normal use and according to their destination, and shall deliver them forthwith to the Guarantee Agents or to the Lending Banks, and asked to do so in the event of breach of the Guaranteed Obligations, including for purposes of Article 66-B of Law No. 4.728/65, subject to civil and criminal sanctions in connection therewith, under the terms of Articles 627 and following articles of the Brazilian Civil Code.
Paragraph Four. The Fiduciary Seller and the Faithful Depositaries shall permit that the Guarantee Agent, the Lending Banks or third parties hired by them oversee, at any time, the status of the Disposed Properties, always upon previous communication to be sent by the Guarantee Agent on notice of at least seventy-two (72) hours, and shall not dispose of the said Disposed Assets on any account, until the full performance of all Guaranteed Obligations, which shall be proven only through the final discharge given by the Guarantee Agent, by means of a document to be issued by the Guarantee Agent.
Paragraph Five. In the event of death, interdiction, imprisonment, or incapacity of any of the Faithful Depositaries, the remaining Faithful Depositary shall remain in the exercise of the roles conferred on him by this Agreement, without the entry of a new depositary. In the event of death, interdiction, imprisonment or incapacity of all the Faithful Depositaries, the Fiduciary Seller shall appoint one or more additional depositaries, which shall be previously and expressly approved by the Guarantee Agent, and the Guarantee Agent may not refuse the approval without justification. The Guarantee Agent and the Lending Banks shall not be responsible for any expense, reimbursement, indemnity and other costs due to the Faithful Depositaries by reason of the exercise of the obligations set forth herein, and it is further agreed upon that the said expenses, reimbursements, indemnities and other costs shall be the sole responsibility of the Debtor and of the Fiduciary Seller.
Paragraph Six. The Guarantee Agent shall exercise in relation to the Disposed Assets all the powers that are ensured to it by the laws in force and, in the event of breach of any of the Guaranteed Obligations, or also upon the occurrence and continuation of an Event of Default, as defined in the Export Prepayment (“Event of Default”), with due respect for the cure period applicable, under the terms and conditions of the Export Prepayment, of this Agreement and other documents related thereto, which situations the parties hereby acknowledge to be direct cause for undue increase in the risk of breach of the obligations assumed by the Debtor, by the Fiduciary Seller and by the Faithful Depositaries, thereby rendering more burdensome the obligation of granting credit assumed by the Lending Banks, this instrument may be deemed to be subject to acceleration of maturity, irrespective of previous notification, or notice, whether judicial or not, and the Guarantee Agent is authorized to sell them to third parties, publicly and privately, in its sole discretion, with or without an auction, public sale, previous appraisal, auction or any other judicial or extrajudicial proceeding, and may give release and sign any document or term, necessary for the performance of the acts set forth herein, and the product of the sale shall apply, in the discretion of the Guarantee Agent, to the repayment or settlement of the Guaranteed Obligations, comprising principal, interest, commissions, fees and other charges, including expenses because of collection, and the remaining balance, if any, delivered to the Fiduciary Seller within up to two (2) business days.
Paragraph Seven. If the proceeds from the sale, mentioned in previous paragraph, and the proceeds from the foreclosure upon the other guarantees granted by the Debtor under the terms and conditions of the Export Prepayment, are not sufficient to pay up all the Guaranteed Obligations, increased by all charges, the Debtor shall remain fully responsible for the payment of the debit balance that is assessed, whose payment the Debtor and the Fiduciary Seller are jointly and severally required to make within seventy-two (72) hours counting from the notification given, in writing, by the Guarantee Agent to the Debtor, and the debit balance that may remain may be enforced through an execution proceeding.
Paragraph Eight. The Disposed Assets are located in the unit located at [                                        ], city of [            ], State of [                      ], and any change to the place of deposit is subject to previous approval by the Guarantee Agent (acting with the consent of the Lending Banks).

Paragraph Nine. The Fiduciary Seller, the Faithful Depositaries and the Debtor represent and warrant, as the case may be, for all legal purposes and for the purposes hereof, that:
(a) the Fiduciary Seller is a company duly organized and validly existent according to Brazilian laws, and has the authority to enter into this Agreement, to assume obligations hereunder, and to perform and observe the provisions hereof;
(b) the Disposed Assets are the exclusive property of the Fiduciary Seller, and are free and clear from burden or encumbrance of any kind, except for the fiduciary lien hereby created and in accordance with Section One above, the Fiduciary Seller and the Faithful Depositaries shall cause the Disposed Assets to remain as such during the effective term of the Guaranteed Obligations; and
(c) this Agreement was duly executed between (i) legal representatives of the Fiduciary Seller and of the Debtor, who have full authority to assume, in the name of the Fiduciary Seller and of the Debtor, all the obligations set forth herein, and (ii) the Faithful Depositaries, and it is a valid, enforceable and lawful obligation for the Fiduciary Seller, for the Debtor and for the Faithful Depositaries;
(d) the Fiduciary Seller, the Debtor and the Faithful Depositaries have taken all measures necessary to enter into this Agreement and the other documents related hereto. The execution hereof and the performance of the Guaranteed Obligations set forth herein, (i) do not breach and will not breach the Articles of Association of the Fiduciary Seller and of the Debtor; (ii) do not violate, to the best of their knowledge, and will not violate, any law, regulation, or decision that is binding or is applicable to the Fiduciary Seller, to the Debtor and to the Faithful Depositaries; and do not constitute and will not constitute and do not imply and will not imply accelerated maturity of any contract, instrument, agreement, loan or document to which they are parties;
(e) the Fiduciary Seller shall enter this fiduciary lien in its accounting records; and
(f) there are no pending matter, whether judicial or administrative, of any kind, which could negatively affect the activities of the Fiduciary Seller, of the Debtor and of the Faithful Depositaries or that could jeopardize their capacity of performance of the obligations arising out of this Agreement.
Paragraph Ten. Without prejudice to the other obligations set forth herein, the Fiduciary Seller, the Debtor and the Faithful Depositaries, as the case may be, shall:
(i) maintain this fiduciary lien always existent, valid, effective, in perfect order and in full force, without any restriction or condition;
(ii) maintain all the authorizations necessary for the execution hereof, and for the performance of all the obligations set forth herein, always valid, effective, in perfect order and in full force;
(iii) perform all the acts and sign any and all documents necessary for the maintenance of the effect of this Agreement, especially the reinforcement of guarantee, under the terms hereof;

(iv) inform the Guarantee Agent, within up to seventy-two (72) hours always counting from acknowledgement, about the details of any dispute, arbitration, administrative proceeding initiated, pending or, to the best of its knowledge, fact, event or controversy that causes loss or could affect the fiduciary lien of the Disposed Assets;
(v) not assign any of its rights and obligations arising out of the Disposed Assets, except upon the previous and express authorization from the Lending Banks, in writing;
(vi) defend the rights of the Guarantee Agent and of the Lending Banks created by this Agreement in the Disposed Assets against any action that may be filed by third parties;
(vii) maintain the value of the Disposed Assets in the minimum percentage set forth in section 5(l)(iii) of the Export Prepayment, which the parties represent to know, during the whole duration thereof. In this regard, under the terms of the Export Prepayment, the value of the Disposed Assets added to the value of the mortgaged asset(s), under the terms of the Mortgage created on the date hereof, shall not be less than 100% of the amount of the principal of the credit contained in the Export Prepayment, taking into account that the mortgage value shall cover at least 50% of the said principal;
(viii) jointly and severally reinforce, substitute, replace or supplement this guarantee, with other guarantees that may be accepted by the Guarantee Agent (acting with the consent of the Lending Banks, which shall not refuse them without justification) and, within thirty (30) days at the most, if the Disposed Assets were subjected to levy of execution, sequestration, attachment or any judicial or administrative constraint, or if they suffer depreciation, deterioration, devaluation, nuisance, usurpation or if they become unable, improper, useless or insufficient to ensure the performance of the Guaranteed Obligations, so as to always maintain the percentage discriminated in Item (vii) above;
(ix) inform the Guarantee Agent, within forty-eight (48) hours, any event that could depreciate the Disposed Assets;
(x) deliver to the Guarantee Agent authenticated copies of the 1st copy of the tax invoice(s) and invoice(s) of acquisition of the Disposed Assets, or equivalent document in the event of Disposed Assets not acquired with tax invoice(s) and invoice(s); and
(xi) present a copy of the Ownership Certificate, containing the disposal, in the case of vehicle or another good that requires Registration in any Government Office.
Paragraph Eleven. The Fiduciary Seller is bound to the Guarantee Agent until the expiration of this Agreement and discharge of the Guaranteed Obligations. Also, the Fiduciary Seller shall, on the date hereof, execute and deliver to the Guarantee Agent (in its name and as a representative of the Lending Banks), and to each successor guarantee agent, as the case may be, an irrevocable power of attorney, under the terms of Article 684 of the Brazilian Civil Code, substantially in accordance with Schedule II hereto, in order to ensure, as the case may be, that the Guarantee Agent, or such successor, has powers to exercise the acts and rights set forth herein, and shall maintain in force such power of attorney until the full payment of the Guaranteed Obligations.
Section Two — The Debtor and the Fiduciary Seller shall make the registration of this Agreement in the proper Registers of Deeds, located in the domicile of the Guarantee Agent, of the Fiduciary Seller and of the Debtor; and shall deliver to the Guarantee Agent, within twenty (20) days counting from the date of execution hereof, proof of full formalization of such registration in a form and contents reasonably satisfactory for the Guarantee Agent. All the expenses incurred in relation to such registrations and in relation to the preparation and execution hereof shall be totally paid by the Debtor. In the event of possible amendments to the Agreement, the Debtor and the Fiduciary Seller shall make forthwith the registration and subsequent delivery to the Guarantee Agent of proof of full formalization of such registration, in a form and contents reasonably satisfactory for the Guarantee Agent.
Section Three — The Fiduciary Seller and the Debtor are aware and in agreement with the terms of Resolution No. 2.724, of May 31, 2000 of the National Monetary Council, as amended and hereby authorize the Guarantee Agent and the Creditor Banks, irrevocably and at any time, including after the expiration hereof: (i) to provide the Central Bank of Brazil with any information about the amount of debts and liabilities for guarantees assumed by the Fiduciary Seller and by the Debtor, on account of this Agreement and of other instruments executed with the Guarantee Agent and/or Lending Banks, with a view to implementing and instructing the Central System of Credit Risk, and (ii) to look up the information about the Fiduciary Seller and the Debtor contained in the said system.
Section Four — Any and all notifications, notices and other communications prescribed or permitted by this Agreement shall be made in writing (by registered mail, telex or fax), and shall be effective as from the receipt thereof by the addressee, as proven by a receipt signed by the addressee, or in the event of transmission by fax the date of transmission shall be considered. All the notifications, notices and communications shall be sent to the parties in their respective addresses, contained in the preamble hereof or to another address that the party may designate, by means of notification to the other parties.
Section Five — Any and all amendments hereto shall only be valid when pre-approved by the Lending Banks and executed in writing, through an amendment, signed by all the parties hereto.
Section Six — The Fiduciary Seller shall not assign or transfer, in whole or in part, the rights and/or obligations under this Agreement, except upon the previous and express authorization from the Lending Banks. The Guarantee Agent may, at any time, assign or transfer, in whole or in part, the rights arising out of this Agreement or its contractual position herein, upon the previous approval of the Lending Banks, and this Agreement shall remain in force, with all terms, in relation to the successors, endorsees and/or assigns of the Guarantee Agent, without any modification to the other conditions set forth herein.

Section Seven — The Lending Banks, in accordance with the provisions of the Export Prepayment, hereby appoint and constitute the Guarantee Agent as their lawful attorney with broad, general and unrestricted powers to perform the acts set forth in Sections 1, 2, 3, 6 and 8 hereof, to represent the Lending Banks in all the rights and obligations arising out of this Agreement, and may, to do so, receive, given and send communications, summons, discharge, amend, rectify and ratify private instruments, authorize registrations and amendments that are necessary, foreclosure upon the Disposed Assets, in accordance with the laws applicable, appoint lawyers, represent them in relation to any federal, state and city government, agency, utility companies, institutes, ministries and offices of the State, city and Registers of Deeds, signing everything, performing, requesting, declaring, granting, that is, performing all the acts necessary for the good and full discharge of this agency.
Section Eight — The parties hereby elect the judicial district of the Judicial District of the capital of the State of São Paulo to settle any doubt and controversy arising out of this Agreement, but the Guarantee Agent may, with the consent from the Lending Banks, opt to file suit in the jurisdiction of location of the Disposed Assets, or of the domicile of the Fiduciary Seller.
IN WITNESS WHEREOF, the parties have executed this Agreement in [                    ] (                    ) counterparts of equal form and contents, together with the witnesses below.
São Paulo, [                    ], 2007.

[ ]

Name:	Name:
Office:	Office

Angélica Agroenergia Ltda.

Name:	Name:
Office:	Office:

Banco Rabobank International Brasil S.A.

Name:	Name:
Office:	Office:

Faithful Depositaries:

[ ]	[ ]
CPF/MF (Individual Taxpayer No.): [ ]	CPF/MF: [ ]

Witnesses:

Name:	Name:
RG (Identity Card):	RG:

SCHEDULE I
LIST OF THE DISPOSED ASSETS

		Year of	Current	Current
Item	Description	Acquisition	Value (R$)	Value (US$)

TOTAL

SCHEDULE II
MODEL OF POWER OF ATTORNEY
Angélica Agroenergia Ltda., a company duly organized and validly existent according to the laws of the Federative Republic of Brazil, with principal place of business at Estrada Angélica, BR 267, Km 14, s/n°, Zona Rural, Fazenda Kurupay, CEP 79.785-000, Angélica, State of Mato Grosso do Sul, Brazil, National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) No.07.903.169/0001-09, herein represented in accordance with its articles of association (the “Grantor”), irrevocably appoints Banco Rabobank International Brasil S.A. (referred to, collectively with its successors and permitted assigns, “Guarantee Agent”), a financial institution duly organized and existent in accordance with the laws of Brazil, established in the city of São Paulo, State of São Paulo, acting as representative of the lending banks signatories of the Export Prepayment and their successors and permitted assigns (the “Lending Banks”), under the terms of the Export Prepayment, its true and lawful attorney to act in its name and on its behalf, in the broadest extent permitted by law, and to carry out and perform any and all acts or actions necessary or desirable in accordance with the terms of the Equipment Fiduciary Lien Agreement, dated [   ] 2007, executed between the Grantor and the Guarantee Agent (as representative and agent of the Lending Banks) (as amended or modified from time to time, the “Agreement”), including, but not limited to, the following:
(a) The powers to, acting strictly in accordance with the Contract and laws and regulations applicable, purchase foreign currency and make any remittance to foreign countries, executing with financial institutions located in Brazil any foreign-exchange contract that may be required in order to carry out the said financial remittances, and to represent the Grantor with the Central Bank of Brazil and any other Brazilian government entity, as it may be necessary in order to achieve the purposes of the Agreement;
(b) at the occurrence and continuation of an Event of Default, dispose of, collect, receive, appropriate, remove, transfer and/or foreclose upon the Disposed Assets (in whole or in part), it may promptly sell or assign, confer option or options of purchase, or otherwise dispose of and deliver the Disposed Assets, in whole or in part, for the prices, terms and conditions of sale that may be deemed to be adequate, but in accordance with the applicable law, irrespective of any previous or subsequent notification to the Grantor and, in accordance with the provisions contained in Article 1364 of the Brazilian Civil Code, apply the funds thus obtained to the payment of the Guaranteed Obligations, being vested with the powers necessary for the good and faithful performance of this agency;

(c) at the occurrence and during the continuation of an Event of Default, take all actions necessary and enter into any instrument with any government authority in the event of public sale of the Disposed Assets in accordance with the prescribed terms and conditions;
(d) at the occurrence and during the continuation of an Event of Default, perform all the acts and execute any instrument according to the terms and conditions of the Agreement, as the Guarantee Agent may deem necessary or convenient for the performance of the subject matter of the Agreement; and
(e) in the discretion of the Guarantee Agent, apply the funds derived from the foreclosure upon the Disposed Assets to the purchase of “export performances” of Brazilian trading companies, for the purpose of exporting products on the account and order of the Fiduciary Seller, in order to satisfy possible debts owed to the Lending Banks under the terms of the Export Prepayment.
Any notification transmitted by the Guarantee Agent informing that an Event of Default has taken place and is pending, or has ceased, shall have a conclusive character in relation to the Grantor and any third party.
The terms initiated with capital letters herein, but not defined, shall have the same meanings defined in the Agreement.
The powers granted hereby are in addition to the powers granted by the Grantor to the Guarantee Agent in the manner set forth in the Agreement, not cancelling or revoking any of the said powers.
This power of attorney is granted pro se, under the terms of Article 685 of the Civil Code, as a condition of the Agreement and as a means of performance of the obligations set forth therein and, in accordance with the provisions of Article 684 of the Brazilian Civil Code, it shall be irrevocable and shall remain in force until the Agreement expires, in accordance with its terms and conditions.
Any successor of the Guarantee Agent shall automatically succeed to the rights of the Guarantee Agent hereby granted.
São Paulo, [•]

Angélica Agroenergia Ltda.

Name:	Name:
Office:	Office:

ANNEX J
FORM OF COMPLIANCE CERTIFICATE
COMPLIANCE CERTIFICATE
[DATE]
To: Banco Rabobank International Brasil S.A.
       As Administrative Agent
       Av. Nações Unidas No. 12.995, 7° andar
       São Paulo, SP Brazil
     I refer to the Export Prepayment Finance Agreement (as from time to time amended, varied, novated or supplemented, the “Export Prepayment Finance Agreement”), dated as of July 13, 2007, among Angélica Agroenergia Ltda., as the Borrower; Rabobank Curaçao N.V., as the Paying Agent, the Collection Account Agent and the Lead Arranger; Banco Rabobank International Brasil S.A. as the Administrative Agent and the Collateral Agent; and the Guarantors and Banks parties thereto. Capitalized terms used herein unless otherwise defined herein shall have the meanings assigned to them in the Export Prepayment Finance Agreement.
     I am a                      [title] of the Borrower and hereby certify in this certificate (this “Certificate”) as follows:
(1)	I am duly authorized to give this Certificate.

(2)	Default: The information contained on Schedule A hereto is true, correct and complete and no Default has occurred and is continuing [(except for [describe default in reasonable detail and the action that the Borrower has taken or proposes to take with respect thereto])].

(3)	Covenants and Representations and Warranties: As of the date hereof the Borrower and the Guarantors are in full compliance with all covenants applicable to them under the Credit Documents and all representations and warranties thereof contained in the Credit Documents and any certificates, statements or other documents delivered pursuant thereto are true and correct as of this date.

Name:
Title:	Chief Financial Officer

Schedule A to Compliance Certificate
Entries on this Schedule A represent descriptive references only to the corresponding components set forth in the relevant sections of the Export Prepayment Finance Agreement (and the definitions therein ancillary thereto). This Certificate relates to the fiscal year of the Borrower and the other members of the Group ended on December 31, [        ].
Section 5(n) of the Export Prepayment Finance Agreement (show detailed calculations):
(i)	The Borrower:
(A)	the Liquidity Ratio of [*]; and

(B)	the Debt Service Coverage Ratio of [*].
(ii)	The Group:
(A)	the Liquidity Ratio of [*];

(B)	the Net Bank Debt/EBITDA Ratio of [*]; and

(C)	the Interest Coverage Ratio of [*].

148